                                                               EXHIBIT 10.42
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                                    REVOLVING
                                CREDIT AGREEMENT



                                      AMONG


                        ARDEN REALTY LIMITED PARTNERSHIP,
                         A MARYLAND LIMITED PARTNERSHIP,
                                  AS BORROWER,


                                       AND


                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
             COMMERZBANK AG, LOS ANGELES BRANCH, DRESDNER BANK AG,
                    NEW YORK BRANCH AND GRAND CAYMAN BRANCH,
     FLEET NATIONAL BANK, KEYBANK NATIONAL ASSOCIATION, MANUFACTURERS BANK,
                         UNION BANK OF CALIFORNIA, N.A.,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                                AND PNC BANK, NA
                          TOGETHER WITH THOSE ASSIGNEES
                        BECOMING PARTIES HERETO PURSUANT
                          TO SECTION 12.20, AS LENDERS,


                                       AND


                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    AS AGENT


                          Dated as of December 17, 1996


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.1  Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2  Computation of Time Periods. . . . . . . . . . . . . . . . . . . . .33
     1.3  Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33

ARTICLE 2  ADVANCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     2.1  Loan Advances and Repayment. . . . . . . . . . . . . . . . . . . . .33
     2.2  Authorization to Obtain Advances . . . . . . . . . . . . . . . . . .38
     2.3  Lenders' Accounting. . . . . . . . . . . . . . . . . . . . . . . . .39
     2.4  Interest on the Advances . . . . . . . . . . . . . . . . . . . . . .39
     2.5  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
     2.6  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
     2.7  Notice of Increased Costs. . . . . . . . . . . . . . . . . . . . . .47
     2.8  Voluntary Termination or Reduction of Commitments. . . . . . . . . .48

ARTICLE 3  BORROWING BASE PROPERTIES . . . . . . . . . . . . . . . . . . . . .48
     3.1  Conditions to Classification of Borrowing Base
          Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
     3.2  Release of Borrowing Base Properties . . . . . . . . . . . . . . . .53
     3.3  Borrowing Base Determinations. . . . . . . . . . . . . . . . . . . .54
     3.4  Covenants Relating to Borrowing Base Properties. . . . . . . . . . .54

ARTICLE 4  CONDITIONS TO ADVANCES. . . . . . . . . . . . . . . . . . . . . . .56
     4.1  Conditions to Initial Advances . . . . . . . . . . . . . . . . . . .56
     4.2  Conditions Precedent to All Advances . . . . . . . . . . . . . . . .58

ARTICLE 5  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . .59
     5.1  Representations and Warranties as to Borrower, Etc.. . . . . . . . .59
     5.2  Representations and Warranties as to the REIT. . . . . . . . . . . .66

ARTICLE 6  REPORTING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .70
     6.1  Financial Statements and Other Financial and
          Operating Information. . . . . . . . . . . . . . . . . . . . . . . .70
     6.2  Environmental Notices. . . . . . . . . . . . . . . . . . . . . . . .78
     6.3  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . .78

ARTICLE 7  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . .79
     7.1  With Respect to Borrower . . . . . . . . . . . . . . . . . . . . . .79
     7.2  With Respect to the REIT . . . . . . . . . . . . . . . . . . . . . .82

ARTICLE 8  NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . .83
     8.1  With Respect to all Parties. . . . . . . . . . . . . . . . . . . . .83
     8.2  Amendment of Constituent Documents . . . . . . . . . . . . . . . . .85
     8.3  Minimum Ownership Interest of Richard Ziman. . . . . . . . . . . . .86
     8.4  Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . .86
     8.5  Margin Regulations . . . . . . . . . . . . . . . . . . . . . . . . .86
     8.6  Organization of Borrower, Etc. . . . . . . . . . . . . . . . . . . .86
     8.7  With Respect to the REIT . . . . . . . . . . . . . . . . . . . . . .87

ARTICLE 9  FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .87
     9.1  Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . .87
     9.2  Maximum Total Liabilities to Gross Asset Value . . . . . . . . . . .88
     9.3  Minimum Interest Coverage Ratio. . . . . . . . . . . . . . . . . . .88
     9.4  Minimum Fixed Charge Coverage Ratio. . . . . . . . . . . . . . . . .88
     9.5  Minimum Unencumbered Pool. . . . . . . . . . . . . . . . . . . . . .88
     9.6  Minimum Unsecured Interest Expense Coverage. . . . . . . . . . . . .88
     9.7  Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . . .88
     9.8  Investments; Asset Mix . . . . . . . . . . . . . . . . . . . . . . .88

ARTICLE 10  EVENTS OF DEFAULT; RIGHTS AND REMEDIES . . . . . . . . . . . . . .90
     10.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . .90
     10.2  Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . .94

ARTICLE 11  AGENCY PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . .96
     11.1  Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . .96
     11.2  Nature of Duties. . . . . . . . . . . . . . . . . . . . . . . . . .96
     11.3  Disbursements of Advances . . . . . . . . . . . . . . . . . . . . .97
     11.4  Distribution and Apportionment of Payments. . . . . . . . . . . . .98
     11.5  Rights, Exculpation, Etc. . . . . . . . . . . . . . . . . . . . . 100
     11.6  Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
     11.7  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . 101
     11.8  Agent Individually. . . . . . . . . . . . . . . . . . . . . . . . 101
     11.9  Successor Agent; Resignation of Agent; Removal of Agent . . . . . 101
     11.10  Consent and Approvals. . . . . . . . . . . . . . . . . . . . . . 102
     11.11  Agency Provisions Relating to Collateral . . . . . . . . . . . . 104
     11.12  Lender Actions Against Collateral. . . . . . . . . . . . . . . . 107
     11.13  Ratable Sharing. . . . . . . . . . . . . . . . . . . . . . . . . 107

     11.14  Delivery of Documents. . . . . . . . . . . . . . . . . . . . . . 108
     11.15  Notice of Events of Default. . . . . . . . . . . . . . . . . . . 109

ARTICLE 12  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . 109
     12.1  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
     12.2  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
     12.3  Change in Accounting Principles and "Funds
           from Operations" Definition . . . . . . . . . . . . . . . . . . . 111
     12.4  Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . . 112
     12.5  Independence of Covenants . . . . . . . . . . . . . . . . . . . . 114
     12.6  Notices and Delivery. . . . . . . . . . . . . . . . . . . . . . . 114
     12.7  Survival of Warranties, Indemnities and Agreements. . . . . . . . 115
     12.8  Failure or Indulgence Not Waiver; Remedies Cumulative . . . . . . 115
     12.9  Marshaling; Recourse to Security; Payments Set Aside. . . . . . . 115
     12.10  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . 115
     12.11  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
     12.12  Governing Law; Waiver. . . . . . . . . . . . . . . . . . . . . . 116
     12.13  Limitation of Liability. . . . . . . . . . . . . . . . . . . . . 116
     12.14  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . 116
     12.15  Consent to Jurisdiction and Service of
            Process: Waiver of Jury Trial. . . . . . . . . . . . . . . . . . 116
     12.16  Counterparts; Effectiveness; Inconsistencies . . . . . . . . . . 117
     12.17  Performance of Obligations . . . . . . . . . . . . . . . . . . . 117
     12.18  Construction . . . . . . . . . . . . . . . . . . . . . . . . . . 118
     12.19  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . 118
     12.20  Assignments and Participations . . . . . . . . . . . . . . . . . 118


                         LIST OF EXHIBITS AND SCHEDULES

Exhibits:

A         -    Form of Assignment and Assumption Agreement
B         -    Form of Borrowing Base Certificate
C         -    Form of Compliance Certificate
D         -    Form of Deed of Trust
E         -    Form of Environmental Indemnity
F         -    Form of Fixed Rate Notice

G         -    Form of Guaranty
H         -    Form of Line A Note
I         -    Form of Line B Note
J         -    Form of Notice of Borrowing
K         -    Form of Solvency Certificate


Schedules:

1.1       -    List of Predecessor Entity Properties
5.1(c)    -    Ownership of Borrower
5.1(j)    -    List of Litigation
5.1(s)    -    Environmental Matters
5.1(t)    -    Contractual Obligations Not Terminable in 30 Days
5.1(w)    -    Management Agreements
5.2(l)    -    Benefit Plans
9.5       -    List of Unencumbered Assets

The Company hereby agrees to furnish supplementally the omitted exhibits and schedules to the Commission upon request.

                           REVOLVING CREDIT AGREEMENT


          THIS REVOLVING CREDIT AGREEMENT is dated as of December 17, 1996 (as amended, supplemented or modified from time to time, the "Agreement"), and is among ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Borrower"), each of the Lenders, as hereinafter defined, and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), in its capacity as agent acting in the manner described in ARTICLE 11 and as a Lender.

          NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS


        1.1 CERTAIN DEFINED TERMS.   The following terms used in this Agreement
shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

          "ACCOUNTANTS" means any (i) "big six" accounting firm or (ii) another firm of certified public accountants of recognized national standing selected by Borrower and acceptable to Agent.

          "ACQUISITION PRICE" means the aggregate purchase price for an asset, including bona fide purchase money financing provided by the seller and all other Indebtedness encumbering such asset at the time of acquisition.

          "ADVANCE" means either a Line A Advance or a Line B Advance.

          "AFFILIATES" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that
Person.   For purposes of
this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise, or (b) the ownership of ten percent (10%) or more of the outstanding general partnership or other ownership interests of such Person.

          "AGENT" means Wells Fargo in its capacity as agent for the Lenders under this Agreement, and any successor Agent appointed pursuant hereto.

          "APPRAISAL" means a written appraisal prepared by an independent MAI appraiser engaged by and acceptable to Agent and subject to Agent's customary independent appraisal requirements and prepared in compliance with all applicable regulatory requirements, including FIRREA.

          "APPRAISED VALUE" means, as to any Borrowing Base Property, the as-is fair market value of such Borrowing Base Property as reflected in the then most recent Appraisal of such Borrowing Base Property as the same may have been adjusted by Agent's internal appraisal review department. For purposes of this definition, "fair market value" shall mean the highest price in terms of money which a property will bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably in a arms-length transaction, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (i) buyer and seller are typically motivated;
(ii) buyer and seller are well-informed or well-advised and each is acting in what it considers its own best interest; (iii) a reasonable time is allowed for exposure in the open market; (iv) payment is made in cash or its equivalent;
(v) financing, if any, is on terms generally available in the community as of the specified date and typical for the property type in its locale; and (vi) the price represents a normal consideration for the property sold unaffected by special financing amounts and/or terms, services, fees, costs or credits incurred in the transaction.

          "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption Agreement in the form of EXHIBIT A hereto (with blanks appropriately filled in) delivered to Agent in connection with each assignment of a Lender's interest under this Agreement pursuant to SECTION 12.20.

          "BASE RATE" means, on any day, the higher of (a) the rate of interest per annum established from time to time by Agent at its principal office in San Francisco, California, and designated as its prime rate as in effect on such day and (b) the Federal Funds Rate in effect on such day PLUS one-half of one percent (0.5%) per annum.

          "BASE RATE ADVANCE" means an Advance bearing interest at the Base
Rate.

          "BBP LEASE" means a tenant lease of a Borrowing Base Property.

          "BENEFIT PLAN" means any employee pension benefit plan as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which a Person or an ERISA Affiliate is, or within the immediately preceding five (5) years was, an "employer" as defined in Section 3(5) of ERISA.

          "BORROWER" means Arden Realty Limited Partnership, a Maryland limited partnership.

          "BORROWING BASE" means the sum of the Borrowing Base Values of the Borrowing Base Properties; provided, however, that no Borrowing Base credit will be given for the Borrowing Base Value of any Borrowing Base Property to the extent such Borrowing Base Value exceeds twenty-five percent (25%) of the Borrowing Base, unless otherwise approved by Requisite Lenders.

          "BORROWING BASE CERTIFICATE" means a report in the form  of EXHIBIT B.

          "BORROWING BASE PROPERTIES" means Wholly-Owned Real Properties, as to which all of the conditions contained in SECTION 3.1 have been satisfied or waived by Requisite Lenders.

          "BORROWING BASE PROPERTY STATEMENTS" has the meaning given to such term in SECTION 6.1(f).

          "BORROWING BASE VALUE" means, at any time as to any Borrowing Base Property, THE LOWER OF:

          (a) sixty percent (60%) of the Appraised Value of such Borrowing Base Property in the case of Office Properties, MINUS the then unpaid principal amount of any assessments or similar monetary obligations imposed upon such Borrowing Base Property (provided that there shall be no deduction for assessments or similar obligations if and to the extent the amount thereof has been appropriately deducted in the determination of Appraised Value); and

          (b) An amount equal to seventy-seven percent (77%) (being the quotient of 1.00 DIVIDED by 1.30) of the difference of (i) Property NOI for the four most recently ended Fiscal Quarters minus (ii) Capital Expenditure Reserve for such Borrowing Base Property for the four most recently ended Fiscal Quarters preceding the date of determination, DIVIDED BY the constant annual percentage (expressed as a decimal) which would then be applicable to a loan bearing interest during the term thereof at a fixed rate equal to the greater of eight percent (8.00%) or two percent (2.00%) in excess of the then prevailing yield (as published in THE WALL STREET JOURNAL) for "on the run" (i.e., the most recently auctioned) 10-year United States Treasury Notes and amortizing in equal annual payments of principal and interest over a period of twenty-five (25) years, provided that if the regular quarterly auction of 10-year United States Treasury Notes is changed so that such auctions are less frequent or discontinued, then the aforesaid rate will be the yield for United States Treasury obligations having a constant maturity of 10 years as most recently published in the Federal Reserve Statistical Release H.15 (519) Selected Interest Rates or successor publication.

Notwithstanding the foregoing, if such Borrowing Base Property has not been owned by the Borrower or a Predecessor Entity for at least four (4) full Fiscal Quarters the following shall apply: (i) if such Borrowing Base Property has been owned by the Borrower or a Predecessor Entity for at least two (2) Fiscal Quarters, then, for purposes of clause (b), above, Property NOI and Capital Expenditure Reserve shall be calculated based on data, which shall be annualized, from the Fiscal Quarters during which such Borrowing Base Property was owned by such party or parties and (b) if such Borrowing Base Property has been owned by the Borrower or a Predecessor Entity for less than two (2) Fiscal Quarters, then the Borrowing Base Value of such Borrowing Base Property shall be determined pursuant to only clause (a) above.

          "BUSINESS DAY" means (a) with respect to any Advance, payment or rate determination of LIBOR Advances, a day, other than a Saturday or Sunday, on which Agent is open for business in San Francisco and on which dealings in Dollars are carried on in the London interbank market, and (b) for all other purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California, or is a day on which banking institutions located in California are required or authorized by law or other governmental action to close.

          "CAPITAL EXPENDITURE RESERVE" means, as applied to any Borrowing Base Property, the product of (i) $1.25 per annum, multiplied by (b) the gross leasable area, measured in square feet, of the Office Property which is part of such Borrowing Base Property. The capital expenditures upon which the $1.25 per annum amount is based include expenditures for tenant improvements, leasing commissions and other nonrevenue enhancing capital expenditures.

          "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of a Person under any Capital Lease.

          "CAPITALIZED LOAN FEES" means, with respect to the REIT and any Consolidated Entity, and with respect to any period, (a) any up-front, closing or similar fees paid by such Person in connection with the incurring or refinancing of Indebtedness during such period and (b) all other costs incurred in connection with the incurring or refinancing of Indebtedness during such period, including, without limitation, appraisal fees paid to lenders, costs and expenses incurred in connection with Swap Agreements, phase 1 environmental report review fees paid to lenders and legal fees, in each of the foregoing cases, that are capitalized on the balance sheet of such Person and amortized over the term of such Indebtedness.

          "CAPITAL STOCK" means, with respect to any Person, all (i) shares, interests, participations or other equivalents (howsoever designated) of capital stock or partnership or other equity interests of such Person and (ii) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any such capital stock or partnership or other equity interests of such Person. The term "Capital Stock" includes the Partnership Units of the Borrower.

          "CASH" means, when used in connection with any Person, all monetary and nonmonetary items owned by that Person that are treated as cash in accordance with GAAP, consistently applied, less all liabilities for tenant deposits held by that Person.

          "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof;
(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of Standard & Poor's Ratings Services, a Division of the McGraw Hill Companies, Moody's Investors Services, Inc., Duff and Phelps, or Fitch Investors (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Agent) and not listed for possible down-grade in Credit Watch published by Standard & Poors Corporation;
(c) commercial paper, other than commercial paper issued by Borrower or any of its Affiliates, maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Ratings Services, a Division of the McGraw Hill Companies, or Moody's Investors Services, Inc. (or, if at any time neither Standard & Poor's nor Moody's Investors Services, Inc. shall be rating such obligations, then the highest rating from such other nationally recognized rating services as may be acceptable to Agent); and (d) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof, overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments issued, in each case, by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada which at the time of acquisition (A) has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior unsecured debt obligations of not less than Baa-2 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to Agent and (B) has total assets in excess of Ten Billion Dollars ($10,000,000,000).

          "CITY NATIONAL BANK LOAN" means a loan to be made by City National Bank to Borrower in a committed principal amount which shall not exceed $10,000,000.

          "CLOSING DATE" means the date on which the applicable conditions contained in SECTIONS 4.1 and 4.2 are satisfied or waived. Within five
(5) Business Days of the occurrence thereof, the Agent shall deliver written notice to the Borrower and the Lenders confirming the date on which the Closing Date occurs.

          "CMBS ENTITIES" means, collectively, one or more entities formed or to be formed by the REIT or Borrower in connection with the issuance of commercial mortgage-backed securities.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL" means all of the collateral covered by the Security Documents.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMMITMENT" means, with respect to any Lender, such Lender's Pro Rata Share of $150,000,000 or such lesser sum representing the maximum amount of Advances which may be outstanding at any time as a result of the operation of
SECTION 2.7 or SECTION 2.8, which amount shall not exceed the principal amounts set out under such Lender's name under the heading "Loan Commitment" on the signature pages attached to this Agreement or as set forth on an Assignment and Assumption executed by such Lender, as assignee.

          "COMPLIANCE CERTIFICATE" means a certificate in the form of EXHIBIT C hereto delivered to Agent by Borrower pursuant to SECTION 6.1(d) or other provision of this Agreement and covering compliance with the covenants contained in SECTION 8.3 and ARTICLE 9.

          "CONSOLIDATED ENTITY" means, collectively, (i) the Borrower and
(ii) any other Person the accounts of which are consolidated with those of the REIT in the consolidated financial statements of the REIT in accordance with GAAP.

          "CONSTRUCTION IN PROGRESS" means land on which Borrower has commenced, and is diligently proceeding with, the construction of an Office Property. If, after Borrower has commenced the construction of an Office Property, such construction ceases for 45 or more consecutive days, such land shall cease to be Construction in Progress and shall become Land until Borrower starts construction of the Office Property again.

          "CONTAMINANT" means any pollutant (as that term is defined in 42 U.S.C. 9601(33)) or toxic pollutant (as that term is defined in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6903(5)), radioactive material, special waste, petroleum (including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof), any constituent of any such substance or waste, including, but not limited to, polychlorinated biphenyls and asbestos, or any other substance or waste deleterious to the environment the release, disposal or remediation of which is now or at any time becomes subject to regulation under any Environmental Law.

          "CONTRACTUAL OBLIGATION" as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).

          "CONTRIBUTION AGREEMENT" means (i) that certain Contribution Agreement made as of October 9, 1996, by and among Richard S. Ziman, an individual, Montour Realty Associates, a California general partnership, Metropolitan Falls Partners, a California general partnership, Intercity Building Associates, a California general partnership, Victor J. Coleman, an individual, Coleman Enterprises, Inc., a California corporation, Ziman Realty Partners, a California general partnership, Broad Base Investments II, LLC, a Nevada limited liability company, Michele Byer, individually and as trustee of the Michele Byer Trust, a revocable inter vivos trust dated September 20, 1996, Anaheim Properties LLC, a California limited liability company, Arden Century Associates, a California general partnership, Arden Sawtelle Associates, a California general partnership, the REIT and Borrower and (ii) any other agreement between the Borrower and a CMBS Entity providing for contribution by the Borrower of certain contributions it receives from its limited partners with respect to Debt of the CMBS Entity and on substantially similar terms as the Contribution Agreement described in the foregoing clause (i). Borrower shall deliver to Agent a copy of each Contribution Agreement entered into after the date of this Agreement.

          "COURT ORDER" means any judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority binding upon the Person in question.

          "DEBT" means, with respect to any Person, without duplication, the principal amount of (a) its liabilities for borrowed money, (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable in the ordinary course of business, but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any property), (c) its Capitalized Lease Obligations, (d) any liabilities for borrowed money secured by a Lien with respect to any property owned by such Person (whether or not it is assumed by such Person or such Person otherwise becomes liable for such liabilities), (e) all liabilities with respect to any unreimbursed draws on letters of credit and (f) any Guaranty of such Person with respect to any of the foregoing.

          "DEBT SERVICE" means, for any period, Interest Expense for such period PLUS scheduled principal amortization (I.E., excluding any balloon or bullet payment due at maturity) for such period on all Debt of the REIT and the Consolidated Entities and on the REIT's and the Consolidated Entities' pro rata share of all Debt of each Unconsolidated Joint Venture. For purposes of the foregoing definition, the REIT's and the Consolidated Entities' pro rata share of such Debt shall be deemed to be equal to the product of (i) such Debt, multiplied by (ii) the percentage of the total outstanding

Capital Stock of such Unconsolidated Joint Venture held by the REIT or any Consolidated Entity, expressed as a decimal.

          "DEED OF TRUST" means a deed of trust with absolute assignment of leases and rents, security agreement and fixture filing in the form of EXHIBIT D.

          "DEFAULTING LENDER" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from Agent.

          "DEPRECIATION AND AMORTIZATION EXPENSE" means (without duplication), for any period, the sum for such period of (i) total depreciation and amortization expense, whether paid or accrued, of the REIT and the Consolidated Entities, plus (ii) the REIT's and any Consolidated Entity's pro rata share of depreciation and amortization expenses of Unconsolidated Joint Ventures. For purposes of this definition, the REIT's pro rata share of depreciation and amortization expense of any Unconsolidated Joint Venture shall be deemed equal to the product of (i) the depreciation and amortization expense of such Unconsolidated Joint Venture, multiplied by (ii) the percentage of the total outstanding Capital Stock of such Unconsolidated Joint Venture held by the REIT or any Consolidated Entity, expressed as a decimal.

          "DESIGNATED MARKET" means, with respect to any LIBOR Advance, the London interbank LIBOR market or such other interbank LIBOR market as may be designated in writing from time to time by the Requisite Lenders.

          "DISQUALIFIED STOCK" means any capital stock, warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible, or exchangeable, for capital stock), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable prior to the Maturity Date, pursuant to a sinking fund obligation or otherwise, or is or may be redeemable at the option of the holder thereof, in whole or in part, prior to the Maturity Date. Borrower's Partnership Units shall not be considered Disqualified Stock.

          "DOL" means the United States Department of Labor and any successor department or agency.

          "DOLLARS" AND "$" means the lawful money of the United States of America.

          "EBITDA" means, for any period, Net Income, plus (without duplication)
(a) Interest Expense, (b) Tax Expense, (c) Depreciation and Amortization Expense and (d) cash dividends and distributions actually received by the REIT or any Consolidated Entity from any Unconsolidated Joint Venture, in each case for such period.

          "ENVIRONMENTAL INDEMNITY" means an environmental indemnity in the form of EXHIBIT E.

          "ENVIRONMENTAL LAWS" has the meaning set forth in SECTION 5.1(s).

          "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA AFFILIATE" means, with respect to any Person, any
(a) corporation which is, becomes, or is deemed to be a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership, trade or business (whether or not incorporated) which is, becomes or is deemed to be under common control (within the meaning of Section 414(c) of the Code) with such Person, (c) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the

Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, Person which is, becomes or is deemed to be a member of the same "affiliated service group" (as defined in Section 414(m) of the Code) as such Person, or (d) solely for purposes of potential liability under
Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, other organization or arrangement described in Section 414(o) of the Code which is, becomes or is deemed to be required to be aggregated pursuant to regulations issued under Section 414(o) of the Code with such Person pursuant to
Section 414(o) of the Code.

          "EVENT OF DEFAULT" means any of the occurrences so defined in
ARTICLE 10.

          "EXTENSION FEE" has the meaning given to such term in
SECTION 2.1(e)(viii).

          "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

          "FEDERAL FUNDS RATE" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal Funds transactions in New York City selected by the Agent. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

          "FINANCING STATEMENT" has the meaning given to such term in
SECTION 3.1(f)(ii).

          "FIRREA" means the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time.

          "FISCAL QUARTER" means each three-month period ending on March 31, June 30, September 30 and December 31; provided, however, that notwithstanding the foregoing, the first "Fiscal Quarter" of the REIT and the Consolidated Entities ending after the date of this Agreement shall be the period commencing on October 9, 1996 and ending on December 31, 1996.


          "FISCAL YEAR" means the fiscal year of Borrower which shall be the twelve (12) month period ending on the last day of December in each year.

          "FIXED CHARGE COVERAGE RATIO" means, at any time, the ratio of
(i) EBITDA for the Fiscal Quarter then most recently ended (or, if shorter, for the period from the Closing Date to the end of such period), to (ii) Fixed Charges for such period.

          "FIXED CHARGES" means, for any period, the sum of the amounts for such period of (i) scheduled payments of principal of Debt of the REIT and the Consolidated Entities (other than any payment of the entire unpaid balance of any such Debt at its final maturity or balloon payment, referred to herein as a "BULLET PAYMENT"), (ii) the REIT's pro rata share of scheduled payments of principal of Debt of Unconsolidated Joint Ventures (other than bullet payments) that does not otherwise constitute Debt of and is not otherwise recourse to the REIT and the Consolidated Entities or their assets, (iii) Interest Expense,

(iv) an amount equal to $0.3125 per quarter, multiplied by the weighted average gross leasable area, measured in square feet and weighted by acquisition date, of all Real Properties held by the REIT or any of the Consolidated Entities,
(v) the REIT's pro rata share of an amount equal to the product (the "Clause (v) Product") of $0.3125 per quarter, multiplied by the weighted average gross leasable area, measured in square feet and weighted by acquisition date, of all Real Properties held by Unconsolidated Joint Ventures and (vi) Tax Expense, in each case, at the end of such period. For purposes of clause (ii), the REIT's pro rata share of payments by any Unconsolidated Joint Venture shall be deemed equal to the product of (a) the payments made by such Unconsolidated Joint Venture, multiplied by (b) the percentage of the total outstanding Capital Stock of such Unconsolidated Joint Venture held by the REIT or any Consolidated Entity, expressed as a decimal. For purposes of clause (v), the REIT's pro rata share of the Clause (v) Product shall be deemed equal to the product of (a) the Clause (v) Product, multiplied by (b) the percentage of the total outstanding Capital Stock of such Unconsolidated Joint Ventures held by the REIT or any Consolidated Entity, expressed as a decimal.

          "FIXED RATE NOTICE" means, with respect to a LIBOR Advance pursuant to
SECTION 2.1(b), a notice substantially in the form of EXHIBIT F.

          "FIXED RATE PRICE ADJUSTMENT" has the meaning given to such term in
SECTION 2.4(h)(iii).

          "FUNDING DATE" means, with respect to any Advance, the date of the funding of such Advance.

          "FUNDS FROM OPERATIONS" shall be interpreted consistently with the NAREIT Definition and, subject to SECTION 12.3, shall mean, for any period, net income for such period excluding gains (or losses) from debt restructuring and sales of Real Property, plus the portion of Depreciation and Amortization Expenses during such period which is attributable to Real Property, and after adjustments for Unconsolidated Joint Ventures shall be calculated to reflect funds from operations on the same basis.)

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GROSS ASSET VALUE" means, as of the date of determination, the sum of (without duplication):

         (i) the product of (x) EBITDA of the REIT and the Consolidated Entities for the fiscal period consisting of the Fiscal Quarter most recently ended (less EBITDA attributable to Real Property acquired during such Fiscal Quarter or the immediately preceding Fiscal Quarter from persons other than Predecessor Entities), multiplied by 4, multiplied by (y) 9.1743;

         (ii) Cash and Cash Equivalents held by the REIT and the Consolidated Entities on the last day of such most recently ended Fiscal Quarter; and

         (iii) ninety percent (90%) of the Acquisition Price for Real Property acquired (from persons other than Predecessor Entities) during such Fiscal Quarter or the immediately preceding Fiscal Quarter.

         "GUARANTY" means a guaranty of payment in the form of EXHIBIT G.

         "GUARANTY OBLIGATION" means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, INCLUDING any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected or disclosed in the consolidated financial statements (or notes thereto) of the REIT.

         "INDEBTEDNESS" means, as to any Person (without duplication), (a) all indebtedness, obligations or other liabilities of such Person for borrowed money, whether or not subordinated and whether with or without recourse beyond any collateral security, (b) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments, (c) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account,
(d) all obligations of such Person to pay the deferred purchase price of Property or services, (e) the principal portion of Capital Lease Obligations of such Person set forth in the financial statements of such Person and, with respect to each operating lease, including all ground leases to the extent not treated as Capital Leases, the present value of all rental payments due over the remaining term of such lease (using a discount rate of 10%), PROVIDED, HOWEVER, that, to the extent any ground lease payment has been deducted in determining Net Income, then such present value shall not be counted as Indebtedness in calculating the ratio set forth in
Section 9.2, (f) all Guaranty Obligations of such Person, (g) all Contractual Obligations of such Person, (h) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person (including, without limitation, the principal amount of any assessment or similar indebtedness encumbering any property), (i) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of foreign currency exchange agreements,
(j) ERISA obligations currently due and payable, (k) as applied to the REIT and the Consolidated Entities, all indebtedness, obligations or other liabilities of Unconsolidated Joint Ventures which are recourse to the REIT and/or any of the Consolidated Entities, (l) the REIT's and Consolidated Entities' pro rata share of Nonrecourse Debt of Joint Ventures, (m) the amount which would be owed by such Person to any counterparty under any Swap Agreement(s) in the event such Swap Agreement(s) were terminated as of any date of determination of Indebtedness, (n) improvement and assessment district taxes (including, without limitation, taxes under the Mello-Roos Community Facilities Act of 1982,) assessed or otherwise due with respect to any Property of such Person, and
(o) without duplication or limitation, all liabilities and other obligations included in the financial statements (or notes thereto) of such Person as prepared in accordance with GAAP. For purposes of clause (l), the REIT's and the Consolidated Entities' pro rata share of Nonrecourse Debt of any Joint Venture shall be deemed to be equal to the product of (i) the Nonrecourse Debt of such Joint Venture, multiplied by (ii) the percentage of the total outstanding Capital Stock of such Joint Venture held by the REIT or any Consolidated Entity, expressed as a decimal. With respect to any agreement entered into by such Person to purchase Real Property, "Indebtedness" shall not include any amount in excess of the amount (if any) which such Person is obligated to pay as liquidated damages under such agreement in the event such Person breaches its obligation to purchase such Real Property.

         "INTANGIBLE ASSETS" means assets that are considered intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents and Capitalized Loan Fees (other than capitalized interest with respect to construction in progress).

         "INTEREST COVERAGE RATIO" means, at any time, the ratio of (i) EBITDA for the Fiscal Quarter then most recently ended (or, if shorter, for the period from the Closing Date to the end of such period), to (ii) Interest Expense for such period.

         "INTEREST EXPENSE" means, for any period, the sum (without duplication) for such period of (i) total interest expense, whether paid or accrued, of the REIT and the Consolidated Entities and the portion of any Capitalized Lease Obligations allocable to interest expense during such period, including the REIT's and each Consolidated Entity's share of interest expenses in Unconsolidated Joint Ventures but excluding amortization or writeoff of debt discount and expense (except as provided in clause (ii) below),
(ii) amortization of costs related to Swap Agreements, (iii) capitalized interest, (iv) amortization of Capitalized Loan Fees, (v) to the extent not included in clauses (i), (ii), (iii) and (iv), the REIT's and each Consolidated Entity's pro rata share of interest expense and other amounts of the type referred to in such clauses of the Unconsolidated Joint Ventures, and
(vi) interest incurred on any liability or obligation that constitutes a Guaranty Obligation of the REIT or any Consolidated Entity. For purposes of clause (v), the REIT's and such Consolidated Entity's pro rata share of interest expense or other amount of any Unconsolidated Joint Venture shall be deemed equal to the product of (a) the interest expense or other relevant amount of such Unconsolidated Joint Venture, multiplied by (b) the percentage of the total outstanding Capital Stock of such

Unconsolidated Joint Venture held by the REIT or such Consolidated Entity, expressed as a decimal.

         "INTEREST PERIOD" means, with respect to each LIBOR Advance, a period commencing on a Business Day and ending one (1), two (2), three (3) or six (6) months thereafter, as specified by the Borrower pursuant to SECTION 2.1(b), PROVIDED that any such period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such period shall end on the immediately preceding Business Day.

         "INVESTMENT" means, with respect to any Person, (i) any direct or indirect purchase or other acquisition by that Person of stock or securities, or any beneficial interest in stock or other securities, of any other Person, any partnership interest (whether general or limited) in any other Person, or all or any substantial part of the business or assets of any other Person, (ii) any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "INVESTMENT MORTGAGES" mean mortgages or deeds of trust securing indebtedness owned by Borrower.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "JOINT VENTURE" means a joint venture, partnership, limited liability company, business trust or similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

         "LAND" means unimproved (except as otherwise provided in the definition of "Construction in Progress") land. "Land" does not include Construction in Progress.

         "LENDER TAXES" has the meaning given to such term in SECTION 2.4(g).

         "LENDERS" means Wells Fargo (for so long as it holds an interest in a Note) and any other bank, finance company, insurance or other financial institution which is or becomes a party to this Agreement by execution of a counterpart signature page hereto or an Assignment and Assumption, as assignee. At all times that there are no Lenders other than Wells Fargo, the terms "Lender" and "Lenders" means Wells Fargo (for so long as it holds an interest in a Note) in its individual capacity. With respect to matters requiring the consent to or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders".

         "LIABILITIES AND COSTS" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

         "LIBOR ADVANCE" means an Advance bearing interest at a fixed rate of interest determined by reference to the LIBOR Rate.

         "LIBOR OFFICE" means, relative to any Lender, the office of such Lender designated as such on the counterpart signature pages hereto or such other office of a Lender as designated from time to time by notice from such Lender to Agent, whether or not outside the United States, which shall be making or maintaining LIBOR Advances of such Lender.

         "LIBOR RATE" means, with respect to any LIBOR Advance, the rate per annum (determined solely by the Agent and rounded upward to the next 1/16th of one percent ) at which deposits in Dollars are offered by the Agent in the Designated Market at approximately 9:00 a.m. (California time) two (2) Business Days prior to the first day of the applicable Interest Period in an amount approximately equal to such LIBOR Advance, and for a period of time comparable to the number of days in the applicable Interest Period. The determination of the LIBOR Rate by Agent shall be conclusive in the absence of manifest error. The foregoing rate of interest shall be reserve adjusted by dividing LIBOR by one (1.00) minus the LIBOR Reserve Percentage, with such quotient to be rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%). All references in this Agreement or other Loan Documents to LIBOR include the aforesaid reserve adjustment.

         "LIBOR RESERVE PERCENTAGE" means, relative to any Interest Period for LIBOR Advances made by any Lender, the reserve percentage (expressed as a decimal) equal to the actual aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transactional adjustments or other scheduled changes in reserve requirements) announced within Agent as the reserve percentage applicable to Agent as specified under regulations issued from time to time by the Federal Reserve Board. The LIBOR Reserve Percentage shall be based on Regulation D of the Federal Reserve Board or other regulations from time to time in effect concerning reserves for "Eurocurrency Liabilities" from related institutions as though Agent were in a net borrowing position.

         "LIEN" means any mortgage, deed of trust, pledge, negative pledge, hypothecation, collateral assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a "true" lessor pursuant to 9408 of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

         "LINE A ADVANCE" means any advance made or to be made by any Lender to Borrower under the Line A Commitment and includes each Base Rate Advance and each LIBOR Advance relating to the Line A Commitment.

         "LINE A COMMITMENT" means $150,000,000, minus the aggregate principal amount, as of any date of determination, of outstanding Line B Advances.

         "LINE A NOTE" means the Line A Secured Promissory Note made by
Borrower to a Lender evidencing the Line A Advances under that Lender's Pro Rata Share of the Line A Commitment, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted. The Line A Notes are in the aggregate original principal amount of One Hundred Fifty Million Dollars ($150,000,000). The initial Line A Notes and any replacements thereof shall be substantially in the form of EXHIBIT H.

         "LINE B ADVANCE" means any advance made or to be made by any Lender to Borrower under the Line B Commitment and includes each Base Rate Advance and each LIBOR Advance relating to the Line B Commitment.

         "LINE B COMMITMENT" means (a) from the Closing Date through and including December 31, 1996, $100,000,000 less the aggregate principal amount, as of any date of determination, of outstanding Line A Advances and (b) after December 31, 1996, $75,000,000 less the aggregate principal amount, as of any date of determination, of outstanding Line A Advances in excess of $75,000,000.

         "LINE B NOTE" means the Line B Promissory Note made by Borrower to a Lender evidencing the Line B Advances under that Lender's Pro Rata Share of the Line B Commitment, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted. The Line B Notes are in the aggregate original principal amount of One Hundred Million Dollars ($100,000,000). The initial Line B Notes and any replacements thereof shall be substantially in the form of EXHIBIT I.

         "LOAN ACCOUNT" has the meaning given to such term in SECTION 2.3.

         "LOAN AVAILABILITY" means, as of any date of determination, the following:

         (a) as to the Line A Commitment, the difference of the (i) the lesser of the Line A Commitment or the Borrowing Base MINUS (ii) the aggregate outstanding balance of Line A Advances as of such date; and

         (b) and as to the Line B Commitment, the difference of (i) the lesser of the Line B Commitment or the amount which, when combined with all components of the unsecured Total Liabilities of the REIT and the Consolidated Entities other than outstanding Line B Advances as of such date, is equal to fifty percent (50%) of the aggregate Unencumbered Asset Value of the Unencumbered Pool MINUS (ii) the aggregate outstanding balance of Line B Advances as of such date.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Documents, the Guaranty, the Environmental Indemnities and all other agreements, instruments and documents (together with amendments and supplements thereto and replacements thereof) now or hereafter executed by the REIT or Borrower which evidence, guarantee or secure the Obligations, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

         "MAJOR AGREEMENTS" means, at any time, (a) each Major BBP Lease,
(b) each easement, covenant, condition or restriction or similar agreement encumbering or affecting a Borrowing Base Property and any adjoining property,
(c) each
management or leasing agreement with respect to a Borrowing Base Property,
(d) each ground lease affecting a Borrowing Base Property, and (e) any other agreement, contract, indenture or other document or instrument material to the operation, management and/or maintenance of a Borrowing Base Property or to the security afforded thereby if the termination thereof would have a Material Adverse Effect on Borrower or such Borrowing Base Property.

         "MAJOR BBP LEASE" means any BBP Lease with respect to ten thousand (10,000) or more gross leasable area, measured in square feet, of any Borrowing Base Property or any Property which Borrower has proposed for classification as a Borrowing Base Property pursuant to Section 3.1.

         "MATERIAL ADVERSE EFFECT" means, with respect to a Person, a material adverse effect upon the condition (financial or otherwise), operations, performance or properties of such Person. The phrase "has a Material Adverse Effect" or "will result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "has resulted, or will or could reasonably be anticipated to result, in a Material Adverse Effect", and the phrase "has no (or does not have a) Material Adverse Effect" or "will not result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "does not or will not or could not reasonably be anticipated to result in a Material Adverse Effect".

         "MATURITY DATE" has the meaning given to such term in SECTION 2.1(d).

         "MINORITY INTERESTS" means that portion of "minority interests" as set forth in the REIT's financial statements which is attributable to the ownership interest in Borrower of Persons other than the REIT.

         "MULTIEMPLOYER PLAN" means an employee benefit plan defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by a Person or an ERISA Affiliate.

         "NAREIT DEFINITION" has the meaning given to such term in
SECTION 12.3.

         "NET INCOME" means, for any period, total net income (or loss) of the REIT and the Consolidated Entities for such period, provided that there shall be excluded therefrom (i) any charge attributable to, or otherwise on account of, the Minority Interests, (ii) any income or loss attributable to extraordinary items (including, without limitation, any income or loss attributable to restructuring of Indebtedness), (iii) gains and losses from sales of assets,
(iv) the REIT's pro rata share of the income (or loss) of any Unconsolidated Joint Venture for such period, and (v) except to the extent otherwise included hereunder, the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Entity or is merged with the REIT or any Consolidated Entity or such Person's assets are acquired by the REIT or any Consolidated Entity. For purposes of this definition, the REIT's pro rata share of income (or loss) of any Unconsolidated Joint Venture shall be deemed equal to the product of (i) the income (or loss) of such Unconsolidated Joint Venture, multiplied by (ii) the percentage of the total outstanding Capital Stock of such Person held by the REIT or any Consolidated Entity, expressed as a decimal.

         "NET OFFERING PROCEEDS" means (a) all cash proceeds received by the REIT as a result of the sale of common, preferred or other classes of stock of the REIT (if and only to the extent reflected in stockholders' equity on the consolidated balance sheet of the REIT prepared in accordance with GAAP LESS customary costs, expenses and discounts of issuance paid by the REIT, all of which proceeds shall have been concurrently contributed by the REIT to Borrower as additional capital, PLUS (b) all cash and the fair market value of the net equity of all properties contributed to Borrower by one or more Persons in exchange for limited partnership interests in Borrower.

         "NON-PRO RATA ADVANCE" means an Advance with respect to which fewer than all Lenders have funded their respective Pro Rata Shares of such Advance and the failure of the non-funding Lender or Lenders to fund its or their respective Pro

Rata Shares of such Advance constitutes a breach of this Agreement.

         "NON-DISTURBANCE AGREEMENT" has the meaning given to such term in
SECTION 3.4(c).

         "NONRECOURSE DEBT" means any Debt: (a) under the terms of which the payee's remedies upon the occurrence of a default are limited to specific, identified assets of the payor which secure such Debt; and (b) for the repayment of which the payor has no personal liability beyond the loss of such specified assets, except for liability for fraud, material misrepresentations or misuse or misapplication of insurance proceeds, condemnation awards or rents, existence of hazardous waste or other customary exceptions to nonrecourse provisions.

         "NOTES" means, collectively, the Line A Notes and the Line B Notes.

         "NOTICE OF BORROWING" means, with respect to a proposed Advance pursuant to SECTION 2.1(b), a notice substantially in the form of EXHIBIT J.

         "OBLIGATIONS" means all present and future obligations and liabilities of the Borrower of every type and description arising under or in connection with this Agreement, the Notes and the other Loan Documents due or to become due to the Lenders or any Person entitled to indemnification, or any of their respective successors, transferees or assigns, whether for principal, interest, fees, expenses, indemnities or other amounts (including attorneys' fees and expenses) and whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, and whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable.

         "OFFICE PROPERTY" means any Real Property that is an office building and any related parking facility.

         "OFFICER'S CERTIFICATE" means a certificate signed by a specified officer of a Person certifying as to the matters set forth therein.

         "PARTNERSHIP UNITS" has the meaning established for that term in the Partnership Agreement of the Borrower.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

         "PERMIT" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

         "PERMITTED LIENS" mean:

         (a) Liens (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority or claims not yet due and any such taxes, assessments, charges or claims which are due if they are being contested by Borrower in accordance with
    SECTION 7.1(d);

         (b) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including without limitation surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations;

         (c) any laws, ordinances, easements, rights of way, restrictions, exemptions, reservations, conditions, limitations, covenants or other matters described as exceptions on Schedule B of the title insurance policies described in SECTION 3.1 which are delivered to and accepted by Agent in satisfaction of the applicable condition to the first Line A Advance;

         (d) Liens imposed by laws, such as mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due or are being contested as permitted under this Agreement;

         (e) any other laws, ordinances, easements, rights of way, restrictions, exemptions, reservations, conditions, limitations, covenants or other matters described as exceptions on Schedule B of the title insurance policies described in SECTION 3.1 pertaining to proposed additional Borrowing Base Properties or any other Liens which are approved by Requisite Lenders; and

         (f) rights of lessees under leases and the rights of lessors under Capital Leases.

         "PERSON" means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

         "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which Borrower or an ERISA Affiliate, as applicable, is an "employer" as defined in Section 3(5) of ERISA.

         "POST-FORECLOSURE PLAN" has the meaning given to such term in
SECTION 11.11(e).


         "PREDECESSOR ENTITY" means Arden Realty Group, Inc., a California corporation ("Arden Realty California"), or any Person who was at any time an Affiliate of Arden Realty California or any Person that owned any of the Real Properties listed on Schedule 1.1 contributed such Real Properties to the REIT or the Borrower.

         "PRICE ADJUSTMENT DATE" has the meaning given to such term in
SECTION 2.4(h)(iii).

         "PRO RATA SHARE" means, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Commitments.

         "PROCEEDINGS" means, collectively, all actions, suits and proceedings before, and investigations commenced or threatened by or before, any court or Governmental Authority with respect to a Person.

         "PROPERTY" means, as to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned and operated by such Person in the ordinary course of its business.

         "PROPERTY EXPENSES" means, for any Office Property, all operating expenses relating to such Office Property, including the following items (provided, however, that Property Expenses shall not include Debt Service, tenant improvement costs, leasing commissions, capital improvements, Depreciation and Amortization Expenses and any extraordinary items not considered operating expenses under GAAP):

              (i) all expenses for the operation of such Office Property, including any management fees payable under management contracts, landscaping costs, janitorial costs, costs for trash pickup and security costs and all insurance expenses, but not including any expenses incurred in connection with a sale or other capital or interim capital transaction;

              (ii) water charges, property taxes, sewer rents and other impositions, other than fines, penalties, interest or such impositions (or portions thereof) that are payable by reason of the failure to pay an imposition timely;

              (iii) the cost of routine maintenance, repairs and minor alterations, to the extent they can be expensed under GAAP; and

              (iv) if Borrower's interest in such Office Property is a ground leasehold interest, rents paid by Borrower under the ground lease for such Office Property.

         "PROPERTY INCOME" means, for any Office Property, all gross revenue from the ownership and/or operation of such Office Property (but excluding income from a sale or other capital item transaction), service fees and charges, all tenant expense reimbursement income payable with respect to such Office Property (but not such reimbursement for expenditures not deducted as a Property Expense), and proceeds of business interruption insurance specifically allocable to such Office Property.

         "PROPERTY NOI" means, for any Office Property for any period, (i) all Property Income for such period, minus (ii) all Property Expenses for such period.

         "PROPERTY RELEASE" has the meaning given to such term in SECTION 3.2.

         "PROTECTIVE ADVANCE" means all sums expended as determined by Agent (subject to SECTION 11.11(a)) to be necessary to: (a) protect the priority, validity and enforceability of the liens of the Deeds of Trust on, and security interests in, any Collateral and the instruments evidencing or securing the Obligations, or (b) prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value), or (c) protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in accordance with
SECTION 12.1 or post-foreclosure ownership, maintenance, operation or marketing of any Borrowing Base Property.

         "REAL PROPERTY" means each lot or parcel (or portions thereof) of real property, improvements and fixtures thereon and appurtenances thereto now or hereafter owned or leased by the Borrower or any other Consolidated Entity.

         "REGULATIONS G, T, U AND X" mean such Regulations of the Federal Reserve Board as in effect from time to time.

         "REIT" means Arden Realty, Inc., a Maryland corporation.

         "RELEASE" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

         "REMEDIAL ACTION" means any action required by applicable
Environmental Laws to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "RENT ROLL" means, with respect to any Real Property, a rent roll for such Real Property stating for each tenancy within such Real Property the identity of the lessee, the suite designation of the space leased, the gross leasable area included within such space, the date of commencement and the date of termination of such tenancy, the periods of any options to extend or terminate such tenancy, the base rent and any escalations or operating expense reimbursement payable in respect of such tenancy and the type of lease
(I.E., gross or degree to which net of expenses, taxes and other items).

         "REPORTABLE EVENT" means any of the events described in
Section 4043(b) of ERISA, other than an event for which the thirty (30) day notice requirement is waived by regulations.

         "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws, partnership agreement or other organizational or governing documents of such Person, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, FIRREA and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

         "REQUISITE LENDERS" means, collectively, Agent and Lenders whose Pro Rata Shares, in the aggregate, are at least sixty-six and two-thirds percent (66-2/3%), PROVIDED that, in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders.

         "RESPONSIBLE OFFICIAL" means (a) when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person.

         "S-11" means the Form S-11 Registration Statement under the Securities Act filed by the REIT with the Commission on July 16, 1996, as amended.

         "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificate of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations, PROVIDED that Securities shall not include Cash Equivalents, Investment Mortgages or equity investments in Unconsolidated Joint Ventures.

         "SECURITIES ACT" means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "SECURITY DOCUMENTS" means, collectively, the Deeds of Trust, the Financing Statements, and any other mortgage, deed of trust, security agreement, assignment of leases and rents, financing statement or other agreement now or hereafter executed to secure the Obligations under the Line A Commitment, including, without limitation, the Line A Notes, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

         "SENIOR LOANS" has the meaning given to such term in SECTION 11.4(b).

         "SOLVENCY CERTIFICATE" means a certificate in the form of EXHIBIT K.

         "SOLVENT" means, as to any Person at the time of determination, that such Person (a) owns Property the value of which (both at fair valuation and at present fair saleable value) is greater than the amount required to pay all of such Person's liabilities (including the probable amount of contingent liabilities and debts); (b) is able to pay all of its debts as such debts mature (including through refinancing on commercially reasonable terms); and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

          "STOCKHOLDERS' EQUITY" means, as of any date of determination, the consolidated Stockholders' Equity of the REIT as of that date determined in accordance with GAAP and shown in the financial statements of the REIT and the Consolidated Entities; provided that there shall be excluded from Stockholders' Equity any amount attributable to Disqualified Stock.

          "SUBSIDIARY" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the Securities having ordinary voting power for the election of directors or other governing body (other than Securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

          "SWAP AGREEMENT" means a written agreement between Borrower and one or more financial institutions providing for "swap", "cap", "collar", "floor," "buy down" or other interest rate protection with respect to any Indebtedness, in form and substance acceptable to Agent.

          "TANGIBLE NET WORTH" means, at any time, the Stockholders' Equity, PLUS Minority Interests, PLUS cumulative net additions of Depreciation and Amortization Expense deducted in determining income for all Fiscal Quarters ending after the Closing Date, MINUS Intangible Assets.

          "TAX EXPENSE" means (without duplication), for any period, total tax expense (if any) attributable to income and franchise taxes based on or measured by income, whether paid or accrued, of the REIT and the Consolidated Entities, including the REIT's and Consolidated Entity's pro rata share of tax expenses in the Unconsolidated Joint Venture. For purposes of this definition, the REIT's pro rata share of any such tax expense of any Unconsolidated Joint Venture shall be deemed equal to the product of (i) such tax expense of such Unconsolidated Joint Venture, multiplied by (ii) the percentage of the total outstanding Capital Stock of such Unconsolidated Joint Venture held by the REIT or any Consolidated Entity, expressed as a decimal.

          "TERMINATION EVENT" means (a) any Reportable Event, (b) the withdrawal of a Person or an ERISA Affiliate of such Person from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, (c) the occurrence of an obligation arising under
Section 4041 of ERISA of a Person or an ERISA Affiliate of such Person to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA,
(d) the institution by the PBGC of proceedings to terminate any Benefit Plan under Section 4042 of ERISA, (e) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a trustee to administer a Benefit Plan, (f) the partial or complete withdrawal of such Person or any ERISA Affiliate of such Person from a Multiemployer Plan, or (g) the adoption of an amendment by any Person or any ERISA Affiliate of such Person to terminate any Benefit Plan.

          "TITLE POLICIES" means the policies of the title insurance required for all Borrowing Base Properties pursuant to SECTION 3.1(g).

          "TOTAL LIABILITIES" means, at any time, without duplication, the aggregate amount of (i) all Indebtedness and other liabilities of the REIT and the Consolidated Entities reflected in the financial statements of the REIT or disclosed in the financial notes thereto, plus (ii) all liabilities of all Unconsolidated Joint Ventures that are otherwise recourse to the REIT or any Consolidated Entity or any of its assets or that otherwise constitute Indebtedness of the REIT or any Consolidated Entity, plus (iii) the REIT's pro rata share of all Indebtedness and other liabilities of any Unconsolidated Joint Venture not otherwise constituting Indebtedness of the REIT or any Consolidated Entity, plus (iv) all Guaranty

Obligations of the REIT and the Consolidated Entities. For purposes of clause (iii), the REIT's pro rata share of all Indebtedness and other liabilities of any Unconsolidated Joint Venture shall be deemed equal to the product of (a) such Indebtedness or other liabilities, multiplied by (b) the percentage of the total outstanding Capital Stock of such Person held by the REIT or any Consolidated Entity, expressed as a decimal. Total Liabilities shall not include Minority Interests.

          "TO THE BEST KNOWLEDGE OF" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a person other than a natural person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

          "UNCONSOLIDATED JOINT VENTURE" means any Joint Venture of the REIT or any Consolidated Entity in which the REIT or such Consolidated Entity holds any Capital Stock but which would not be combined with the REIT in the consolidated financial statements of the REIT in accordance with GAAP.

          "UNENCUMBERED ASSET VALUE" means, at any time, with respect to a specified Unencumbered Asset, (i) for Unencumbered Assets that have been Wholly-Owned by the Borrower or a Predecessor Entity for at least two full Fiscal Quarters at such time, the product of the Property NOI of such Unencumbered Assets during the period of two consecutive full Fiscal Quarters ended most recently multiplied by 2, divided by 10.9% (expressed as a decimal), or (ii) for Unencumbered Assets that have been Wholly-Owned by the Borrower or a Predecessor Entity for less than two full Fiscal Quarters at such time, an amount equal to ninety percent (90%) of the Acquisition Price for such Unencumbered Assets.

          "UNENCUMBERED ASSET" means any Real Property designated by Borrower that satisfies all of the following conditions:

            (i)  is an Office Property;

           (ii) is free and clear of any Lien, other than (a) easements, covenants, and other restrictions, charges or encumbrances not securing Indebtedness that do not interfere materially with the ordinary operations of such Real Property and do not materially detract from the value of such Real Property; (b) building restrictions, zoning laws and other Requirements of Law, and (c) leases and subleases of such Real Property in the ordinary course of business, and (d) Permitted Liens;

          (iii)  is Wholly-Owned;

           (iv)  such Real Property is not less than 70% leased;

            (v) after adding such Real Property to the Unencumbered Pool, the Real Properties in the Unencumbered Pool shall not be less than 85% leased; and

           (vi) the Real Property has been expressly approved by the Requisite Lenders in writing as an Unencumbered Asset.


          As of the date hereof all Unencumbered Assets are described on
SCHEDULE 9.5, provided that if any Unencumbered Asset (including any of the properties listed on SCHEDULE 9.5) no longer satisfies any of the conditions set forth in the foregoing clauses (i) through (v), inclusive, the Requisite Lenders shall have the right, at any time and from time to time, to notify the Borrower that, effective upon the giving of such notice, such asset shall no longer be considered an Unencumbered Asset. If the Borrower intends to designate a Property as an Unencumbered Asset to be added to the Unencumbered Pool from time to time, it will notify the Agent of such intention, which notice will include, with respect to such Property, the information and other items which Borrower is required to deliver to Agent pursuant to

SUBSECTIONS 3.1(b)(i) through (vi), and (x), below, with respect to the Property referred to in such subsections, and such other information and items as may be reasonably requested by Agent with respect to such Property. If the Borrower at any time intends to withdraw any Property from the Unencumbered Pool, it shall
(i) notify the Agent of its intention, and (ii) deliver to the Agent a certificate of its chief financial officer, chief executive officer or chief operating officer setting forth the calculations establishing that the Borrower will be in compliance with Section 9.5 with giving effect to such withdrawal (and any concurrent addition of Properties to the Unencumbered Pool), which calculations shall be in such detail, and otherwise in such form and substance, as Agent reasonably requires. Effective automatically upon receipt of such notice and certificate by the Agent (or upon any later date stated in such notice), such Real Property shall no longer constitute an Unencumbered Asset.

          "UNENCUMBERED POOL" means the pool of Unencumbered Assets.

          "UNENCUMBERED POOL STATEMENTS" has the meaning given to such term in
SECTION 6.1(g).

          "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect on the date hereof in the State of California, PROVIDED that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "Uniform Commercial Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

          "UNMATURED EVENT OF DEFAULT" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

          "UNSECURED FUNDED INDEBTEDNESS" means Debt that is not secured by any Lien and includes, without limitation, outstanding Line B Advances.

          "UNSECURED INTEREST EXPENSE COVERAGE RATIO" means, at the time of determination, the ratio of (i) Property NOI of all Unencumbered Assets for the Fiscal Quarter then most recently ended (or, if shorter, for the period from the Closing Date to the end of such period), to (ii) Interest Expense on all Unsecured Funded Indebtedness for such period.

          "UNUSED FACILITY FEE" has the meaning given to such term in
SECTION 2.5(c).

          "WFB SWAP AGREEMENT" means any Swap Agreement entered into between Wells Fargo and Borrower.

          "WHOLLY-OWNED" means, with respect to any Real Property, that title to such Real Property is held in fee directly by the Borrower or that Borrower is the lessee under a ground lease approved by the Agent.

     1.2 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean to and including". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

     1.3  TERMS.

               (a) Any accounting terms used in this Agreement which are not specifically defined shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP, EXCEPT as otherwise specifically prescribed in this Agreement.

          (b) In each case where the consent or approval of Agent, all Lenders and/or Requisite Lenders is required, or their non-obligatory action is requested by Borrower, such consent, approval or action shall be in the sole and absolute discretion of Agent and, as applicable, each Lender, unless otherwise specifically indicated.

          (c) Any time the word "or" is used herein, unless the context otherwise clearly requires, it has the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified. Any reference in this Agreement to this Agreement or to any other Loan Document includes any and all amendments, modifications, supplements, renewals or restatements thereto or thereof, as applicable.


                                    ARTICLE 2

                                    ADVANCES


     2.1  LOAN ADVANCES AND REPAYMENT.

          (a)  LOAN AVAILABILITY.

               (i) Subject to the terms and conditions set forth in this Agreement, Lenders hereby agree to make Line A Advances and Line B Advances to Borrower from time to time during the period from the Closing Date to the Business Day next preceding the Maturity Date, subject to the following:

                    (x) The aggregate principal amount of all outstanding Advances shall not at any time exceed One Hundred Fifty Million Dollars ($150,000,000);

                    (y) the aggregate principal amount of all outstanding Line A Advances shall not at any time exceed the lesser of (1) the Borrowing Base or (2) Line A Commitment; and

                    (z) the aggregate principal amount of all outstanding Line B Advances shall not at any time exceed the lesser of (1) the Line B Commitment or (2) the amount which, when combined with all components of the unsecured Total Liabilities of the REIT and the Consolidated Entities other than outstanding Line B Advances as of the date of determination, is equal to fifty percent (50%) of the aggregate Unencumbered Asset Value of the Unencumbered Pool as of such date.

     All Advances under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither the Agent nor any Lender shall be responsible for any failure by any other Lender to perform its obligation to make an Advance hereunder and that the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make an Advance. Advances may be voluntarily prepaid pursuant to SECTION 2.6(a) and, subject to the provisions of this Agreement, any amounts so prepaid may be reborrowed under this
     SECTION 2.1(a)(i). Interest shall accrue and be payable on outstanding Advances as provided in SECTION 2.4. The principal balance of the Advances shall be payable in full on the Maturity Date. The obligation of Borrower to repay Advances will be evidenced by the Notes. The obligation of Borrower to repay Line A Advances, along with other obligations as more particularly described in the Security Documents, shall be secured by the Security Documents.

               (ii) If at any time the aggregate principal balance of outstanding Line A Advances exceeds the Borrowing Base as a result of a reduction in any Borrowing Base Value, Borrower shall immediately make a principal payment sufficient to reduce the aggregate outstanding principal balance of Line A Advances to an amount which does not exceed the Borrowing Base; provided, however, that notwithstanding the foregoing, if the reduction in Borrowing Base Value is based upon an Appraisal obtained by the Agent pursuant to SECTION 3.3, Borrower, rather than immediately making the foregoing principal payment, shall have the right to, within 60 days after Borrower receives written notice of the reduction in the Borrowing Base Value, either make a principal payment sufficient to reduce the aggregate outstanding principal balance of Line A Advances to an amount which does not exceed the Borrowing Base and/or add another Real Property to the Borrowing Base in accordance with the terms of this Agreement. No further Advances, or release of any Borrowing Base Property, shall be permitted so long as such excess borrowing condition shall continue to exist. Nothing in this subparagraph (ii) shall excuse Borrower's compliance with all terms, conditions, covenants and other obligations imposed upon it under the Loan Documents during the period of such excess borrowing, nor in any manner condition or impair Agent's or Lenders' rights thereunder in respect of any such breach thereof by Borrower.

          (b)  NOTICE OF BORROWING.

               (i) Whenever Borrower desires to borrow under this SECTION 2.1, but in no event more than three (3) times during any one (1) calendar month, Borrower shall give Agent, at Wells Fargo Real Estate Group Disbursement Center, 2120 East Park Place, Suite 100, El Segundo, California 90245, with a copy to: Wells Fargo Bank, Real Estate Group,
     333 South Grand Avenue, 12th Floor, Los Angeles, California 90071,
     Attention: Andrew Downs, or such other addresses as Agent shall designate, an original or facsimile NOTICE OF BORROWING no later than 9:00 A.M.
     (San Francisco time), not less than three (3) nor more than five (5) Business Days prior to the proposed Funding Date of each Advance. Each Notice of Borrowing shall specify (A) whether such Advance is to be a Line A Advance or a Line B Advance, (B) the Funding Date (which shall be a Business Day) in respect of the Advance, (C) the amount of the proposed Advance, PROVIDED that the aggregate amount of such proposed Advance shall, if such Advance is a LIBOR Advance, equal One Million Dollars ($1,000,000) or integral multiples of Fifty

     Thousand Dollars ($50,000) in excess thereof, and PROVIDED FURTHER that the aggregate amount of such proposed Advance shall, if such Advance is a Base Rate Advance, be equal to or greater than Two Hundred Fifty
     Thousand Dollars ($250,000), (D) whether the Advance to be made thereunder will be a Base Rate Advance or a LIBOR Advance and, if a LIBOR Advance, the Interest Period, and (E) the proposed use of such Advance. Any Notice of Borrowing pursuant to this SECTION 2.1(b) shall be irrevocable.

               (ii) Borrower may elect (A) to convert LIBOR Advances or any portion thereof into Base Rate Advances, or (B) to convert Base Rate Advances or any portion thereof to LIBOR Advances, or (C) to convert LIBOR Advances or any portion thereof into new LIBOR Advances, PROVIDED, HOWEVER, that the aggregate amount of the Advances being converted into or continued as LIBOR Advances shall, in the aggregate, equal One Million
     Dollars ($1,000,000) or an integral multiple of Fifty Thousand
     Dollars ($50,000) in excess thereof. The conversion of a LIBOR Advance to a Base Rate Advance or to a new LIBOR Advance shall only occur on the last Business Day of the Interest Period relating to such LIBOR Advance. Each election under clause (B) above shall be made by Borrower giving Agent an original or facsimile Notice of Borrowing no later than 9:00 A.M.
     (San Francisco time), not less than three (3) nor more than five (5) Business Days prior to the date of proposed conversion to a LIBOR Advance. Each election under clause (C) above shall be made by Borrower giving Agent an original or facsimile Notice of Borrowing no later than 9:00 A.M.
     (San Francisco time), not less than three (3) nor more than five (5) Business Days prior to the last day of the Interest Period for the LIBOR Advance in question. Each Notice of Borrowing delivered pursuant to this
     SECTION 2.1(b)(ii) shall specify (1) the amount of the new LIBOR Advance or Base Rate Advance, as the case may be, (2) if a LIBOR Advance, the Interest Period therefor, and (3) the date of the effectiveness of the LIBOR Rate or Base Rate, as the case may be (which date shall be a Business Day).

               (iii) Upon receipt of a Notice of Borrowing in proper form requesting LIBOR Advances under subparagraph (i) or (ii) above, Agent shall determine the LIBOR Rate applicable to the Interest Period for such LIBOR Advances, and shall, two (2) Business Days prior to the beginning of such Interest Period, give (by facsimile) a FIXED RATE NOTICE in respect thereof to Borrower and Lenders; PROVIDED, HOWEVER, that failure to give such notice to Borrower shall not affect the validity of such rate. Each determination by Agent of the LIBOR Rate shall be conclusive and binding upon the parties hereto in the absence of manifest error.

               (iv) If Borrower does not make a timely election to convert all or a portion of a LIBOR Advance into a new LIBOR Advance in accordance with
     SECTION 2.1(b)(ii), such LIBOR Advance shall be automatically converted to a Base Rate Advance upon expiration of the Interest Period applicable to such LIBOR Advance.

               (v) If Borrower satisfies the conditions contained in ARTICLE 4 for the making of a Line A Advance and if Borrower so requests by delivery of written notice to Agent, a Line B Advance made as a LIBOR Advance may be converted to a Line A Advance made as a LIBOR Advance within the Interest Period applicable to such LIBOR Advance and, upon satisfaction of the conditions contained in ARTICLE 4 for the making of a Line A Advance, the interest rate applicable to Line A Advances pursuant to SECTION 2.4(b)(i), shall become effective with respect to the remaining portion of the Interest Period applicable to such LIBOR Advance.

          (c) MAKING OF ADVANCES. Subject to SECTION 11.3 or as otherwise provided herein, (i) until February 28, 1997, Agent shall deposit or otherwise disburse the proceeds of each Advance as Borrower shall instruct Agent in writing and (ii) after February 28, 1997, Agent shall deposit the proceeds of each Advance in Borrower's account number 4600-598-411 at the Los Angeles main office of Agent.

          (d) TERM. The outstanding balance of the Advances shall be payable in full on the EARLIEST TO OCCUR OF, (i) January 1, 1999 (subject to extension pursuant to Section 2.1(e)), (ii) the acceleration of the Advances pursuant to
SECTION 10.2(a), or (iii) Borrower's written notice to Agent (pursuant to
SECTION 2.6(a)) of Borrower's election to prepay all accrued Obligations and terminate all Commitments (said earliest date referred to herein as the "Maturity Date").

          (e) CONDITIONS TO EXTENSION OF TERM. Borrower shall have the right to extend the date set forth in SECTION 2.1(d)(i) for one (1) year upon satisfaction of the following conditions precedent:

               (i) Borrower shall give Agent written notice of Borrower's request for an extension of the Maturity Date (a copy of which notice shall be sent promptly by Agent to each other Lender) not earlier than July 1, 1998, nor later than September 1, 1998;

               (ii) within twenty-one (21) days after Borrower's receipt of a list of items required for Appraisal of the Borrowing Base Properties, Borrower shall deliver to Agent all of the items requested in such list;

               (iii) Borrower shall provide access to the Borrowing Base Properties to, and shall deliver such further information and data as may be reasonably requested by, Agent, and any appraisers, engineers or other employees or agents of Agent;

               (iv) Appraisals shall be obtained with respect to each of the Borrowing Base Properties (and Agent shall deliver copies of such Appraisals to each of the Lenders), and Agent shall determine the Borrowing Base Value of each Borrowing Base Property and provide notice to Borrower and each of the Lenders of such Borrowing Base Values;

               (v) Borrower shall execute, acknowledge and deliver to Agent such instruments and documents in form and content as Agent shall require in order to evidence the extension and modify the Loan Documents to reflect such extension;

               (vi) if Agent shall so elect, (a) modifications to the Deeds of Trust to reflect such extension in form and content satisfactory to Agent shall have been recorded in the counties in which each of the Borrowing Base Properties is located, and (b) Agent shall have received, at Borrower's cost and expense, such endorsements to the Title Policies as Agent shall reasonably require;

               (vii) there shall exist no Unmatured Event of Default or Event of Default on the then effective Maturity Date; and

               (viii) Borrower shall pay to Agent (for the benefit of all Lenders, subject to SECTION 11.4(b)) in the manner provided in
     Section 2.6(b) a nonrefundable extension fee (the "Extension Fee") in an amount equal to fifteen one-hundredths of one percent (0.15%) of (A) $150,000,000 less (B) all reductions in the Commitments pursuant to
     SECTION 2.7 or SECTION 2.8.

     2.2 AUTHORIZATION TO OBTAIN ADVANCES. Borrower shall provide Agent with documentation satisfactory to Agent indicating the names of those employees of Borrower authorized by Borrower to sign Notices of Borrowing, and Agent and Lenders shall be entitled to rely on such documentation until notified in writing by Borrower of any change(s) of the persons so authorized. Agent shall be entitled to act on the instructions of anyone identifying himself or herself as one of the Persons authorized to execute a Notice of Borrowing, and Borrower shall be bound thereby in the same manner as if such Person were actually so authorized. Borrower agrees to indemnify, defend and hold Lenders and Agent harmless from and against any and all Liabilities and Costs which may arise or be created by the acceptance of instructions in any Notice of Borrowing, unless caused by the gross negligence or willful misconduct of the Person to be indemnified.

     2.3 LENDERS' ACCOUNTING. Agent shall maintain a loan account (the "Loan Account") on its books in which shall be recorded (a) the names and addresses and the Commitments of Lenders, and principal amount of Line A Advances and Line B Advances owing to each Lender from time to time, and (b) all Line A Advances and Line B Advances and repayments of principal and payments of accrued interest under such Advances, as well as payments of fees required to be paid pursuant to this Agreement. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. Monthly or at such other interval as is customary with Agent's practice, Agent will render a statement of the Loan Account to Borrower and will deliver a copy thereof to each Lender. Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error), unless Borrower, within thirty (30) days after the date such statement is mailed or otherwise delivered to Borrower, delivers to Agent written notice of any objections which Borrower may have to any such statement, or within ten (10) days after discovery by Borrower of an error with respect to which Borrower had no knowledge and which could not have been determined after reasonable inquiry during said 30-day period. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. In the event that any such objection cannot be settled by Agent and Borrower within thirty (30) days after Agent receives notice thereof from Borrower, Agent shall notify all Lenders of such objection. Notwithstanding the foregoing, Agent's entries in the Loan Account evidencing Advances and other financial accommodations made from time to time shall be final, binding and conclusive upon Borrower (absent manifest error) as to the existence and amount of the Obligations recorded in the Loan Account.

     2.4  INTEREST ON THE ADVANCES.

          (a) BASE RATE ADVANCES. Subject to SECTION 2.4(d), all Base Rate Advances (including both Line A Advances and Line B Advances made as Base Rate Advances) shall bear interest on the daily unpaid principal amount thereof from the date made until paid in full at a fluctuating rate per annum equal to the Base Rate. Base Rate Advances shall be made in minimum amounts of Two Hundred Fifty Thousand Dollars ($250,000) or an integral multiple of Fifty Thousand Dollars ($50,000) in excess thereof.

          (b) LIBOR ADVANCES. Subject to SECTIONS 2.4(d) and 2.4(h), LIBOR Advances shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto as follows:

               (i) Line A Advances which have been designated as LIBOR Advances in compliance with SECTION 2.1(b) shall bear interest at a rate per annum equal to the sum of the LIBOR Rate for such Interest Period PLUS one and one-half percent (1.50%); and

               (ii) Line B Advances which have been designated as LIBOR Advances in compliance with SECTION 2.1(b) shall bear interest at a rate per annum equal to the sum of the LIBOR Rate for such Interest Period PLUS one and three-quarters percent (1.75%).

LIBOR Advances shall be in amounts of One Million Dollars ($1,000,000) or Fifty Thousand Dollar ($50,000) increments in excess thereof. No more than six (6) LIBOR Advances shall be outstanding at any one time. Notwithstanding anything to the contrary contained herein and subject to the default interest provisions contained in SECTION 2.4(d), if an Event of Default occurs and as a result thereof the Commitments are terminated, all LIBOR Advances will convert to Base Rate Advances upon the expiration of the applicable Interest Periods therefor or the date all Advances become due, whichever occurs first.

          (c) INTEREST PAYMENTS. Subject to SECTION 2.4(d), interest accrued on all Advances shall be payable by Borrower, in the manner provided in
SECTION 2.6(b), in arrears on the first Business Day of the first calendar month following the Closing Date, the first Business Day of each succeeding calendar month thereafter, and on the Maturity Date.

          (d) DEFAULT INTEREST. Notwithstanding the rates of interest specified in SECTIONS 2.4(a) and 2.4(b) and the payment dates specified in
SECTION 2.4(c), effective at the option of Requisite Lenders following the occurrence and during the continuance of any Event of Default, the principal balance of all Advances then outstanding and, to the extent permitted by applicable law, any interest payments not paid when due shall bear interest, payable upon demand, at a rate which is five percent (5%) per annum in excess of the rate(s) of interest otherwise payable from time to time under this Agreement. Notwithstanding anything to the contrary in any of the other Loan Documents, all other amounts due Agent or Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within ten (10) days after demand, shall bear interest from and after demand at the rate set forth in this SECTION 2.4(d).

          (e) LATE FEE. Borrower acknowledges that late payment to Agent will cause Agent and Lenders to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges.
Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Maturity Date, unless waived by Agent or Requisite Lenders pursuant to SECTION 11.11(a), a late charge of four cents ($.04) for each dollar of any such principal payment, interest or other charge due hereon and which is not paid within fifteen (15) days after such payment is due, shall be charged by Agent (for the benefit of Lenders) and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment. Borrower and Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Agent and Lenders will incur by reason of late payment. Borrower and Agent further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Agent from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Agent or any Lender.

Lenders agree that, notwithstanding the foregoing, no such late charge shall be charged by Agent or any Lender if the outstanding Advances are then bearing interest at the default rate of interest set forth in SECTION 2.4(d).

          (f) COMPUTATION OF INTEREST. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days. In computing interest on any Advance, the date of the making of the Advance shall be included and the date of payment shall be excluded; PROVIDED, HOWEVER, that if an Advance is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Advance. Notwithstanding any provision in this SECTION 2.4, interest in respect of any Advance shall not exceed the maximum rate permitted by applicable law.

          (g) CHANGES; LEGAL RESTRICTIONS. In the event that after the Closing Date (i) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority, or (ii) compliance by Agent or any Lender with any request or directive made or issued after the Closing Date (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any central bank or other Governmental Authority or quasi-governmental authority:

               (A) subjects Agent or any Lender to any tax, duty or other charge of any kind with respect to the Commitments, this Agreement or any of the other Loan Documents, including the Notes and the Deeds of Trust, or the Advances or changes the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder, except for net income, gross receipts, gross profits or franchise taxes imposed by any jurisdiction and not specifically based upon loan transactions (all such non-excepted taxes, duties and other charges being hereinafter referred to as "Lender Taxes");

               (B) imposes, modifies or holds applicable, in the determination of Agent or any Lender, any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, Agent or such Lender or any applicable lending office (except to the extent that the reserve and FDIC insurance requirements are reflected in the "Base Rate" or in determining the LIBOR Rate); or

               (C) imposes on Agent or any Lender any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date,

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing, maintaining or participating in the Advances or to reduce any amount receivable thereunder; THEN, in any such case, Borrower shall promptly pay to Agent or such Lender, as applicable, within seven (7) days after Borrower's receipt of written demand, such amount or amounts (based upon a reasonable allocation thereof by Agent or such Lender to the financing transactions contemplated by this Agreement and affected by this SECTION 2.4(g)) as may be necessary to compensate Agent or such Lender for any such additional cost incurred or reduced amounts received. Agent or such Lender shall deliver to Borrower and in the case of a delivery by Lender, such Lender shall also deliver to Agent, a written statement of the claimed additional costs incurred or reduced amounts received and the basis therefor as soon as reasonably practicable after such Lender obtains knowledge thereof. If Agent or any Lender subsequently recovers any amount of Lender Taxes previously paid by Borrower pursuant to this SECTION 2.4(g), whether before or after termination of this Agreement, then, upon receipt of good funds with respect to such recovery, Agent or such Lender will refund such amount to Borrower if no Event of Default or Unmatured Event of Default then exists or, if an Event of Default or Unmatured Event of Default then exists, such amount will be credited to the Obligations in the manner determined by Agent or such Lender.

          (h)  CERTAIN PROVISIONS REGARDING LIBOR ADVANCES.

               (i) LIBOR LENDING UNLAWFUL. If any Lender shall determine (which determination shall, upon notice thereof to Borrower and Agent, be conclusive and binding on the parties hereto) that after the Closing Date the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make or maintain any Advance as a LIBOR Advance, (A) the obligations of such Lenders to make or maintain any Advances as LIBOR Advances shall, upon such determination, forthwith be suspended until such Lender shall notify Agent that the circumstances causing such suspension no longer exist (and such Lender shall give notice if such circumstances no longer exist), and (B) if required by such law or assertion, the LIBOR Advances Of such Lender shall automatically convert into Base Rate Advances.

               (ii) DEPOSITS UNAVAILABLE. If Agent shall have determined in good faith that adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Advances, then, upon notice from Agent to Borrower the obligations of all Lenders to make or maintain Advances as LIBOR Advances shall forthwith be suspended until Agent shall notify Borrower that the circumstances causing such suspension no longer exist. Agent will give such notice when it determines, in good faith, that such circumstances no longer exist; PROVIDED, HOWEVER, that neither Agent nor any Lender shall have any liability to any Person with respect to any delay in giving such notice.

               (iii) FIXED RATE PRICE ADJUSTMENT. Borrower acknowledges that prepayment or acceleration of a LIBOR Advance during an Interest Period shall result in Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. (For all purposes of this subparagraph (iii), any Advance not being made as a LIBOR Advance in accordance with the Notice of Borrowing therefor, as a result of Borrower's cancellation thereof, shall be treated as if such LIBOR Advance had been prepaid.) Therefore, on the date a LIBOR Advance is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise ("Price Adjustment Date"), Borrower will pay to Agent, for the account of each Lender, (in addition to all other sums then owing), an amount ("Fixed Rate Price Adjustment") equal to the then present value of
     (A) the amount of interest that would have accrued on the LIBOR Advance for the remainder of the Interest Period at the rate applicable to such LIBOR Advance, less (B) the amount of interest that would accrue on the same LIBOR Advance for the same period if the LIBOR Rate were set on the Price Adjustment Date. The present value shall be calculated by using as a discount rate the LIBOR Rate quoted on the Price Adjustment Date.

          By initialing this provision where indicated Borrower waives any right Borrower may have under California Civil Code Section 2954.10 to repay any LIBOR Advances, in whole or in part, without payment of the Fixed Rate Price Adjustment upon acceleration of the maturity date of such Advances, and Borrower further confirms that Lenders' agreement to make LIBOR Advances at the interest rates and on the other terms set forth herein constitutes adequate and valuable consideration, given individual weight by Borrower, for this waiver and agreement.

          BORROWER'S INITIALS:                           _______________________


     Within seven (7) days after Borrower's receipt of written notice from Agent, Borrower shall immediately pay to Agent, for the account of Lenders, the Fixed Rate Price Adjustment as calculated by Agent. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the parties hereto.

               (iv) Borrower understands, agrees and acknowledges the following: (A) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Rate Advance or a Fixed Rate Price Adjustment; (B) the LIBOR Rate is used merely as a reference in determining such rate and/or Fixed Rate Price Adjustment; and (C) Borrower has accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate and a Fixed Rate Price Adjustment. Borrower further agrees to pay the Fixed Rate Price Adjustment and Lender Taxes, if any, whether or not a Lender elects to purchase, sell and/or match funds.

          (i) WITHHOLDING TAX EXEMPTION. At least five (5) Business Days prior to the first day on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to Agent and Borrower two (2) duly completed copies of United States Internal Revenue Service Form 1001 or Form 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or Form 4224 further undertakes to deliver to Agent and Borrower two (2) additional copies of such form (or any applicable successor form) on or before the date that such form expires (currently, three (3) successive calendar years for Form 1001 and one (1) calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Agent or Borrower, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes. If any Lender cannot deliver such form, then Borrower may withhold from such payments such amounts as are required by the Code.

     2.5  FEES.

          (a) COMMITMENT FEE. Borrower shall pay to Agent a commitment fee in respect of the Line A Commitment and the Line B Commitment pursuant to a separate agreement between Agent and Borrower.

          (b) EXTENSION FEE. Borrower shall pay to Agent the Extension Fee required pursuant to Section 2.1(e)(viii) If Borrower extends the Maturity Date pursuant to SECTION 2.1(e).

          (c) UNUSED FACILITY FEE. From and after the Closing Date and until the Obligations are paid in full and this Agreement is terminated or, if sooner, the date the Commitments terminate, and subject to SECTION 11.4(b), Borrower shall pay to Agent, for the account of each Lender, a fee (the "Unused Facility Fee") accruing at the "Unused Facility Fee Rate" (as that term is hereinafter defined) upon an amount equal to (i) $150,000,000 less all reductions in the Commitments pursuant to SECTION 2.7 or SECTION 2.8 MINUS (ii) the average daily principal balance of all outstanding Line A Advances and Line B Advances as determined for each Fiscal Quarter; PROVIDED, however, that no Unused Facility Fee will be payable with respect to the first 45 days after the Closing Date (the "Grace Period"), unless, and until the date upon which, the aggregate principal balance of outstanding Advances equals or exceeds $25,000,000 during the Grace Period, in which case the Grace Period will terminate and the full amount of the Unused Facility Fee shall accrue and be payable as provided above from that date forward.

The Unused Facility Fee Rate shall be computed as follows:

          (1) For any Fiscal Quarter in which the average daily principal balance of all outstanding Advances is less than or equal to $75,000,000, the Unused Facility Fee Rate shall be one-quarter of one percent (0.25%) per annum;

          (2) For any Fiscal Quarter in which the average daily principal balance of all outstanding Advances is greater than $75,000,000, the Unused Facility Fee Rate shall be one-eighth of one percent (0.125%) per annum.

The Unused Facility Fee shall be payable, in the manner provided in
Section 2.5(e), in arrears on the first Business Day in each Fiscal Quarter, beginning with the first Fiscal Quarter after the Closing Date, and ending on the date of payment in full of all Obligations or, if sooner, the date the Commitments terminate, with the Unused Facility Fee to be prorated for any period of less than a Fiscal Quarter.

          (d) AGENCY FEES. Borrower shall pay Agent such fees as are provided for in the agency fee agreement between Agent and Borrower, as in existence from time to time.

          (e)  PAYMENT OF FEES.  The fees described in SECTION 2.1(e) and this
SECTION 2.5 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of Borrower to pay the fees described herein shall be in addition to, and not in lieu of, the obligation of Borrower to pay interest, other fees and expenses otherwise described in this Agreement. All fees shall be payable when due in immediately available funds and shall be nonrefundable when paid.
If Borrower fails to make any payment of fees or expenses specified or referred to in this Agreement due to Agent or Lenders, including without limitation those referred to in this SECTION 2.5, in SECTION 12.1, or otherwise under this Agreement or any separate fee agreement between Borrower and Agent or any Lender relating to this Agreement, when due, the amount due shall bear interest until paid at the Base Rate and after ten (10) days at the rate specified in
SECTION 2.4(d) (but not to exceed the maximum rate permitted by applicable law), and shall constitute part of the Obligations, secured by all of the Collateral. The Unused Facility Fee shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

     2.6  PAYMENTS.

          (a)  VOLUNTARY PREPAYMENTS.  Borrower may, upon not less than three
(3) Business Days prior written notice to Agent not later than 11:00 A.M. (San Francisco time) on the date given, at any time and from time to time, prepay any Advances in whole or in part. Any notice of prepayment given to Agent under this SECTION 2.6(a) shall specify the date of prepayment and the aggregate principal amount of the prepayment and whether the prepayment is to be applied to Line A Advances or Line B Advances. In the event of a prepayment of LIBOR Advances, Borrower shall pay any Fixed Rate Price Adjustment payable in respect thereof in accordance with SECTION 2.4(h). Agent shall provide to each Lender a confirming copy of such notice on the same Business Day such notice is received.

          (b) MANNER AND TIME OF PAYMENT. All payments of principal, interest and fees hereunder payable to Agent or the Lenders shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Agent's written wire transfer instructions) of immediately available funds, to Agent, for the account of each Lender, not later than 11:00 A.M. (San Francisco time) on the date due; and funds received by Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day.

          (c) PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any of the fees specified in SECTION 2.5, as the case may be.

     2.7 NOTICE OF INCREASED COSTS. Each Lender agrees that, as promptly as reasonably practicable after it becomes aware of the occurrence of an event or the existence of a condition which would cause it to be affected by any of the events or conditions described in SECTION 2.4(g) or (h), it will notify Borrower, and provide a copy of such notice to Agent, of such event and the possible effects thereof, PROVIDED that the failure to provide such notice shall not affect such Lender's rights to reimbursement provided for herein. Provided no Event of Default or Unmatured Event of Default has occurred and is continuing, Borrower shall have the right (the "Payoff Right") to pay to such Lender all principal, accrued and unpaid interest and any other amounts (collectively, the "Payoff Amount") due such Lender under this Agreement and the other Loan Documents (including amounts due such Lender under SECTION 2.4(g)). Borrower may exercise the Payoff Right ONLY by delivering written notice of Borrower's exercise of such Payoff Right to such Lender, the Agent and the other Lenders within 15 days after Borrower's receipt of written notice from such Lender that Borrower owes amounts under SECTION 2.4(g) and thereafter paying, in immediately available funds, the Payoff Amount to such Lender within such 15-day period. Upon such Lender's receipt of the Payoff Amount, such Lender's Commitment shall be terminated, the Pro Rata Shares of the remaining Lenders shall be adjusted and the Agent shall give written notice to each of the Lenders of the adjusted
Pro Rata Shares.

     2.8 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. At any time prior to the Maturity Date, Borrower may, upon not less than 5 Business Days' prior written notice to the Agent, terminate the aggregate Commitments in effect or permanently reduce the aggregate Commitments in effect by an aggregate minimum amount of Twenty-Five Million Dollars ($25,000,000) or any multiple of Five Million Dollars ($5,000,000) in excess thereof; PROVIDED, HOWEVER, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayment of Advances made on the effective date of such termination or reduction, as the case may be, the then outstanding principal amount of the Advances would exceed the aggregate Commitments in effect; PROVIDED FURTHER, HOWEVER, that once terminated or reduced in accordance with this SECTION 2.8, the aggregate Commitments in effect may not thereafter be reinstated or increased; and PROVIDED FURTHER, HOWEVER, that although the aggregate Commitments in effect may be terminated entirely pursuant to this SECTION 2.8, the aggregate Commitments in effect shall not be reduced below

Fifty Million Dollars ($50,000,000).  All accrued and unpaid fees due under
SECTION 2.5 with respect to the portion of the aggregate Commitments in effect being terminated or reduced shall be paid to the Agent on the funding date of such termination or reduction. Any reduction in the aggregate Commitments in effect shall be applied pro rata between the Line A Commitment and the Line B Commitment.

                                    ARTICLE 3

                            BORROWING BASE PROPERTIES

     3.1 CONDITIONS TO CLASSIFICATION OF BORROWING BASE PROPERTIES. In order that a Property may be classified as a Borrowing Base Property, each of the following conditions must be satisfied or waived by Requisite Lenders with respect to such Property:

          (a)  Such Property must be Wholly-Owned.

          (b) Borrower shall give written notice to Agent of Borrower's proposal that such Property be classified as a Borrowing Base Property, such notice to be effective when accompanied with all of the following:

               (i) A physical description of such Property, the date upon which such Property was acquired or is proposed to be acquired by Borrower, the Acquisition Price of such Property, and a summary of the results of the due diligence performed by Borrower with respect to the structural integrity of improvements located on such Property and Borrower's budget for nonrevenue enhancing capital expenditures for such Property for the next succeeding eight (8) Fiscal Quarters;

               (ii) A current operating statement for such Property, audited or certified by Borrower as being true and correct in all material respects and prepared in accordance with GAAP, and comparative operating statements (in the general form of Borrowing Base Property Statements) for the current interim fiscal period and for the previous two (2) Fiscal Years (or such lesser period as it has been operating); PROVIDED, HOWEVER, that, if Borrower shall have owned such Property for less than the period to be covered by such operating statements and comparative operating statements, then the audit and certification requirements shall extend only to the period of ownership by Borrower, and Borrower shall provide to Agent complete copies of any operating statements prepared by former owner(s) of such Property with respect to the remainder of the periods required hereunder, if the same are available to Borrower;

               (iii) A current Rent Roll for such Property, certified by Borrower as being true and correct (or if Borrower does not presently own the Property, a copy of the Rent Roll prepared by the seller thereof);

               (iv) A "Phase I" environmental assessment of such Property not more than twelve (12) months old, prepared by an environmental engineering firm reasonably acceptable to Agent;

               (v) Copies of all Major Agreements affecting such Property;

               (vi) A copy of Borrower's most recent Owner's or Leasehold Policy of Title Insurance, if any, and a current preliminary title report covering such Property and showing the identity of the fee titleholder thereto (and ground lessee, if applicable) and all matters of record, together with copies of all such matters of record;

               (vii) A survey of such Property certified by a surveyor licensed in the applicable jurisdiction to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, including a certification as to whether such Property is located in a Special Flood Hazard Area as defined by the Federal Insurance Administration;

               (viii) Copies of engineering, mechanical, structural or maintenance studies performed (if not previously performed, such studies as shall be reasonably required by Agent) with respect to such Property;

               (ix) A schedule of all personal property, including intangible personal property owned by Borrower and used in connection with the maintenance or operation of such Property;

               (x) If Borrower's interest in such Property is a ground leasehold interest, a copy of the ground lease pursuant to which Borrower leases such Property and all amendments thereto and memoranda thereof; and

               (xi) Such other information as may be reasonably requested by Agent in order to evaluate and cause an Appraisal to be conducted with respect to such Property.

          (c)  Agent shall have obtained an Appraisal of such Property.

          (d) Agent shall have determined the Borrowing Base Value of such Property and shall have notified all of the Lenders and Borrower of such Borrowing Base Value and shall provide each Lender with copies of the items delivered by Borrower pursuant to clauses (i), (ii), (iii), (iv) and (v) of
Section 3.1(b); Agent shall furnish to each Lender any other information or data available to Agent with respect to such Property as requested by such Lender.

          (e) Requisite Lenders shall have approved such Property as a Borrowing Base Property, subject to compliance with the other provisions of this
SECTION 3.1.

          (f) Agent shall have received the following documents with respect to such Property, each executed by the appropriate party(ies) and in the forms attached hereto or otherwise in form and substance reasonably acceptable to Agent and each other Lender:

               (i) a Deed of Trust;

               (ii) one or more Uniform Commercial Code Financing Statements ("Financing Statements"), describing the personal property in which a security interest is granted pursuant to the Deed of Trust;

               (iii) an Environmental Indemnity executed by Borrower and the REIT;

               (iv) Non-Disturbance Agreements to the extent required pursuant to SECTION 3.4(c);

               (v) if Borrower's interest in such Property is a ground leasehold interest, an estoppel agreement and consent to leasehold encumbrance, in form and content reasonably satisfactory to Agent, executed by the landlord under such ground lease; and

               (vi) such favorable opinions of Borrower's counsel pertaining to such Borrowing Base Property and the related Deed of Trust, Environmental Indemnity and Financing Statements as Agent shall reasonably require, in form and substance reasonably satisfactory to Agent and Agent's counsel.

          (g)  Agent shall have received each of the following:

               (i) an American Land Title Association extended coverage lender's policy of title insurance, or a commitment to issue such policy, from the applicable title company described below (and reinsured with companies, and in amounts, acceptable to Agent), naming Agent and the Lenders from time to time hereunder as insured, in the amount of $95,000,000 (except as otherwise provided below), insuring the respective Deed of Trust as a first lien subject only to Permitted Liens, with endorsements (including a "pro tanto" endorsement as provided below, if applicable) and otherwise in form and substance acceptable to Agent and Agent's counsel; it being acknowledged and agreed that the Lenders have agreed to accept the foregoing $95,000,000 amount on each policy on the condition that the liens of the Deeds of Trust will be required to be insured in two separate $95,000,000 "pro tanto" title insurance pools, one comprised of policies issued by Chicago Title Insurance Company (covering, at such time as any such property is encumbered by a Deed of Trust, the properties known as 5601 Lindero Canyon, Calabasas Commerce Center, The New Wilshire, 70 South Lake, 100 West Broadway, and the Norwalk property), and one comprised of policies issued by First American Title Insurance Company (covering, at such time as any such property is encumbered by a Deed of Trust, the properties known as Bristol Plaza, Century Park Center, Woodland Hills Financial Center, Beverly Atrium, 5832 Bolsa Avenue, and 400 Corporate Pointe); and it being further acknowledged and agreed that, with respect to any Borrowing Base Property other than the properties described above (and, at Borrower's option, with respect to one of the six properties described above as being in the Chicago Title Insurance Company pool), a stand-alone lender's policy of title insurance will be required to be issued by a title company, and in an amount, acceptable to Agent (and, to the extent required by Agent, reinsured with companies, and in amounts, acceptable to Agent), without a pro tanto indorsement, and otherwise meeting the requirements of this subparagraph;

               (ii) such endorsements, or commitments to issue such endorsements, as Agent shall reasonably require in order that the Title Policies insuring the other Deeds of Trust reflect the full cross-collateralization of all obligations under the Line A Commitment by all of the Deeds of Trust;

               (iii) evidence that Borrower has obtained the casualty and liability insurance coverage required by SECTION 7.1(e); and

               (iv) such other documents with respect to each Borrowing Base Property as Agent shall otherwise reasonably require.

          (h) LEASES. Agent shall have completed its review of the Major BBP Leases and basic lease forms in use in relevant Borrowing Base Properties and shall be satisfied therewith. Agent's approval of such Major BBP Leases and basic lease forms shall not be unreasonably withheld.

          (i) DUE DILIGENCE. Lenders shall have completed such due diligence investigations as they deem reasonably necessary, each Lender shall have so notified Agent in writing, and Requisite Lenders shall have notified Agent in writing that such review and investigations have provided such Lenders with results and information which, in each such Lender's determination, are satisfactory to permit such Lender to approve such Property as a Borrowing Base Property.

          (j) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and the other Loan Documents (other than those representations and warranties which expressly provide that they speak as of a certain date (E.G., "as of the Closing Date")) shall be true and correct in all material respects, and Borrower shall so certify.

          (k) NOTICE. Agent shall have delivered to Borrower a notice in writing which (i) confirms the satisfaction of all of the foregoing conditions of this SECTION 3.1 and (ii) states the amount of the Borrowing Base following inclusion of such Borrowing Base Property (subject to further adjustment as hereinafter provided in SECTION 3.3).

     3.2 RELEASE OF BORROWING BASE PROPERTIES. Upon repayment and satisfaction in full of all Obligations and the termination of all Commitments and this Agreement, Agent will release the Security Documents with respect to each of the Borrowing Base Properties. From time to time Borrower may request, upon not less than thirty (30) days' (or such shorter time period as Agent may approve) prior written notice to Agent (which shall promptly send a copy thereof to each other Lender), that a Borrowing Base Property be released from the Liens created by the Security Documents applicable thereto, which release ("Property Release") shall be delivered by Agent if all of the following conditions are satisfied as of the date of such Property Release:

          (a) no Unmatured Event of Default or Event of Default has occurred and is then continuing or will occur after giving effect to such Property Release and the reduction in the Borrowing Base by reason of the release of such Borrowing Base Property and any prepayment of the Line A Advances or addition of a replacement Borrowing Base Property;

          (b)  the Maturity Date has not occurred;

          (c) Borrower shall have delivered to Agent a Borrowing Base Certificate reflecting the Borrowing Base after giving effect to such Property Release and any prepayment of the Line A Advances or addition of a replacement Borrowing Base Property;

          (d) Agent shall have determined that the outstanding principal balance of the Line A Advances will not exceed the Borrowing Base after giving effect to such Property Release and any prepayment to be made and/or the acceptance of any property as additional or replacement Borrowing Base Property to be given concurrently with such Property Release; and

          (e) the Title Policies shall, at the request of Agent, be endorsed to reflect such release of Collateral, and Borrower shall pay all costs and expenses incurred by or for the account of Agent in connection with such Property Release.

     3.3  BORROWING BASE DETERMINATIONS.

          (a) APPRAISALS. Agent shall have the right to cause an Appraisal of any Borrowing Base Property at any time. Borrower shall pay for costs of appraisals in accordance with Section 12.1. Any Appraisal shall be submitted by Agent to Lenders for approval by the Requisite Lenders. Agent shall notify Borrower of any approved change in Appraised Value.

          (b) BORROWING BASE VALUE. Borrowing Base Values will be adjusted downward as of the 45th day after the end of a Fiscal Quarter if application of the formula described in CLAUSE (b) of the definition of Borrowing Base Value justifies such adjustment.

          (c) BORROWING BASE DETERMINATION. The Borrowing Base will be recalculated as of the 45th day after the end of each Fiscal Quarter.

     3.4  COVENANTS RELATING TO BORROWING BASE PROPERTIES.

          (a) CASUALTY AND LIABILITY INSURANCE. Borrower shall maintain or cause to be maintained casualty and liability insurance covering the Borrowing Base Properties and Borrower's ownership thereof and operations thereon in accordance with SECTION 7.1(e).

          (b) BBP LEASES; MAJOR AGREEMENTS. All BBP Leases with respect to each Borrowing Base Property entered into after the date on which the Real Property which constitutes such Borrowing Base Property became a Borrowing Base Property shall (i) be to third parties under market terms, (ii) provide for uses of such Borrowing Base Property that are consistent with first-class management thereof, (iii) contain provisions regarding insurance, waiver of claims, damage and destruction, condemnation, notice to mortgagees and subordination and attornment in substantial conformity with the standard form(s) of space lease utilized by Borrower for each Borrowing Base Property, all of which standard forms (including revisions thereto) shall be submitted by Borrower to Agent for approval in writing (such approval not to be unreasonably withheld) and (iv) not contain provisions granting the lessee an option to purchase, right of first refusal or other similar option or right to purchase Borrower's interest in such Real Property. Borrower shall only enter into (1) a Major BBP Lease after the date of this Agreement if such Major BBP Lease is on a form which has been previously approved by the Agent and the economic terms of such Major BBP Lease (that is, the rent, free or partial rent periods, the term of such Major BBP Lease and the allocations of the obligations to pay for and install tenant improvements and to pay other costs and expenses) are at least equal to ninety percent of such economic terms, taken as a whole, as set forth in the Appraisal of the Borrowing Base Property which is covered by such Major BBP Lease or are otherwise approved by Agent and (2) a Major Agreement (other than Major BBP Leases, which are covered by the foregoing clause (1)) after the date on which the Real Property to which such Major Agreement relates becomes a Borrowing Base Property if Borrower has received Agent's prior written approval of the terms (such approval not to be unreasonably withheld) thereof. Upon request by Agent, Borrower shall provide to Agent an executed copy of each BBP Lease, including all amendments, estoppel certificates and related documentation. Borrower shall obtain the Agent's written approval before entering into any Major BBP Lease which Borrower is not permitted to enter into pursuant to the terms of the preceding sentence. If the Agent does not give Borrower written notice of the Agent's approval of any Major BBP Lease submitted to Agent by Borrower for approval within five (5) Business Days after the Agent's receipt thereof (together with any other information reasonably requested by Agent in connection with the Agent's evaluation of such Major BBP Lease), such Major BBP Lease shall be deemed disapproved by Agent. Borrower shall not amend or otherwise modify any Major BBP Lease without the Agent's prior written approval; provided, however, if Borrower could have originally entered into such Major BBP Lease (as amended by the proposed amendment) pursuant to the terms of this SECTION 3.4(b) without obtaining the Agent's approval, then Borrower may enter into such amendment or other modification without obtaining the Agent's approval. In addition, promptly following the execution of any Major Agreement (or the termination or material modification thereof), Borrower shall provide a copy thereof to Agent, and Agent shall promptly provide a copy thereof to each other Lender.

          (c) NON-DISTURBANCE AGREEMENTS. Borrower shall obtain from all tenants under those Major BBP Leases heretofore specified by Agent an estoppel, subordination, acknowledgment of lease assignment, non-disturbance and/or attornment agreement in a form approved by Agent (such approval not to be unreasonably withheld) (each, as well as the estoppel certificates referred to below, a "Non-Disturbance Agreement"). If any Non-Disturbance Agreement asserts a material claim or setoff right by the tenant, is materially inconsistent with the Rent Roll for such Borrowing Base Property, or is delivered in a form materially different from the Non-Disturbance Agreement, then, in any such circumstance, Agent shall have the right to reasonably reduce the Borrowing Base Value of such Borrowing Base Property. Borrower shall obtain, from each tenant under a

Major BBP Lease, a Non-Disturbance Agreement in a form approved by Agent as a part of the approval of such Major BBP Lease. If Real Property becomes Borrowing Base Property after December 31, 1996, and, in connection with the admission of such Real Property into the Borrowing Base, the Agent waives, with respect to any Major BBP Lease of such Borrowing Base Property, the requirement that Borrower deliver a Non-Disturbance Agreement to Agent, the Agent may not thereafter require that Borrower deliver a Non-Disturbance Agreement with respect to such Major BBP Lease.

          (d) MANAGEMENT AGREEMENTS. From and after the Closing Date, Borrower shall neither enter into, nor thereafter amend in any material manner or terminate, a management agreement with respect to any Borrowing Base Property, except upon thirty (30) days' prior written notice to and approval by Agent, such approval not to be unreasonably withheld. Borrower shall timely provide to Agent a copy of any proposed management agreement, and Agent shall promptly provide a copy thereof to each other Lender. Without limiting in any way Agent's approval rights with respect thereto, each proposed management agreement shall include an absolute right of Borrower to terminate same, with or without cause, upon thirty (30) days' notice to the property manager and shall provide for management fees, reimbursements or other payments to the property manager at levels not in excess of applicable market levels as of the date such agreement is executed.

          (e) PROPERTY TAXES. Not later than sixty (60) days following payment of real property taxes or assessments applicable to a Borrowing Base Property, Borrower shall provide to Agent written evidence (including canceled checks) of the payment thereof. Upon any breach of the foregoing covenant, and in addition to any other right or remedy set forth in this Agreement, Agent may require that Borrower obtain, at its expense, a tax service agreement covering any or all Borrowing Base Properties.

                                    ARTICLE 4

                             CONDITIONS TO ADVANCES

     4.1 CONDITIONS TO INITIAL ADVANCES. The obligation of Lenders to make the initial Advances shall be subject to satisfaction or waived by Requisite Lenders of each of the following conditions precedent on or before the Closing Date:

          (a) BORROWER LOAN DOCUMENTS. Borrower shall have executed and delivered to Agent each of the following, in form and substance acceptable to Agent and each other Lender:

                (i)  this Agreement;

               (ii)  the Notes;

              (iii) all other documents which Agent reasonably requires to be executed by or on behalf of Borrower.

          (b) REIT LOAN DOCUMENTS. The REIT shall have executed and delivered to Agent each of the following, in form and substance acceptable to Agent and each other Lender:

                (i) a Guaranty; and

               (ii) all other documents which Agent reasonably requires to be executed by or on behalf of the REIT.

          (c) CORPORATE AND PARTNERSHIP DOCUMENTS. Agent shall have received the corporate and partnership formation and other governing documents of the Borrower and the REIT, and a certificate of each such entity's Secretary or an officer comparable thereto with respect to authorization, incumbency and all organizational documents.

          (d) SOLVENCY. Each of the REIT and Borrower shall be Solvent and shall have delivered to Agent a Solvency Certificate to that effect.

          (e) FEES AND EXPENSES. Agent shall have received all fees then due to Agent and to Lenders and shall have received reimbursement for all costs and expenses for which Borrower is obligated pursuant to Section 12.1 and for which Borrower has received an invoice, and Borrower shall have performed all of its other obligations as set forth in the Loan Documents to make payments to Agent on or before the Closing Date and all expenses of Agent incurred prior to such Closing Date and for which Borrower has received an invoice shall have been paid by Borrower.

          (f) OPINION OF COUNSEL. Agent shall have received, on behalf of Agent and Lenders, favorable opinions of counsel (which may, as to certain matters, be rendered by in-house counsel) for Borrower and the REIT dated as of the Closing Date, in form and substance reasonably satisfactory to Agent, Lenders and their respective counsel.

          (g) CONSENTS AND APPROVALS. All material licenses, permits, consents, regulatory approvals and corporate action necessary to enter into the financing transactions contemplated by this Agreement shall have been obtained by Borrower and the REIT.

     4.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of each Lender to make any Advance (including the initial Advance) requested to be made by it, on any date, is subject to satisfaction or waiver by Requisite Lenders of the following conditions precedent as of such date:

          (a) NOTICE OF BORROWING. With respect to a request for an Advance, Agent shall have received, on or before the Funding Date and in accordance with the provisions of SECTION 2.1(b), an original and duly executed Notice of Borrowing.

          (b) ADDITIONAL MATTERS. As of the Funding Date for any Advance and after giving effect to the Advance being requested:

                (i) NO DEFAULT. After giving effect to the requested Advance, no Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from the making of the requested Advance (it being intended that Lenders shall have no obligation to fund any Advance during the period allowed under this Agreement for cure of any event or condition which, if not cured during such period, would become an Event of Default), and all of the covenants contained in SECTIONS 8.3 and 8.4, and ARTICLE 9 shall be satisfied;

               (ii) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in this Agreement and in any other Loan Document (other than those representations and warranties which expressly provide that they speak as of a certain date (E.G., "as of the Closing Date")) shall be true and correct in all material respects on and as of such Funding Date, as though made on and as of such date, and Borrower shall so certify;

              (iii) NO MATERIAL ADVERSE CHANGE (BORROWER AND REIT). No change shall have occurred which shall have a Material Adverse Effect on Borrower or the REIT, as determined by Agent;

               (iv) MATERIAL ADVERSE CHANGE (BORROWING BASE PROPERTY). If a change shall have occurred which shall have a Material Adverse Effect on any Borrowing Base Property or the operating performance thereof, as determined by Agent, the Borrowing Base Value of such Borrowing Base Property shall not be included in the Borrowing Base for purposes of
     SECTION 2.1(a)(i)(y);

                (v) MATERIAL ADVERSE CHANGE (UNENCUMBERED ASSET). If a change shall have occurred which shall have a Material Adverse Effect on any Unencumbered Asset or the operating performance thereof, as determined by Agent, the Unencumbered Asset Value of such Unencumbered Asset shall not be included in the aggregate Unencumbered Asset Value of the Unencumbered Pool for purposes of SECTION 2.1(a)(i)(z); and

               (vi) LITIGATION PROCEEDINGS. There shall not have been instituted or threatened, any litigation or proceeding in any court or Governmental Authority affecting or threatening to affect Borrower, any Borrowing Base Property or the REIT which has a Material Adverse Effect on Borrower or the REIT, as reasonably determined by Agent.

          (c) SPECIAL LINE A ADVANCE CONDITIONS. If the Advance requested is a Line A Advance, the following additional conditions must be satisfied:

                (i) BORROWING BASE PROPERTY CONDITIONS. All of the conditions to inclusion of all Borrowing Base Properties required pursuant to
     SECTION 3.1 in order to generate sufficient Borrowing Base Value for such Advance shall have been satisfied or waived by Requisite Lenders; and

               (ii) BORROWING BASE CERTIFICATES. Borrower shall have delivered to Agent a Borrowing Base Certificate evidencing sufficient Loan Availability to support any Line A Advances being requested.

          (d) SPECIAL LINE B ADVANCE CONDITIONS. If the Advance requested is a Line B Advance, it shall be an additional condition to the making of such Advance that Borrower shall be in compliance with Section 9.5 after such Advance is made.

Each submission by Borrower to Agent of a Notice of Borrowing with respect to an Advance and the acceptance by Borrower of the proceeds of each such Advance made hereunder shall constitute a representation and warranty by Borrower as of the Funding Date in respect of such Advance that all the conditions contained in this SECTION 4.2 have been satisfied.


                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

     5.1 REPRESENTATIONS AND WARRANTIES AS TO BORROWER, ETC. In order to induce Lenders to make the Advances, Borrower hereby represents and warrants to Agent and Lenders as follows:

          (a) ORGANIZATION; PARTNERSHIP POWERS. Borrower (i) is a limited partnership duly organized, validly existing and in good standing under the laws of Maryland, (ii) is duly qualified to do business as a foreign limited partnership and in good standing under the laws of California and each other jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect on Borrower, and (iii) has all requisite partnership power and authority to own, operate and encumber its Property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the Advances contemplated by the Loan Documents.

          (b) AUTHORITY. Borrower has the requisite partnership power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary actions. Each of the Loan Documents to which Borrower is a party has been duly and validly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and general equitable principles.

          (c) OWNERSHIP OF BORROWER. All of the Partnership Units of the Borrower are validly issued and non-assessable and as of the Closing Date owned of record in the percentage amounts and by the Persons set forth on
SCHEDULE 5.1(c), as amended from time to time. As of the Closing Date, the REIT owns 21,679,500 Partnership Units of the Borrower, free and clear of any Liens. Such Partnership Units were offered and sold in compliance in all material respects with all Requirements of Law (including, without limitation, federal and state securities laws). Except as set forth in SCHEDULE 5.1(c), there are no outstanding securities convertible into or exchangeable for Partnership Units of the Borrower, or options, warrants or rights to purchase any such Partnership Units, or commitments of any kind for the issuance of additional Partnership Units or any such convertible or exchangeable securities or options, warrants or rights to purchase such Partnership Units. The REIT is the sole general partner of the Borrower.

          (d) NO CONFLICT. The execution, delivery and performance by Borrower of the Loan Documents to which it is or will be a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate Borrower's limited partnership agreement or certificate of limited partnership or other organizational documents, as the case may be, or
(ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of or binding upon Borrower, which would have a Material Adverse Effect on Borrower or (iii) require termination of any Contractual Obligation, which would have a Material Adverse Effect on Borrower or (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the Properties or assets of Borrower (other than Liens in favor of Agent arising pursuant to the Loan Documents or Permitted Liens).


          (e) CONSENTS AND AUTHORIZATIONS. Borrower has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow Borrower to lawfully execute, deliver and perform its obligations under the Loan Documents to which Borrower is a party, except to the extent that failure to obtain any such consent or authorization or to effect such notice or filing would not have a Material Adverse Effect on Borrower.

          (f) GOVERNMENTAL REGULATION. Neither Borrower nor the REIT is subject to regulation under the Public Utility

Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

          (g) FINANCIAL STATEMENTS; PROJECTIONS AND FORECASTS. Each of the financial statements to be delivered to Agent pursuant to SECTION 6.1(b) and (c)
(i) has been, or will be, as applicable, prepared in accordance with the books and records of the REIT and the Consolidated Entities on a consolidated basis, and (ii) either fairly present in all material respects, or will fairly present in all material respects, as applicable, the financial condition of the REIT and the Consolidated Entities on a consolidated basis, at the dates thereof (and, if applicable, subject to normal year-end adjustments) and the results of its operations and cash flows, on a consolidated basis, for the period then ended. Each of the projections delivered to Agent prior to the date hereof and the financial plans and projected consolidated cash flows to be delivered to Agent pursuant to SECTION 6.1(e), (A) has been, or will be, as applicable, prepared by the REIT in light of the past business and performance of the REIT or its predecessors in interest on a consolidated basis and (B) represent, or will represent, as of the date thereof, the reasonable good faith estimates of the REIT's financial personnel as of their respective dates.

          (h) PRIOR OPERATING STATEMENTS. Each of the operating statements pertaining to each of the Borrowing Base Properties and to each of the Unencumbered Assets in the Unencumbered Pool prepared by Borrower and delivered to Agent prior to the date hereof was prepared in accordance with GAAP in effect on the date such operating statement of each Borrowing Base Property was prepared and fairly presents the results of operations of such Borrowing Base Property for the period then ended; provided, however, that no representation is made with respect to any period prior to the ownership of such Borrowing Base Property or Unencumbered Asset, as the case may be, by Borrower or a Predecessor Entity.

          (i) BORROWING BASE PROPERTY STATEMENTS AND PROJECTIONS. Each of the Borrowing Base Property Statements to be delivered to Agent pursuant to
SECTION 6.1(f) and each of the Unencumbered Pool Statements to be delivered to Agent pursuant to SECTION 6.1(g) (i) has been or will be, as applicable, prepared in accordance with the books and records of the applicable Borrowing Base Property and of the applicable Unencumbered Asset, respectively, and
(ii) fairly presents or will fairly present in all material respects, as applicable, the results of operations of such Borrowing Base Property and such Unencumbered Asset, respectively, for the period then ended; provided, however, that no representation is made with respect to any period prior to the ownership of such Borrowing Base Property or Unencumbered Asset, as the case may be, by Borrower or a Predecessor Entity.

          (j)  LITIGATION; ADVERSE EFFECTS.

                (i) Except as otherwise disclosed on SCHEDULE 5.1(j), there is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending or, to the best of Borrower's knowledge, threatened against Borrower or any Property of Borrower (including any Borrowing Base Property) which will result in a Material Adverse Effect on Borrower.

               (ii) Borrower is not (A) in violation of any applicable law, which violation has a Material Adverse Effect on Borrower, or (B) subject to or in default with respect to any Court Order which has a Material Adverse Effect on Borrower. There are no material Proceedings pending or, to the best of Borrower's knowledge, threatened against Borrower or any Borrowing Base Property, which, if adversely decided, would have a Material Adverse Effect on Borrower.

          (k) NO MATERIAL ADVERSE CHANGE. Since the Closing Date, there has occurred no event which has a Material Adverse Effect on Borrower, and no material adverse change in Borrower's ability to perform its obligations under the Loan

Documents to which it is a party or the transactions contemplated thereby.

          (l) PAYMENT OF TAXES. All tax returns and reports to be filed by Borrower have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns or otherwise payable by Borrower have been paid when due and payable (other than real property taxes, which may be paid prior to delinquency so long as no penalty or interest shall attach thereto), except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect on Borrower. Borrower has no knowledge of any proposed tax assessment against Borrower that will have a Material Adverse Effect on Borrower, which is not being actively contested in good faith by Borrower.

          (m) MATERIAL ADVERSE AGREEMENTS. Borrower is not a party to or subject to any Contractual Obligation or other restriction contained in its limited partnership agreement, certificate of limited partnership or similar governing documents which has a Material Adverse Effect on Borrower.

          (n) PERFORMANCE. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, will not have a Material Adverse Effect on Borrower.

          (o) FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Advances hereunder will be used to purchase or carry any "margin security" as defined in Regulation G or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G.

Neither Borrower nor the REIT is engaged primarily in the business of extending credit for the purpose of purchasing or carrying out any "margin stock" as defined in Regulation U. No part of the proceeds of the Advance hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X or any other regulation of the Federal Reserve Board.

          (p) DISCLOSURE. The representations and warranties of Borrower contained in the Loan Documents and all certificates, financial statements and other documents delivered to Agent in connection therewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading; provided no representation is made as to any information in the financial reports for any Real Property prior to its ownership by Borrower. The factual information in any document, certificate or written statement (including, without limitation, the S-11) furnished to the Agent by or on behalf of the REIT or any other Consolidated Entity with respect to the business, assets, prospects, results of operations or financial condition of the REIT, the Borrower or any other Consolidated Entity, including operating statements and Rent Rolls for periods when the Real Property covered by such statements or Rent Rolls is owned by Borrower, for use in connection with the transactions contemplated by this Agreement is true and correct in all material respects. There is no fact known to the REIT, Borrower or any Consolidated Entity that has a Material Adverse Effect on Borrower, the REIT and/or any such Consolidated Entity or could reasonably be expected to have a Material Adverse Effect on Borrower, the REIT and/or any such Consolidated Entity, which has not been disclosed herein or in such other documents, certificates and statements. Borrower has given to Agent true, correct and complete copies of all Major BBP Leases, organizational documents, financial statements of the REIT and the Consolidated Entities, Borrowing Base Property Statements, Unencumbered Pool Statements and all other documents and instruments referred to in the Loan Documents as having been delivered to Agent. Borrower has not intentionally withheld any material fact from Agent in regard to any matter raised in the Loan Documents which would cause its representations and warranties to be misleading. Notwithstanding the foregoing, with respect to projections of Borrower's future performance such representations and warranties are made in good faith and to the best judgment of Borrower as of the date thereof.

          (q) REQUIREMENTS OF LAW. The REIT and the Consolidated Entities are in compliance with all Requirements of Law (including without limitation the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and "Blue Sky" laws) applicable to it and its respective businesses, in each case, where the failure to so comply will have a Material Adverse Effect on any such Person. The REIT has made all filings with and obtained all consents of the Commission required under the Securities Act and the Securities Exchange Act in connection with the execution, delivery and performance by the REIT of the Loan Documents.

          (r) PATENTS, TRADEMARKS, PERMITS, ETC. The REIT and the Consolidated Entities own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of each such Person's business as currently conducted, the absence of which would have a Material Adverse Effect upon such Person. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by each such Person does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of any such Person which would have a Material Adverse Effect on any such Person.

          (s) ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 5.1(s) or in any Phase I or other reports delivered to Agent, to the best knowledge of Borrower (i) the operations of the REIT and Borrower comply in all material respects with all applicable, local, state and federal environmental, health-and safety Requirements of Law ("Environmental Laws"); (ii) none of the Collateral or operations thereon are subject to any Remedial Action or other Liabilities and Costs arising from the

Release or threatened Release of a Contaminant into the environment in violation of any Environmental Laws, which Remedial Action or other Liabilities and Costs would have a Material Adverse Effect on Borrower and/or the REIT; (iii) neither the REIT nor the Borrower has filed any notice under applicable Environmental Laws reporting a Release of a Contaminant into the environment in violation of any Environmental Laws, except as the same may have been heretofore remedied;
(iv) there is not now on or in the Collateral(except in compliance in all material respects with all applicable Environmental Laws): (A) any underground storage tanks, (B) any asbestos-containing material, or (C) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment owned by such Person; and (v) neither the REIT nor Borrower has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment which would have a Material Adverse Effect on the REIT or any of the Consolidated Entities.

          (t) MAJOR AGREEMENTS; BBP LEASES. With respect to each Borrowing Base Property, Agent has received true, complete and correct copies of each Major Agreement. All such Major Agreements are in full force and effect in accordance with their terms and have not been and will not be modified or terminated except as permitted by this Agreement, and no default or event of default (or event or occurrence which upon with the passage of time or the giving of notice, or both, will constitute a default or event of default) exists or will exist under such Major Agreements as a result of the consummation of the transactions contemplated by the Loan Documents. Agent has received the form BBP Lease used for each Borrowing Base Property, and the BBP Leases for each Borrowing Base Property, taken as a whole, do not and will not vary materially from the requirements of CLAUSES (i) through (iv) of SECTION 3.4(b) unless approved by Agent. All BBP Leases entered into by Borrower or a Predecessor Entity contain provisions pursuant to which the tenant thereunder agrees to attorn to a mortgagee in the event of a foreclosure, subject only to customary conditions. Except as reflected on the most current Rent Rolls delivered to Agent, all BBP Leases are in full force and effect in accordance with their terms and no default or event or default (or event or occurrence which upon with the passage of time or the giving of notice, or both, will constitute a default or event of default) exists or will exist thereunder as result of the consummation of the transactions contemplated by the Loan Documents. Except as set forth on SCHEDULE 5.1(t) (as amended from time to time), other than BBP Leases and Permitted Liens there are no Contractual Obligations relating to the maintenance, occupancy, use or operation of any of the Borrowing Base Properties which are not terminable by Borrower or a mortgagee-in-possession upon thirty (30) days or less notice.

          (u) SOLVENCY. Borrower is and will be Solvent after giving effect to the disbursements of the Advances and the payment and accrual of all fees then payable.

          (v) TITLE TO ASSETS; NO LIENS. Borrower has good, indefeasible and merchantable title to all Properties owned or leased by it, and all of the Collateral is free and clear of all Liens, except Permitted Liens.

          (w) MANAGEMENT AGREEMENTS. Except as disclosed on SCHEDULE 5.1(w) (as amended from time to time), Borrower is not a party or subject to any management or "ground" leasing agreement with respect to any of the Properties included within the Borrowing Base Properties or the Unencumbered Pool.

     5.2 REPRESENTATIONS AND WARRANTIES AS TO THE REIT. In order to induce Lenders to make the Advances, Borrower hereby represents and warrants to the Agent and Lenders as follows:

          (a) ORGANIZATION; CORPORATE POWERS. The REIT (i) is a corporation duly organized, validly existing and in good standing under the laws of Maryland, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing will not have a Material Adverse Effect on the REIT, and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

          (b) AUTHORITY. The REIT has the requisite corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the Board of Directors of the REIT, and no other corporate proceedings on the part of the REIT are necessary to consummate such transactions. Each of the Loan Documents to which the REIT is a party has been duly executed and delivered by the REIT and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and general equitable principles.

          (c) NO CONFLICT. The execution, delivery and performance by the REIT of the Loan Documents to which it is party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate its articles of incorporation, by-laws or other organizational documents,
(ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of the REIT, which would have a Material Adverse Effect on the REIT, (iii) require termination of any Contractual Obligation, which would have a Material Adverse Effect on the REIT, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of the REIT (other than Liens in favor of Agent arising pursuant to the Loan Documents), or (v) require any approval of the stockholders of the REIT.

          (d) CONSENTS AND AUTHORIZATIONS. The REIT has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow the REIT to lawfully execute, deliver and perform its obligations under the Loan Documents to which the REIT is a party.

          (e) CAPITALIZATION. All of the capital stock of the REIT has been issued in compliance in all material respects with all applicable Requirements of Law.

          (f)  LITIGATION; ADVERSE EFFECTS.

               (i) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending or, to best of Borrower's knowledge, threatened against the REIT or any Property of the REIT, which will
     (A) result in a Material Adverse Effect on the REIT, (B) materially and adversely affect the ability of any party to any of the Loan Documents to perform its obligations thereunder, or (C) materially and adversely affect the ability of the REIT to perform its obligations as contemplated in the Loan Documents.

               (ii) The REIT is not (A) in violation of any applicable law, which violation has a Material Adverse Effect on the REIT, or (B) subject to or in default with respect to any Court Order which has a Material Adverse Effect on the REIT. There are no Proceedings pending or, to the best of Borrower's knowledge, threatened against the REIT, which, if adversely decided, would have a Material Adverse Effect on the REIT or Borrower.

          (g) NO MATERIAL ADVERSE CHANGE. Since the Closing Date, there has occurred no event which has a Material Adverse Effect on the REIT, and no material adverse change in the REIT's ability to perform its obligations under the Loan Documents to which it is a party or the transactions contemplated thereby.

          (h) PAYMENT OF TAXES. All tax returns and reports to be filed by the REIT have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns have been paid when due and payable, except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable would not have, in the aggregate, a Material Adverse

Effect on the REIT. The REIT has no knowledge of any proposed tax assessment against the REIT that would have a Material Adverse Effect on the REIT, which is not being actively contested in good faith by the REIT.

          (i) MATERIAL ADVERSE AGREEMENTS. The REIT is not a party to or subject to any Contractual Obligation or other restriction contained in its charter, by-laws or similar governing documents which has a Material Adverse Effect on the REIT or the ability of the REIT to perform its obligations under the Loan Documents to which it is a party.

          (j) PERFORMANCE. The REIT is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect on the REIT.

          (k) DISCLOSURE. The representations and warranties of the REIT contained in the Loan Documents, and all certificates, financial statements and other documents delivered to Agent in connection therewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The REIT has not intentionally withheld any material fact from Agent in regard to any matter raised in the Loan Documents which would cause its representations and warranties to be misleading. Notwithstanding the foregoing, with respect to projections of the REIT's future performance such representations and warranties are made in good faith and to the best judgment of the management of the REIT as of the date thereof.

          (l) ERISA. Neither the REIT nor any ERISA Affiliate thereof (including, for all purposes under this SECTION 5.2(1), Borrower and the other Consolidated Entities) has in the past five (5) years maintained or contributed to or currently maintains or contributes to any Benefit Plan other than the Benefit Plans identified on SCHEDULE 5.2(1) (as such Schedule may be amended from time to time). Neither the REIT nor any ERISA Affiliate thereof has during the past five (5) years maintained or contributed to or currently maintains or contributes to any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides benefits to retirees other than benefits required to be provided under Section 4980B of the Code and Sections 601 through 608 of ERISA (or any successor provisions thereto) or applicable state law. Neither the REIT nor any ERISA Affiliate thereof is now contributing nor has it ever contributed to or been obligated to contribute to any Multiemployer Plan, no employees or former employees of the REIT, or such ERISA Affiliate, have been covered by any Multiemployer Plan in respect of their employment by the REIT, and no ERISA Affiliate of the REIT has or is likely to incur any withdrawal liability with respect to any Multiemployer Plan which would have a Material Adverse Effect on the REIT.

          (m) SOLVENCY. The REIT is and will be Solvent after giving effect to the disbursements of the Advances and the payment and accrual of all fees then payable.

          (n) STATUS AS A REIT. The REIT (i) shall for its first taxable year elect to qualify (but has not so elected as of the Closing Date), and for each subsequent taxable year shall maintain its classification, as a real estate investment trust as defined in Section 856 of the Code, (ii) has not engaged in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Code,
(iii) for its current "tax year" (as defined in the Code) is, and for all taxable years subsequent to its election to be a real estate investment trust shall remain, entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code and (iv) its ownership and method of operation enable it to meet the requirements for taxation as a real estate investment trust under the Code.

          (o) OWNERSHIP. As of the Closing Date, the REIT does not own or have any direct interest in any other Person, other than its ownership of the general partnership interests in Borrower.

          (p) NYSE LISTING. The common stock of the REIT is, and is reasonably expected to be, listed for trading and traded on the New York Stock Exchange.


                                    ARTICLE 6

                               REPORTING COVENANTS

          Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

     6.1 FINANCIAL STATEMENTS AND OTHER FINANCIAL AND OPERATING INFORMATION. Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of quarterly and annual financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared on a consolidated basis for the REIT and the other Consolidated Entities from such system and records. Borrower shall deliver or cause to be delivered to Agent (with copies of bound materials sufficient for each Lender):

          (a) COMMISSION FILINGS. Promptly following their filing with the Commission, copies of all required reports and filings filed with the Commission, including, without limitation, the Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q, registration statements, proxy statements and the annual reports delivered to the shareholders of the REIT and the Consolidated Entities.

          (b) ANNUAL FINANCIAL STATEMENTS. Within ninety (90) days after the close of each Fiscal Year, consolidated balance sheets, statements of operations, stockholders' equity and cash flows for the REIT and the Consolidated Entities (in the form provided to the Commission on the REIT's Form 10-K), audited and certified without qualification by the Accountants and accompanied by a statement that, in the course of their audit (conducted in accordance with generally accepted auditing standards), the Accountants obtained no knowledge that an Event of Default or Unmatured Event of Default occurred. To the extent Agent desires additional details or supporting information with respect to Unconsolidated Joint Venture or individual Properties which are not Borrowing Base Properties or Unencumbered Assets within the Unencumbered Pool not contained in the REIT's Form 10-K, Borrower shall provide Agent with such details or supporting information as Agent requests which is reasonably available to Borrower. Without limiting the foregoing, at Agent's request, within ninety (90) days after the end of each Fiscal Year, Borrower shall provide to Agent operating statements and a schedule setting forth the percentage of leasable area leased to tenants in occupancy, with footnotes indicating which leases are in default in rent payments by more than forty-five
(45) days (other than technical, nonmaterial disputes concerning percentage rentals due) and any other material provisions in respect to which Borrower has issued a notice of default, for each Property which is not a Borrowing Base Property or an Unencumbered Asset within the Unencumbered Pool.

          (c) QUARTERLY FINANCIAL STATEMENTS CERTIFIED BY CFO. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter, consolidated balance sheets, statements of operations, stockholders' equity and statements of cash flow for the REIT and the Consolidated Entities, which may, in the case of the first three Fiscal Quarters, be in the form provided to the Commission on the REIT's Form 10-Q, and certified by the REIT's chief executive officer, chief operating officer, chief financial officer or chief accounting officer.

          (d) OFFICER'S CERTIFICATE OF BORROWER. (i) Together with each delivery of any financial statement pursuant to subsection (c) above, an Officer's Certificate of the REIT, stating that the executive officer who is the signatory thereto (which officer shall be the chief executive officer, the chief operating officer, the chief financial officer or the chief accounting officer of the REIT) has reviewed, or caused under his or her supervision to be reviewed, the terms of this Agreement and the other principal Loan Documents, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the REIT and the Consolidated Entities during the accounting period covered by such financial statements of the REIT and the Consolidated Entities, and that such review has not disclosed the existence at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officer's Certificate, of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or, if any such condition or event exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto; and (ii) together with each delivery pursuant to subsection (c) above, a Compliance Certificate demonstrating in reasonable detail (which detail shall include actual calculation and supporting information) compliance at the end of such accounting periods with the financial covenants contained in SECTIONS 8.3 and ARTICLE 9.

          (e) CASH FLOW PROJECTIONS. As soon as practicable, and in any event, within one hundred twenty (120) days after the end of each Fiscal Year projected consolidated cash flows for the REIT and the Consolidated Entities for such Fiscal Year. Borrower shall also provide such additional supporting details as Agent may reasonably request.

          (f) BORROWING BASE PROPERTY STATEMENTS AND OPERATING RESULTS. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter, quarterly operating statements, in a form approved by Agent, which operating statements shall include actual quarterly and year-to-date net operating income results, Rent Rolls, lease status reports and occupancy summaries in the form customarily generated by Borrower for each Borrowing Base Property dated as of the last day of such Fiscal Quarter (the "QUARTERLY BORROWING BASE PROPERTY STATEMENTS"), in form and substance reasonably satisfactory to Agent, certified as being true and correct in all material respects by the REIT's chief financial officer, chief accounting officer, chief executive officer or chief operating officer. In addition, as soon as practicable, and in any event within forty-five (45) days after the end of the fourth Fiscal Quarter, a year-end operating statement, in a form reasonably approved by Agent, which operating statement shall include actual year-to-date net operating income and net cash flow results for each Borrowing Base Property dated as of the last day of such Fiscal Quarter (collectively, with the Quarterly Borrowing Base Property Statements, the "BORROWING BASE PROPERTY STATEMENT").

          (g) UNENCUMBERED POOL STATEMENTS AND OPERATING RESULTS. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter, quarterly operating statements, in a form approved by Agent, which operating statements shall include actual quarterly and year-to-date operating income results, Rent Rolls for each Unencumbered Asset within the Unencumbered Pool dated as of the last day of such Fiscal Quarter (the "QUARTERLY UNENCUMBERED POOL STATEMENTS"), in form and substance satisfactory to Agent, certified as being true and correct in all material respects by the REIT's chief financial officer, chief accounting officer, chief executive officer or chief operating officer. In addition, as soon as practicable, and in any event within forty-five (45) days after the end of the fourth Fiscal Quarter, a year-end operating statement, in form approved by Agent, which operating statement shall include year-to-date net operating income and net cash flow results for each Unencumbered Asset within the Unencumbered Pool dated as of the last day of such Fiscal Quarter (collectively, with the Quarterly Unencumbered Pool Statements, the "UNENCUMBERED POOL STATEMENTS"). Agent shall have the right to request the foregoing information with respect to any Real Property owned by the REIT or any Consolidated Entity.

          (h) BORROWING BASE CERTIFICATE. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter, a Borrowing Base Certificate, certified as being true and correct in all material respects by the REIT's chief executive officer, chief operating officer, chief financial officer or chief accounting officer. Each Borrowing Base Certificate shall set forth Borrowing Base calculations since the date of the last prior Borrowing Base Certificate, and shall reflect any material adverse changes in the Property NOI of which such officer has knowledge and which is not reflected in the most recent Borrowing Base Property Statement.

          (i) BUDGETS FOR BORROWING BASE PROPERTIES AND UNENCUMBERED POOL. Not later than fifteen (15) days prior to the beginning of each Fiscal Year, annual operating budgets (including, without limitation, overhead items and capital expenditures) for each Borrowing Base Property and each Unencumbered Asset in the Unencumbered Pool for the immediately following Fiscal Year, prepared on an annual basis, in a form approved by Agent, together with all supporting details reasonably requested by Agent, and certified by the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the REIT as being based upon the REIT's reasonable good faith estimates, upon information and assumptions at the time.

          (j) HAZARD INSURANCE. On or before March 31 of each calendar year, the evidence required by SECTION 7.1(e) that Borrower is maintaining the casualty and liability insurance required by this Agreement.

          (k) KNOWLEDGE OF EVENT OF DEFAULT. Promptly upon a Responsible Official of Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or becoming aware that any Lender has given notice or taken any other action with respect to a claimed Event of Default or Unmatured Event of Default or (ii) of any condition or event which has a Material Adverse Effect on Borrower, the REIT or any Borrowing Base Property, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Lender and the nature of such claimed Event of Default, Unmatured Event of Default, event or condition, and what action Borrower and/or the REIT has taken, is taking and proposes to take with respect thereto.

          (l) LITIGATION, ARBITRATION OR GOVERNMENT INVESTIGATION. Promptly upon a Responsible Official of Borrower or the REIT obtaining knowledge of
(i) the institution of, or threat of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower, the REIT or any Borrowing Base Property not previously disclosed in writing by Borrower to Agent pursuant to this SECTION 6.1(i), including any eminent domain or other condemnation proceedings affecting any Borrowing Base Property, or
(ii) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed, which, in either case, has a Material Adverse Effect on Borrower or the REIT, a notice thereof to Agent and such other information as may be reasonably available to it to enable Agent, Lenders and their counsel to evaluate such matters.

          (m) ERISA TERMINATION EVENT. As soon as possible, and in any event within thirty (30) days after a Responsible Official of Borrower or the REIT knows that a Termination Event has occurred, a written statement of the chief financial officer of the REIT describing such Termination Event and the action, if any, which Borrower, the REIT or any ERISA Affiliate of any of them has taken, is taking or proposes to take, with respect thereto, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

          (n) PROHIBITED ERISA TRANSACTION. As soon as possible, and in any event within thirty (30) days, after a Responsible Official of Borrower, the REIT or any ERISA Affiliate of any of them knows that a prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Code and which is not subject to a statutory or prohibited transaction class exemption) has occurred, a statement of the chief financial officer of the REIT describing such transaction.

          (o)  BENEFIT PLAN ANNUAL REPORT.  On request of Agent, within thirty
(30) days after the filing thereof with the DOL, the IRS or the PBGC, copies of each annual report, including Schedule B thereto, filed with respect to each Benefit Plan of Borrower, the REIT or any ERISA Affiliate of any of them.

          (p) BENEFIT PLAN FUNDING WAIVER REQUEST. Within thirty (30) days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan of Borrower, the REIT or any ERISA Affiliate of any of them and all communications received by Borrower, the REIT or any ERISA Affiliate of any of them with respect to such request.

          (q) ESTABLISHMENT OF BENEFIT PLAN AND INCREASE IN CONTRIBUTIONS TO THE BENEFIT PLAN. Not less than ten (10) days prior to the effective date thereof, a notice to Agent of the establishment of a Benefit Plan (or the incurrence of any obligation to contribute to a Multiemployer Plan) by Borrower, the REIT or any ERISA Affiliate of any of them. Within thirty (30) days after the first to occur of an amendment of any then existing Benefit Plan of Borrower, the REIT or any ERISA Affiliate of any of them which will result in an increase in the benefits under such Benefit Plan or a notification of any such increase, or the establishment of any new Benefit Plan by Borrower, the REIT or any ERISA Affiliate of any of them or the commencement of contributions to any Benefit Plan to which Borrower, the REIT or any ERISA Affiliate of any of them was not previously contributing, a copy of said amendment, notification or Benefit Plan.

          (r) QUALIFICATION OF ERISA PLAN. Promptly upon, and in any event within thirty (30) days after, receipt by Borrower, the REIT or any ERISA Affiliate of any of them of an unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, a copy of said determination letter, if such disqualification would have a Material Adverse Effect on Borrower or the REIT.

          (s) MULTIEMPLOYER PLAN WITHDRAWAL LIABILITY. Promptly upon, and in any event within thirty (30) days after receipt by Borrower, the REIT or any ERISA Affiliate of any of them of a notice from a Multiemployer Plan regarding the imposition of material withdrawal liability, a copy of said notice.

          (t) FAILURE TO MAKE SECTION 412 PAYMENT. Promptly upon, and in any event within thirty (30) days after, Borrower, the REIT or any ERISA Affiliate of any of them fails to make a required installment under subsection (m) of
Section 412 of the Internal Revenue Code or any other payment required under
Section 412 of the Internal Revenue Code on or before the (due date for such installment or payment, a notification of such failure, if such failure could result in either the imposition of a Lien under said Section 412 or otherwise have or could reasonably be anticipated to have a Material Adverse Effect on Borrower or the REIT.

          (u) FAILURE OF THE REIT TO QUALIFY AS REAL ESTATE INVESTMENT TRUST. Promptly upon, and in any event within forty-eight (48) hours after a Responsible Official of Borrower first has actual knowledge of (i) the REIT failing to continue to qualify as a real estate investment trust as defined in
Section 856 of the Internal Revenue Code (or any successor provision thereof),
(ii) any act by the REIT causing its election to be taxed as a real estate investment trust to be terminated, (iii) any act causing the REIT to be subject to the taxes imposed by Section 857(b)(6) of the Internal Revenue Code (or any successor provision thereto), or (iv) the REIT failing to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code, a notice of any such occurrence or circumstance.

          (v) ASSET ACQUISITIONS AND DISPOSITIONS, INDEBTEDNESS, MERGER, ETC. Without limiting ARTICLE 8 or any other restriction in the Loan Documents, concurrently with notice to Borrower's priority mailing list and in all events not later than any public disclosure, written notice of any material investments (other than in Cash Equivalents), material acquisitions, asset purchases, dispositions, disposals, divestitures or similar transactions involving Property, the raising of additional equity or the incurring or repayment of material Debt, or any material merger, by or with Borrower or the REIT, and, promptly upon consummation of such transaction, a Compliance Certificate, in form and substance reasonably acceptable to Agent, demonstrating in reasonable detail (which detail shall include actual calculations) compliance, after giving effect to such proposed transaction(s), with the covenants contained in SECTION 8.3 and ARTICLE 9. For purposes of this
SECTION 6.1(v), any investment, acquisition, asset purchase, disposition, disposal, divestiture, merger or similar transaction shall be considered "material" if it involves assets exceeding five percent (5%) of the Borrower's assets (as existing prior to giving effect to such transaction) or if it involves the acquisition or disposition of Real Property. Borrower's written notice of each Real Property acquisition or disposition shall contain a description of all improvements which are a part of such Real Property, the square footage of such improvements, the acquisition or disposition price and such other information with respect thereto reasonably requested by the Agent.

          (w) OTHER INFORMATION. Such other information, reports, contracts, schedules, lists, documents, agreements and instruments in the possession of the REIT or Borrower with respect to (i) the Collateral or any other assets of the REIT or Borrower (either on an individual or an aggregate basis), (ii) any material change in the REIT's investment, finance or operating policies, or
(iii) the Borrower's, the REIT's or any other Consolidated Entity's business, condition (financial or otherwise), operations, performance, properties or prospects as Agent may from time to time reasonably request, including, without limitation, annual information with respect to cash flow projections, budgets, operating statements (current year and immediately preceding year), Rent Rolls, lease expiration reports, leasing status reports, note payable summaries, bullet note summaries, equity funding requirements, contingent liability summaries, line of credit summaries, line of credit collateral summaries, wrap note or note receivable summaries, schedules of outstanding letters of credit, summaries of cash and Cash Equivalents, projections of leasing fees and overhead budgets. Provided that Agent gives Borrower reasonable prior notice and an opportunity to participate, Borrower hereby authorizes Agent to communicate with the Accountants and authorizes the Accountants to disclose to Agent any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such accountants may have with respect to the Collateral or Borrower's or the REIT's condition (financial or otherwise), operations, properties, performance and prospects. Concurrently therewith, Agent will notify Borrower of any such communication at Agent's request, Borrower shall deliver a letter addressed to the Accountants instructing them to disclose such information in compliance with this SECTION 6.1(w).

          (x) PRESS RELEASES; SEC FILINGS AND FINANCIAL STATEMENTS. Telephonic or telecopy notice to Agent concurrent with or prior to issuance of any material press release concerning the REIT or Borrower and, as soon as practicable after filing with the Commission, all reports and notices, proxy statements, registration statements and prospectuses of the REIT. All materials sent or made available generally by the REIT to the holders of its publicly-held Securities or filed with the Commission, including all periodic reports required to be filed with the Commission, will be delivered to Agent as soon as available.

          (y) ACCOUNTANT REPORTS. Copies of all reports prepared by the Accountants and submitted to Borrower or the REIT in connection with each annual, interim or special audit or review of the financial statements or practices of Borrower or the REIT, including the comment letter submitted by the Accountants in connection with their annual audit.

     6.2 ENVIRONMENTAL NOTICES. Borrower shall notify Agent, in writing; as soon as practicable, and in any event within ten (10) days after a Responsible Official of Borrower's or the REIT's learning thereof, of any: (a) written notice or claim to the effect that Borrower or the REIT is or may be liable to any Person as a result of any material Release or threatened Release of any Contaminant into the environment (b) written notice that Borrower or the REIT is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment; (c) written notice that any Property is subject to an Environmental Lien; (d) written notice of violation to Borrower or the REIT or awareness of a condition which might reasonably result in a notice of violation of any Environmental Laws by Borrower or the REIT; (e) commencement or written threat of any judicial or administrative proceeding alleging a violation of any

Environmental Laws; (f) written notice from a Governmental Authority of any changes to any existing Environmental Laws that will have a Material Adverse Effect on the operations of Borrower or the REIT; or (g) any proposed acquisition of stock, assets, real estate or leasing of property, or any other action by Borrower that, to the best of Borrower's knowledge, could subject Borrower or the REIT to environmental, health or safety Liabilities and Costs that will have a Material Adverse Effect on Borrower or the REIT. With regard to the matters referred to in clauses (a) through (e) above, the same shall apply in respect of each Borrowing Base Property and, in the case of other Property of Borrower or the REIT, only if the matter will have a Material Adverse Effect on Borrower or the REIT.

     6.3 CONFIDENTIALITY. Confidential information obtained by Agent or Lenders pursuant to this Agreement or in connection with the Advances shall not be disseminated by Agent or Lenders and shall not be disclosed to third parties except to regulators, taxing authorities and other governmental agencies having jurisdiction over Agent or such Lender or otherwise in response to Requirements of Law, to their respective auditors and legal counsel and in connection with regulatory, administrative and judicial proceedings as necessary or relevant including enforcement proceedings relating to the Loan Documents, and to any prospective assignee of or participant in a Lender's interest under this Agreement or any prospective purchaser of the assets or a controlling interest in any Lender, provided that such prospective assignee, participant or purchaser first agrees to be bound by the provisions of this SECTION 6.3. In connection with disclosures of confidential information to any non-governmental third-party, the Lender(s) from whom the same has been requested shall, to the extent feasible and permitted, give prior notice of such request to Borrower; however, neither Agent nor any such Lender shall incur any liability to Borrower for failure to do so. For purposes hereof, "confidential information" shall mean all nonpublic information obtained by Agent or Lenders, unless and until such information becomes publicly known, other than as a result of unauthorized disclosure by Agent or Lenders of such information.

                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS

          Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

     7.1 WITH RESPECT TO BORROWER:

          (a) EXISTENCE. Borrower shall at all times maintain its existence as a limited partnership and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises does not have a Material Adverse Effect on Borrower.

          (b) QUALIFICATION, NAME. Borrower shall qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect on Borrower. Borrower will transact business solely in its own name.

          (c) COMPLIANCE WITH LAWS, ETC. Borrower shall (i) comply with all Requirements of Law, and all restrictive covenants affecting Borrower or the properties, performance prospects, assets or operations of Borrower, and
(ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect on Borrower.

          (d) PAYMENT OF TAXES AND CLAIMS. Borrower shall pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material Adverse Effect on Borrower, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to Borrower, which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of Borrower's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto. Notwithstanding the foregoing, Borrower may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any taxes, assessments, other governmental charges or claims described above, provided that Borrower shall provide such security as may be reasonably required by Agent to insure ultimate payment of the same and to prevent any sale or forfeiture of any of the Collateral (or any portion thereof or interest therein), or any other of Borrower's Property (or any portion thereof or interest therein), provided however, that the provisions of this
SECTION 7.1(d) shall not be construed to permit Borrower to contest the payment of any obligations or any other sums payable by Borrower to Agent or Lenders hereunder or under any other Loan Document. Notwithstanding any of the foregoing, Borrower shall indemnify, defend and save Agent and Lenders harmless from and against any liability, cost or expense of any kind that may be imposed on Agent or Lenders in connection with any such contest and any loss resulting therefrom.

          (e) MAINTENANCE OF PROPERTIES; INSURANCE. Borrower shall maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its Property and will make or cause to be made all appropriate repairs, renewals and replacements thereof. With respect to each Borrowing Base Property, Borrower shall maintain such hazard insurance coverage, including, without limitation, such endorsements, as Agent may reasonably require, insuring Agent (as Agent for the Lenders) against damage to such Borrowing Base Property in an amount and on such terms and conditions as Agent may reasonably require. Agent (as Agent for the Lenders) shall be named on the policy or policies evidencing such coverage under a Lender's Loss Payable Endorsement (Form #438BFU or equivalent). In addition, Borrower shall maintain a policy of comprehensive general liability insurance with limits as reasonably required by Agent, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Borrowing Base Properties from any cause whatsoever. Borrower shall provide to Agent the originals of all required insurance policies, or other evidence of insurance reasonably acceptable to Agent. All insurance policies shall provide that the insurance shall not be cancelable or materially changed without ten (10) days' prior written notice to Agent. Agent shall be named under a Lender's Loss Payable Endorsement (Form #438BFU or equivalent) on all casualty insurance policies which Borrower actually maintains with respect to the Borrowing Base Properties. In addition, Borrower shall maintain commercially reasonable and appropriate amounts of fire and extended coverage and liability insurance on its other Real Properties. Borrower shall maintain all other insurance reasonably required by Agent from time to time.

          (f) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSION. Borrower shall permit, and shall cause the REIT to permit, any authorized representatives designated by any Lender to visit and inspect any of its properties (subject to rights of tenants), including all Borrowing Base Properties, to inspect financial and accounting records and leases, and to make copies and take extracts therefrom, all at such times during normal business hours and as often as any Lender may reasonably request; provided that all such visits and inspections shall be coordinated through the Agent and provided that the Agent shall give reasonable prior notice to Borrower of all such visits and inspections. In connection therewith, Borrower shall pay all expenses required by SECTION 12.1. Borrower will keep proper books of record and account in which entries, in conformity with GAAP and as otherwise required by this Agreement and applicable Requirements of Law, shall be made of all dealings and transactions in relation to its businesses and activities and as otherwise required under
SECTION 6.1.

          (g) MAINTENANCE OF PERMITS, ETC. Borrower will maintain in full force and effect all Permits, franchises, patents, trademarks, trade names, copyrights, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing would not have a Material Adverse Effect on Borrower; and notify Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any material Permit, patent, trademark, trade name, copyright, governmental approval, franchise authorization or right.

          (h) CONDUCT OF BUSINESS. Except for Investments expressly permitted pursuant to SECTION 9.8 and investments in Cash and Cash Equivalents, Borrower shall engage only in the business of acquiring, developing, owning, operating and managing income producing Office Properties within the continental United States and any business activities and investments of Borrower incidental thereto.

          (i) USE OF PROCEEDS. Borrower shall use the proceeds of the Advances only for pre-developments costs, development costs, acquisition costs, capital improvements, working capital, equity investments, repayment of Indebtedness, including required interest and/or principal payments thereon and for any other general corporate purposes, including distributions permitted hereunder.

     7.2  WITH RESPECT TO THE REIT:

          (a) CORPORATE EXISTENCE. The REIT shall at all times maintain its corporate existence and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises will not have a Material Adverse Effect on the REIT.

          (b) QUALIFICATION, NAME. The REIT shall qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect on the REIT. The REIT will transact business solely in its own name.

          (c) SECURITIES LAW COMPLIANCE. The REIT shall comply in all material respects with all rules and regulations of the Commission and file all reports required by the Commission relating to the REIT's publicly-held Securities.

          (d)  CONTINUED STATUS A REIT; PROHIBITED TRANSACTIONS.  The REIT
(i) will continue to be a real estate
investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) will not revoke its election (once made) to be a real estate investment trust, (iii) will not engage in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Internal Revenue Code (or any successor provision thereto), and (iv) will continue to be entitled to a dividend paid deduction meeting the requirements of Section 857 of the Internal Revenue Code.

          (e) NYSE LISTED COMPANY. The common stock of the REIT shall at all times be listed for trading on the New York Stock Exchange.

          (f) COMPLIANCE WITH LAWS, ETC. The REIT shall (i) comply with all Requirements of Law and restrictive covenants affecting the REIT and (ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect on the REIT.

          (g) PAYMENT OF TAXES AND CLAIMS. The REIT shall pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material Adverse Effect on the REIT, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to the REIT, which have become due and payable and which by law have or may become a lien other than a judgment lien upon any of the REIT's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto. Notwithstanding the foregoing, REIT may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any taxes, assessments, other governmental charges or claims described above, provided that REIT shall provide such security as may be required by Agent to insure ultimate payment of the same and to prevent any sale or forfeiture of any of the Collateral (or any portion thereof or interest therein), or any other of REIT's Property (or any portion thereof or interest therein), provided, however, that the provisions of this
SECTION 7.2(g) shall not be construed to permit REIT to contest the payment of any Obligations or any other sums payable by REIT to Agent or Lenders hereunder or under any other Loan Document. Notwithstanding any of the foregoing, REIT shall indemnify, defend and save Agent and Lenders harmless from and against any liability, cost or expense of any kind that may be imposed on Agent or Lenders in connection with any such contest and any loss resulting therefrom.

          (h) NET OFFERING PROCEEDS. Unless otherwise agreed in writing by Requisite Lenders, the REIT shall immediately contribute any Net Offering Proceeds to Borrower.


                                    ARTICLE 8

                               NEGATIVE COVENANTS

          Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

     8.1  WITH RESPECT TO ALL PARTIES.  Neither Borrower nor the REIT shall:

          (a) LIENS. Directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Collateral, except (i) Liens in favor of Agent securing the Obligations and (ii) Permitted Liens.

          (b) TRANSFERS OF COLLATERAL. Transfer, directly or indirectly, all or any interest in any Borrowing Base Property or other Collateral except
(i) sales or dispositions of personal property in the ordinary course of business and (ii) sales or transfers for which a Property Release is obtained.

          (c)  RESTRICTIONS ON FUNDAMENTAL CHANGES.

               (i) The REIT and Consolidated Entities shall not enter into any merger, consolidation or reorganization or any sale of all or a substantial portion of the assets of the REIT and the Consolidated Entities, taken as a whole, or liquidate, wind up or dissolve, except that (1) any Person engaged in the development and operation of class A suburban Office Properties may merge or consolidate with and into the REIT, the Borrower or any other Consolidated Entity, provided (A) no Event of Default or event which, with the giving of notice or the passage of time or both, could become an Event of Default, then exists or would result therefrom, (B) the REIT, Borrower or such Consolidated Entity, as the case may be, is the surviving entity, (C) the Agent reasonably determines that such merger or consolidation will not have a Material Adverse Effect on the Borrower or the REIT and (D) the Borrower delivers to the Agent, prior to the REIT, the Borrower or such Consolidated Entity becoming obligated (conditionally or otherwise) to proceed with such transaction, a certificate, in form and substance and in such detail as the Agent may reasonably require, of the REIT's chief financial officer, chief executive officer or chief operating officer demonstrating compliance with this Agreement on a proforma basis giving effect to such transaction, and (2) Borrower and the REIT may acquire interests in the CMBS Entities and Borrower may contribute assets to such CMBS Entities;

               (ii) Change its Fiscal Year; or

               (iii) Engage in any line of business other than as expressly permitted under SECTION 7.1(h).

          (d) ERISA. Permit any ERISA Affiliates to do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act, in a Material Adverse Effect on Borrower or the REIT:

               (i) Engage, or knowingly permit an ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or
     Section 4975 of the Code which is not exempt under Section 407 or 408 of ERISA or Section 4975(d) of the Code for which a class exemption is not available or a private exemption has not been previously obtained from the DOL;

               (ii) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived;

               (iii) Fail, or permit an ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect on Borrower or the REIT;

               (iv) Terminate, or permit an ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of Borrower or an ERISA Affiliate under Title IV of ERISA or the REIT; or

               (v) Fail, or permit any ERISA Affiliate to fail, to pay any required installment under section (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment, if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect on Borrower or the REIT.

          (e) DEBT AND GUARANTY OBLIGATIONS. Create, incur or assume any Debt or Guaranty Obligations except:

               (i)   Debt which is secured by Real Property;

               (ii)  the City National Bank Loan;

               (iii) Guaranty Obligations which do not exceed Five Hundred Thousand Dollars ($500,000);

               (iv) publicly-issued indebtedness or privately-placed unsecured fixed rate term Debt;

               (v)   the Contribution Agreement; or

               (vi)  the WFB Swap Agreement.

          (f) RESTRICTIONS ON PROPERTY MANAGEMENT. Enter into any property management, leasing or similar agreement with respect to any Borrowing Base Property except on arms-length terms and subject to a right to terminate at will upon not more than 30 days' notice, or as approved by Agent.

     8.2 AMENDMENT OF CONSTITUENT DOCUMENTS. The Borrower shall not materially amend its partnership agreement or certificate of limited partnership without the prior written consent of Requisite Lenders, except as may be required by applicable law or to comply with SECTION 7.2(d). The REIT shall not materially amend its articles of incorporation or by-laws without the prior written consent of Requisite Lenders, except (i) as required by applicable law or (ii) as may be required to comply with SECTION 7.2(d).

     8.3 MINIMUM OWNERSHIP INTEREST OF RICHARD ZIMAN. Richard Ziman shall at all times retain directly or indirectly ownership (the "Ownership Interest"), in the aggregate, of no less than sixty-five percent (65%) of the Capital Stock of the REIT and Partnership Units of Borrower owned, directly or indirectly, by Richard Ziman upon completion of the offering of the REIT's common stock as set forth in the S-11; provided, however, that Partnership Units may be exchanged for Capital Stock of the REIT; and provided further, however, that Richard Ziman may transfer some or all of his Capital Stock of the REIT and Partnership Units of Borrower to an inter vivos trust over which he holds the power of revocation or to his wife or his children or a trust for the benefit of his wife or children; and provided further, however, that neither any such trust, his wife nor any of his children (collectively, together with Richard Ziman, the "Family") may transfer any interest in such Capital Stock or Partnership Units to any Person other than another Family member.

     8.4 MANAGEMENT. Richard Ziman shall not cease to be active on a full-time, continuing basis in the senior management of Borrower and the REIT; provided, however, that, if due to death or incapacity, Richard Ziman is unable to act in such capacity, Borrower shall have one hundred twenty (120) days to obtain the approval of Requisite Lenders with respect to the new management. In the event Borrower shall fail to obtain approval of Requisite Lenders within such 120-day period, then Borrower shall, at the election and upon the demand of Requisite Lenders pay in full all Obligations under the Loan Documents not later than sixty (60) days after the end of such 120-day period, whereupon this Agreement and all Commitments shall be terminated. No further Advances shall be permitted until Borrower shall have obtained approval of Requisite Lenders under this
Section 8.4.

     8.5 MARGIN REGULATIONS. No portion of the proceeds of any Advances shall be used in any manner which might cause the extension of credit or the application of such proceeds to violate Regulation G, U or X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the applicable Funding Date.

     8.6 ORGANIZATION OF BORROWER, ETC. Borrower shall remain a Maryland limited partnership with the REIT as its sole general partner. At no time shall Borrower be taxed as an association under the Internal Revenue Code.

     8.7  WITH RESPECT TO THE REIT:

          (a) The REIT shall not own any material assets or engage in any line of business other than the ownership of the partnership interests described in
SECTION 5.2(o) and as otherwise permitted under SECTION 8.1(c) and SECTION 9.8.

          (b) The REIT shall not directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Debt, except the obligations and other Indebtedness of Borrower, and Indebtedness constituting obligations of its Consolidated

Entities or Unconsolidated Joint Ventures and obligations under the Guaranty.

          (c) The REIT shall not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of its Property or assets except Liens in favor of Agent securing the Obligations.

          (d) The REIT will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower held as of the Closing Date, except to secure the Obligations.


                                    ARTICLE 9

                               FINANCIAL COVENANTS

          Borrower covenants and agrees that, on and after the date of this Agreement and until payment in full of all the Obligations, the expiration of all Commitments and the termination of this Agreement:

     9.1 TANGIBLE NET WORTH. The Tangible Net Worth of the REIT and the Consolidated Entities, as of the last day of each Fiscal Quarter, shall not be less than the sum of (i) $294,987,600, plus (ii) 90% of the cumulative net cash proceeds received from and the value of assets acquired (net of the Indebtedness incurred or assumed in connection therewith) through the issuance of Capital Stock of the REIT and Partnership Units of the Borrower after the Closing Date, other than issuance of Capital Stock in exchange for Partnership Units. For the purposes of clause (ii), "net" means net of underwriters' discounts, commissions and other reasonable out-of-pocket expenses of the transaction actually paid to any Person (other than Borrower or any Affiliate of Borrower).

     9.2 MAXIMUM TOTAL LIABILITIES TO GROSS ASSET VALUE. The ratio of Total Liabilities to Gross Asset Value shall not exceed 50% at any time.

     9.3 MINIMUM INTEREST COVERAGE RATIO. As of the last day of any Fiscal Quarter, the Interest Coverage Ratio shall not be less than 2.00:1.

     9.4 MINIMUM FIXED CHARGE COVERAGE RATIO. As of the last day of any Fiscal Quarter, the Fixed Charge Coverage Ratio shall not be less than 1.75:1.

     9.5 MINIMUM UNENCUMBERED POOL. The aggregate Unencumbered Asset Value of the Unencumbered Pool shall not, at any time, be less than 200% of the unsecured Total Liabilities of the REIT and the Consolidated Entities.

     9.6 MINIMUM UNSECURED INTEREST EXPENSE COVERAGE. As of the last day of any Fiscal Quarter, the Unsecured Interest Expense Coverage Ratio of the REIT and the Consolidated Entities shall not be less than 1.80:1.

     9.7  DISTRIBUTIONS.

          (a) Subject to SUBSECTION (b) below, aggregate distributions to shareholders of the REIT and all limited partners of Borrower shall not exceed, for any four (4) consecutive Fiscal Quarters, ninety-five percent (95%) of Funds from Operations. For purposes of this SECTION 9.7, the term "distributions" shall mean all dividends and other distributions to, and the repurchase of stock or limited partnership interests from, the holder of any equity interests in Borrower or the REIT (other than the redemption of limited partnership interests in Borrower in exchange for REIT stock).

          (b) Aggregate distributions during the continuance of any Event of Default shall not exceed the lesser of (i) the aggregate amount permitted to be made during the continuance thereof under SUBSECTION (a) above, and (ii) the minimum amount that the REIT must distribute to its shareholders in order to avoid federal tax liability and to remain qualified as a real estate investment trust as defined in Section 856 of the Code.

     9.8 INVESTMENTS; ASSET MIX.

          (a) The REIT shall not at any time make or own any Investment in any Person, or purchase, lease or own any other asset or property, except (i) any Investment in the Borrower, (ii) any Investment in the CMBS Entities, (iii) any Capital Stock in the Consolidated Entities (other than the Borrower), and (iv) any cash or other property that is being distributed to the shareholders of the REIT substantially contemporaneously with the REIT's receipt of such cash or other property.

          (b) Except as permitted under SECTION 8.1(c), the Borrower shall not at any time make or own any Investment in any Person, or purchase, lease or own any Real Property or other asset, except that the Borrower may own or lease the following, subject to the limitations set forth below:

             ASSET TYPE                  LIMITATION ON VALUE
                                         FOR EACH ASSET TYPE
                                         AT THE TIME OF
                                         DETERMINATION

1.   Wholly-Owned Office Property        Unlimited
     and related Property

2.   Wholly-Owned Land                   5% of Gross Asset
                                         Value

3.   Wholly-Owned Real Property          10% of Gross Asset
     (other than Office Properties       Value
     or Land referred to in
     clause 2)

4.   Wholly-owned Capital Stock of       10% of Gross Asset
     any corporation                     Value

5.   Investment Mortgages                15% of Gross Asset
                                         Value

6.   Wholly-owned Capital Stock of       15% of Gross Asset
     Joint Ventures (other than          Value
     corporations)

7.   Construction in Progress            12.5% of all Office
     (exclusive of tenant                Properties (based on
     improvements)                       the total gross
                                         leasable area,
                                         measured in square
                                         feet) (provided that
                                         this category shall
                                         not, with respect to
                                         any construction in
                                         progress (for any
                                         Office Property) which
                                         is not pre-leased on a
                                         basis consistent with
                                         the leasing criteria
                                         set forth in this
                                         Agreement, exceed 7%
                                         of the total gross
                                         leasable area,
                                         measured in square
                                         feet, of all Office
                                         Properties)

          Notwithstanding the foregoing, Investments and other assets in the foregoing categories 2 through 6 may not, in the aggregate exceed, at any time, 25% of Gross Asset Value. All values of Investments and other assets shall be the original cost of such Investments and assets, except as otherwise expressly provided.


                                   ARTICLE 10

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     10.1 EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event of Default under this Agreement:

          (a)  FAILURE TO MAKE PAYMENTS WHEN DUE.  Borrower shall fail to pay
(i) any amount due on the Maturity Date, (ii) any principal when due, or
(iii) any interest on any

Advance, or any fee or other amount payable under any Loan Documents within three (3) days after the same becomes due.

          (b) DISTRIBUTIONS. Borrower or the REIT shall breach any covenant set forth in SECTION 7.2(d) or 9.7.

          (c) BREACH OF FINANCIAL COVENANTS. Borrower shall (i) fail to satisfy any financial covenant set forth in ARTICLE 9 other than the financial covenants set forth in SECTIONS 9.3, 9.4 and 9.6, and such failure shall continue for thirty (30) days, or (ii) fail to satisfy any of the financial covenants set forth in SECTIONS 9.3, 9.4 or 9.6 (as to which there shall be no cure period).

          (d) OTHER DEFAULTS. Borrower or the REIT shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on Borrower or the REIT under this Agreement or under any of the other Loan Documents (other than as described in any other provision of this SECTION 10.1), and such failure shall continue for thirty (30) days after Borrower or the REIT knew of such failure (or such lesser period of time as is mandated by applicable Requirements of Law).

          (e) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by Borrower or the REIT to Agent or any Lender herein or in any of the other Loan Documents or in any statement, certificate or financial statements at any time given by Borrower pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

          (f) DEFAULT AS TO OTHER DEBT. Borrower or the REIT or any other Consolidated Entity shall have defaulted (beyond any applicable grace period) under any Debt of such party other than the Obligations if the aggregate amount of such other Debt is One Million Dollars ($1,000,000) or more and such default shall not have been cured or waived; PROVIDED, HOWEVER, that the foregoing $1,000,000 limitation shall be increased to Ten Million Dollars ($10,000,000) in the case of Nonrecourse Debt.

          (g)  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

               (i) An involuntary case shall be commenced against the REIT or Borrower or any other Consolidated Entity and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction shall enter a decree or order for relief in respect of any such Person in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law; or

               (ii) A decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the REIT or Borrower or any other Consolidated Entity, or over all or a substantial part of the property of any such Person, shall be entered; or an interim receiver, trustee or other custodian of any such Person or of all or a substantial part of the property of any such Person, shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of any such Person, shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

          (h) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. The REIT or Borrower or any other Consolidated Entity shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; any such Person shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the general partner of Borrower or any other Consolidated Entity or the REIT's Board of Directors (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (i) JUDGMENTS AND ATTACHMENTS. (i) Any money judgment (other than a money judgment covered by insurance but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of One Million Dollars ($1,000,000) shall be entered or filed against the REIT, Borrower, any other Consolidated Entity or their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, or (ii) any judgment or order of any court or administrative agency awarding material damages shall be entered against any such Person in any action under the Federal securities laws seeking rescission of the purchase or sale of, or for damages arising from the purchase or sale of, any Securities, such judgment or order shall have become final after exhaustion of all available appellate remedies and, in Agent's judgment, the payment of such judgment or order would have a Material Adverse Effect on such Person.

          (j) DISSOLUTION. Any order, judgment or decree shall be entered against the REIT, Borrower or any other Consolidated Entity decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or the REIT or Borrower shall otherwise dissolve or cease to exist.

          (k) LOAN DOCUMENTS; FAILURE OF SECURITY OR SUBORDINATION. Except as provided in SECTION 3.2, if for any reason any Loan Document shall cease to be in full force and effect or any Lien intended to be created thereby shall cease to be or is not valid or perfected; or any Lien in favor of Agent contemplated by this Agreement or any Loan Document shall, at any time, be invalidated or otherwise cease to be in full force and effect; or any such Lien or any Obligation shall be subordinated or shall not have the priority contemplated by this Agreement or the Loan Documents for any reason, and, in the case of any of the foregoing, such condition or event shall continue for fifteen (15) days after Borrower or the REIT knew of such condition or event.

          (l) ERISA LIABILITIES. Any Termination Event occurs which will or is reasonably likely to subject Borrower or the REIT or any ERISA Affiliate of any of them to a liability which Agent reasonably determines will have a Material Adverse Effect on Borrower or the REIT or the plan administrator of any Benefit Plan applies for approval under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and Agent reasonably determines that the business hardship upon which the Section 412(d) waiver was based will or would reasonably be anticipated to subject Borrower or the REIT to a liability which Agent determines will have a Material Adverse Effect on Borrower or the REIT.

          (m) ENVIRONMENTAL LIABILITIES. Borrower or the REIT becomes subject to any Liabilities and Costs which Agent reasonably deems to have a Material Adverse Effect on such Person arising out of or related to (i) the Release or threatened Release at any Property of any Contaminant into the environment, or any Remedial Action in response thereto, or (ii) otherwise any violation of any Environmental Laws.

          (n)  SOLVENCY.  Borrower or the REIT shall cease to be Solvent.

          (o) BREACH OF GUARANTY. The REIT shall fail to duly and punctually perform or observe any agreement, covenant or obligation under its Guaranty.

          (p) The REIT shall cease to be the sole general partner of Borrower or cease to own 51% or more of the Partnership Units of Borrower.


          An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with SECTION 12.4.

     10.2 RIGHTS AND REMEDIES.

          (a) ACCELERATION, ETC. Upon the occurrence of any Event of Default described in the foregoing SECTION 10.1(g) or 10.1(h) with respect to the REIT or Borrower, the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Advances shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate or notice of acceleration), all of which are hereby expressly waived by Borrower, and the obligations of Lenders to make any Advances hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Agent shall, at the request, or may, with the consent of Requisite Lenders, by written notice to Borrower,
(i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of Lenders to make any Advance hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of, any and all accrued and unpaid interest on the Advances and all of the other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by Borrower. Without limiting Agent's authority hereunder, on or after the Maturity Date, Agent shall, at the request, or may, with the consent, of Requisite Lenders exercise any or all rights and remedies under the Loan Documents or applicable law, including, without limitation, foreclosure upon all or any part of the Collateral.

          (b) ACCESS TO INFORMATION. If an Event of Default then exists, Agent shall have, in addition to and not by way of a limitation of any other rights and remedies contained in this Agreement or in the other Loan Documents, the right within forty-eight (48) hours after notice to Borrower to obtain access to Borrower's and the REIT's records (including computerized information, files and supporting software) relating to the Borrowing Base Properties and the other Collateral, and its accounting information relating to the Borrowing Base Properties and the other Collateral, and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate which is related to the preservation or disposition of the Borrowing Base Properties and the other Collateral or to the collection of the Obligations. Borrower hereby authorizes any accountant or management agent employed by Borrower to deliver such items and information to Agent. Notwithstanding anything to the contrary contained in the Loan Documents, upon the occurrence of and during the continuance of an Event of Default, Agent shall be entitled to request and receive, by or through Borrower or appropriate legal process, any and all information concerning the REIT, Borrower, or any property of any of them, which is reasonably available to or obtainable by Borrower. Agent shall deliver to each Lender copies of any information which it obtains pursuant to this SECTION 10.2(b).

          (c) USE OF INTANGIBLES. To the extent Borrower has the power, without violating the terms of any agreement existing as of the Closing Date, to grant such a license, Agent (on behalf of all Lenders) is hereby granted a license or other right to use, without charge, Borrower's copyrights, rights of use of any name, trade secrets, trade names, trade styles, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral.

          (d) WAIVER OF DEMAND. Demand, presentment, protest and notice of nonpayment are hereby waived by Borrower. Borrower also waives, to the extent permitted by law, the benefit of all valuation, appraisal and exemption laws.

          (e) WAIVERS, AMENDMENTS AND REMEDIES. No delay or omission of Agent or Lenders to exercise any right under any Loan Document shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in a writing signed by Agent after obtaining written approval thereof or the signature thereon of those Lenders required to approve such waiver, amendment or other variation, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Agent and Lenders until the Obligations have been paid in full, the Commitments have expired or terminated and this Agreement has been terminated.

     10.3 RESCISSION. If, at any time after acceleration of the maturity of the Advances, Borrower shall pay all arrears of interest and all payments on account of principal of the Advances which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Unmatured Events of Default (other than nonpayment of principal of and accrued interest on the Advances due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to SECTION 12.4, then by written notice to Borrower, Requisite Lenders may elect, in their sole discretion, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Unmatured Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders; they are not intended to benefit Borrower and do not give Borrower the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


                                   ARTICLE 11

                                AGENCY PROVISIONS

     11.1 APPOINTMENT.

          (a) Each Lender hereby (i) designates and appoints Wells Fargo as Agent of such Lender under this Agreement and the other Loan Documents,
(ii) authorizes and directs Agent to
enter into the Loan Documents other than this Agreement for the benefit of Lenders, and (iii) authorizes Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto, subject to the limitations referred to in SECTIONS 11.10(a) and 11.10(b) and the other provisions of this Agreement requiring consent or approval of all Lenders or Requisite Lenders. Agent agrees to act as such on the express conditions contained in this ARTICLE 11.

          (b) The provisions of this ARTICLE 11 are solely for the benefit of Agent and Lenders, and Borrower shall not have any right to rely on or enforce any of the provisions hereof (provided that Borrower may rely on the provisions of SECTION 11.4(b) and SECTION 11.9); PROVIDED, HOWEVER, the foregoing shall in no way limit Borrower's obligations under this ARTICLE 11. In performing its functions and duties under this Agreement, Agent shall act solely as Agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Person.

     11.2 NATURE OF DUTIES. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of Agent shall be administrative in nature. Subject to the provisions of SECTIONS 11.5 and 11.7, Agent shall administer the Advances in the same manner as it administers its own loans. Promptly following the effectiveness of this Agreement, Agent shall send to each Lender its originally executed Note and the executed original, to the extent the same are available in sufficient numbers, of each other Loan Document other than the Notes in favor of other Lenders and filed or recorded security documents or instruments, with the latter to be held and retained by Agent for the benefit of all Lenders. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended or shall be construed to impose upon Agent any obligation in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the REIT, Borrower and each Borrowing Base Property in connection with the making and the continuance of the Advances hereunder and shall make its own appraisal of the creditworthiness of the REIT, Borrower and each Borrowing Base Property, and, except as specifically provided herein, Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

     11.3 DISBURSEMENTS OF ADVANCES.

          (a)  Promptly, but in any event not later than 5:00 p.m.
(San Francisco time) on the same Business Day on which Agent receives a Notice of Borrowing, Agent shall send a copy thereof by facsimile to each other Lender and shall otherwise notify each Lender of the proposed Advance and the Funding Date. Each Lender shall make available to Agent (or the funding bank or entity designated by Agent), the amount of such Leader's Pro Rata Share of such Advance in immediately available funds not later than the times designated in
SECTION 11.3(b). Unless Agent shall have been notified by any Lender not later than the close of business (San Francisco time) on the Business Day immediately preceding the Funding Date in respect of any Advance that such Lender does not intend to make available to Agent such Lender's Pro Rata Share of such Advance, Agent may assume that such Lender shall make such amount available to Agent. If any Lender does not notify Agent of its intention not to make available its Pro Rata Share of such Advance as described above, but does not for any reason make available to Agent such Lender's Pro Rata Share of such Advance, such Lender shall pay to Agent forthwith on demand such amount, together with interest thereon at the Federal Funds Rate. In any case where a Lender does not for any reason make available to Agent such Lender's Pro Rata Share of such Advance, Agent, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender's Pro Rata Share of such Advance. If Agent funds to Borrower such Lender's Pro Rata Share of such Advance and if such Lender subsequently pays to Agent such corresponding amount, such amount so paid shall constitute such Lender's Pro Rata Share of such Advance. Nothing in this
SECTION 11.3(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Advance.

          (b) Requests by Agent for funding by Lenders of Advances will be made by telecopy. Each Lender shall make the amount of its Advance available to Agent in Dollars and in immediately available funds, to such bank and account, in El Segundo, California as Agent may designate, not later than 9:00 A.M.
(San Francisco time) on the Funding Date designated in the Notice of Borrowing with respect to such Advance, but in no event earlier than two (2) Business Days following such Lender's receipt of the applicable Notice of Borrowing.

          (c) Nothing in this SECTION 11.3 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of any Advance on the applicable Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to make any Advance hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make an Advance.

     11.4 DISTRIBUTION AND APPORTIONMENT OF PAYMENTS.

          (a) Subject to SECTION 11.4(b), payments actually received by Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Agent, but in any event within one (1) Business Day, PROVIDED that Agent shall pay to Lenders interest thereon, at the Federal Funds Rate from the Business Day following receipt of such funds by Agent until such funds are paid in immediately available funds to Lenders. Subject to SECTION 11.4(b), all payments of principal and interest in respect of outstanding Advances, all payments of the fees described in this Agreement, and all payments in respect of any other Obligations shall be allocated among such other Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Agent shall promptly distribute, but in any event within one (1) Business Day, to each Lender at its primary address set forth on the appropriate signature page hereof or on the

Assignment and Assumption, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive; PROVIDED that Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with SECTION 12.4, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Agent for the account of Lenders (including, without limitation, principal and interest payments, the proceeds of any and all insurance maintained with respect to any of the Collateral, and any and all condemnation proceeds with respect to any of the Collateral) shall not constitute property or assets of the Agent and shall be held by Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents.

          (b) Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of any Advance which was previously a Non-Pro Rata Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Non-Pro Rata Advance, all of the Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non-Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as "Senior Loans"). All amounts paid by Borrower and otherwise due to be applied to the Obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Agent to the other Lenders in accordance with their respective Pro Rata Shares (recalculated for purposes hereof to exclude the Defaulting Lender's Commitment), until all Senior Loans have been paid in full. This provision governs only the relationship among Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrower to repay all Advances in accordance with the terms of this Agreement, nor create an Event of Default if payments are not made to a Defaulting Lender. The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. No Unused Facility Fee shall accrue in favor of, or be payable to, such Defaulting Lender from the date of any failure to fund Advances or reimburse Agent for any Liabilities and Costs as herein provided until such failure has been cured, and Agent shall be entitled to (A) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and
(B) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Agent and each of the other Lenders harmless from and against any and all Liabilities and Costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.


     11.5 RIGHTS, EXCULPATION, ETC. Neither Agent, any Affiliate of Agent, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them under this Agreement or under any of the other Loan Documents, or in connection herewith or therewith, except that Agent shall be liable for its gross negligence or willful misconduct. In the absence of gross negligence or willful misconduct, Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to SECTION 11.4, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, any of the Security Documents or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of the REIT, Borrower or any of their Affiliates. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents or the financial condition of the REIT, Borrower or any of their Affiliates, or the existence or possible existence of any Unmatured Event of Default or Event of Default.

     11.6 RELIANCE. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrower), independent public accountant and other experts selected by it.

     11.7 INDEMNIFICATION. To the extent that Agent is not reimbursed and indemnified by Borrower, Lenders will reimburse, within ten (10) Business Days after notice from Agent, and indemnify and defend Agent for and against any and all Liabilities and Costs which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Agreement, the Security Documents or any of the other Loan Documents or any action taken or omitted by Agent or under this Agreement, the Security Documents or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share; PROVIDED that no Lender shall be liable for any portion of such Liabilities and Costs resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this

SECTION 11.7 shall survive the payment in full of all Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by Agent to Lenders, any Lender or third party, including Borrower, any creditor of Borrower or a trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in proportion to their respective Pro Rata Shares, shall reimburse Agent for all such amounts. Notwithstanding the foregoing, Agent shall not be obligated to advance Liabilities and Costs and may require the deposit by each Lender of its Pro Rata Share of any material Liabilities and Costs anticipated by Agent before they are incurred, made or payable.

     11.8 AGENT INDIVIDUALLY. With respect to its Pro Rata Share of the Commitments hereunder and the Advances made by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders" or any similar terms may include Agent in its individual capacity as a Lender or one of the Requisite Lenders, but Requisite Lenders shall not include Agent solely in its capacity as Agent and need not necessarily include Agent in its capacity as a Lender. Agent and any Lender and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the REIT, Borrower or any of their respective Affiliates as if it were not acting as Agent or Lender pursuant hereto.

     11.9 SUCCESSOR AGENT; RESIGNATION OF AGENT; REMOVAL OF AGENT.

          (a) Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Lenders and Borrower, and shall automatically cease to be Agent hereunder in the event a petition in bankruptcy shall be filed by or against Agent or the Federal Deposit Insurance Corporation or any other Governmental Authority shall assume control of Agent or Agent's interests under this Agreement and the other Loan Documents. Further, Lenders (other than Agent) may unanimously remove Agent at any time for good cause by giving at least thirty (30) Business Days' prior written notice to Agent, Borrower and all other Lenders. Such resignation or removal shall take effect upon the acceptance by a successor Agent of appointment pursuant to CLAUSE (b) or (c).

          (b) Upon any such notice of resignation by or removal of Agent, Requisite Lenders shall appoint a successor Agent which appointment shall be subject to Borrower's consent (other than upon the occurrence and during the continuance of any Event of Default), which shall not be unreasonably withheld or delayed. Any successor Agent must be a Lender (i) the senior debt obligations of which (or such Lender's parent's senior unsecured debt obligations) are rated not less than Baa-2 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to Requisite Lenders and
(ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000). Such successor Agent shall separately confirm in writing with Borrower the fee to be paid to such Agent pursuant to SECTION 2.5(d).

          (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring or removed Agent, with the consent of Borrower (other than upon the occurrence and during the continuance of any Event of Default)(which may not be unreasonably withheld or delayed), shall then appoint a successor Agent who shall meet the requirements described in SUBSECTION (b) above and who shall serve as Agent until such time, if any, as Requisite Lenders, with the consent of Borrower (other than upon the occurrence and during the continuance of any Event of Default), appoint a successor Agent as provided above.

     11.10 CONSENT AND APPROVALS.

          (a) Each consent, approval, amendment, modification or waiver specifically enumerated in this SECTION 11.10(a) shall require the consent of Requisite Lenders:

               (i) Approval of any material amendment of organizational documents (SECTION 8.2);

             (ii)  Approval of certain changes in the senior management
     SECTION 8.4);

            (iii) Acceleration following an Event of Default (SECTION 10.2(a)) or rescission of such acceleration (SECTION 10.3);

             (iv) Approval of the exercise of rights and remedies under the Loan Documents following an Event of Default (SECTION 10.2(a));

              (v)  Approval of certain Protective Advances (SECTION 11.11(a));

             (vi) Approval of a Post-Foreclosure Plan and related matters (SECTION 11.11(e));

            (vii) Approval of a change in the method of calculation of any financial covenants, standards or terms as a result of a change in GAAP (SECTION 12.3);

           (viii)  Approval to waive any of the conditions set forth in
     SECTION 3.1; and

             (ix) Except as referred to in SUBSECTION (b) below, approval of any amendment, modification or termination of this Agreement, or waiver of any provision herein.

          (b) Each consent, approval, amendment, modification or waiver specifically enumerated in SECTION 12.4 shall require the consent of all Lenders.

          (c) In addition to the required consents or approvals referred to in SUBSECTION (a) above, Agent may at any time request instructions from Requisite Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, Agent is permitted or required to take or to grant without instructions from any Lenders and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement, the Security Documents or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or, where applicable, all Lenders. Agent shall promptly notify each Lender at any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

          (d) Each Lender agrees that any action taken by Agent at the direction or with the consent of Requisite Lenders in accordance with the provisions of this Agreement or any Loan Document, and the exercise by Agent at the direction or with the consent of Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. All communications from Agent to Lenders requesting Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender,
(ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent by Borrower in respect of the matter or issue to be resolved, and
(iv) shall include Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days (the "Lender Reply Period"). Unless a Lender shall give written notice to Agent that it objects to the recommendation or determination of Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination and Borrower and each other Lender may rely on such approval as if given. With respect to decisions requiring the approval of Requisite Lenders or all Lenders, Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to Lenders by Agent or such other course of action recommended by Requisite Lenders, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

     11.11 AGENCY PROVISIONS RELATING TO COLLATERAL.

          (a) Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Document which may be necessary to perfect and maintain perfected Agent's Liens upon the Collateral granted pursuant to the Loan Documents. Agent may make, and shall be reimbursed by Lenders (in accordance with their Pro Rata Shares), to the extent not reimbursed by Borrower, for, Protective Advance(s) during any one calendar year with respect to each Borrowing Base Property up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Borrowing Base Property,
(ii) rental payments under ground leases, utility charges, common area maintenance fees and expenses, and security costs and expenses, (iii) amounts expended to pay insurance premiums for policies of insurance related to such Borrowing Base Property, and (iv) One Hundred Thousand Dollars ($100,000). Protective Advances in excess of said sum during any calendar year for any Borrowing Base Property shall require the consent of Requisite Lenders. In addition, Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from, any Lender, to waive the imposition of the late fees provided for in SECTION 2.4(e) and SECTION 2.5(e) up to a maximum of three (3) times per calendar year, including any extensions.

          (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Commitments and repayment and satisfaction of all Advances, and all other obligations and the termination of this Agreement, or (ii) constituting property being released in compliance with SECTION 3.2 or as otherwise permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by Agent at the direction of all Lenders. Without in any manner limiting Agent's authority to act without any specific or further' authorization or consent, upon request by Agent at any time, Requisite Lenders will confirm in writing Agent's authority to release the Security Documents with respect to any Borrowing Base Property pursuant to SECTION 3.2 or as otherwise permitted hereunder or under any other Loan Document. Agent shall not be required to execute any document to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon any Collateral if, in Agent's opinion, such document would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower in respect of) any Property which shall continue to constitute part of the Collateral.

          (c) Except as provided in this Agreement, Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.


          (d) Should Agent (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any Collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or Lien on any of the Collateral, or
(ii) commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, irrespective of whether as a result thereof Agent shall acquire title to any Collateral, either through foreclosure, deed in lieu of foreclosure or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such advice or other representation, enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower; PROVIDED that Agent shall not be entitled to reimbursement of its attorneys' fees and expenses incurred in connection with the resolution of disputes between Agent and other Lenders unless Agent shall be the prevailing party in any such dispute. Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Shares. It is understood and agreed that in the event Agent determines it is necessary to engage counsel for Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by Agent.

          (e) In the event that all or any portion of the Collateral is acquired by Agent as the result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of Borrower's obligations, title to any such Collateral or any portion thereof shall be held in the name of Agent or a nominee or subsidiary of Agent, as agent, for the ratable benefit of Agent and Lenders. Agent shall prepare a recommended course of action for such Collateral (the "Post-Foreclosure Plan"), which shall be subject to the approval of the Requisite Lenders. In the event that Requisite Lenders do not approve such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Agent, and Agent shall submit any and all such additional Post-Foreclosure Plans to the Lenders for evaluation and the approval of Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral; actions taken by Agent with respect to the Collateral, which are not provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the consent of Requisite Lenders by way of supplement to such Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Agent pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Agent shall render or cause to be rendered by the management agent, to each of the Lenders, monthly, an income and expense statement for such Collateral, and each of the Lenders shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Agent shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Agent shall, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. Lenders acknowledge that if title to any Collateral is obtained by Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Agent, as agent for Lenders, as the beneficiary or
mortgagee.   In such case, Agent and Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this ARTICLE 11 insofar as the same is appropriate or applicable.

          (g)  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

               (i) An involuntary case shall be commenced against the REIT or Borrower or any other Consolidated Entity and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction shall enter a decree or order for relief in respect of any such Person in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law; or

               (ii) A decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the REIT or Borrower or any other Consolidated Entity, or over all or a substantial part of the property of any such Person, shall be entered; or an interim receiver, trustee or other custodian of any such Person or of all or a substantial part of the property of any such Person, shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of any such Person, shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

          (h) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. The REIT or Borrower or any other Consolidated Entity shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; any such Person shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the general partner of Borrower or any other Consolidated Entity or the REIT's Board of Directors (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (i) JUDGMENTS AND ATTACHMENTS. (i) Any money judgment (other than a money judgment covered by insurance but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of One Million Dollars ($1,000,000) shall be entered or filed against the REIT, Borrower, any other Consolidated Entity or their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, or (ii) any judgment or order of any court or administrative agency awarding material damages shall be entered against any such Person in any action under the Federal securities laws seeking rescission of the purchase or sale of, or for damages arising from the purchase or sale of, any Securities, such judgment or order shall have become final after exhaustion of all available appellate remedies and, in Agent's judgment, the payment of such judgment or order would have a Material Adverse Effect on such Person.

          (j) DISSOLUTION. Any order, judgment or decree shall be entered against the REIT, Borrower or any other Consolidated Entity decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or the REIT or Borrower shall otherwise dissolve or cease to exist.

          (k) LOAN DOCUMENTS; FAILURE OF SECURITY OR SUBORDINATION. Except as provided in SECTION 3.2, if for any reason any Loan Document shall cease to be in full force and effect or any Lien intended to be created thereby shall cease to be or is not valid or perfected; or any Lien in favor of Agent contemplated by this Agreement or any Loan Document shall, at any time, be invalidated or otherwise cease to be in full force and effect; or any such Lien or any Obligation shall be subordinated or shall not have the priority contemplated by this Agreement or the Loan Documents for any reason, and, in the case of any of the foregoing, such condition or event shall continue for fifteen (15) days after Borrower or the REIT knew of such condition or event.

          (l) ERISA LIABILITIES. Any Termination Event occurs which will or is reasonably likely to subject Borrower or the REIT or any ERISA Affiliate of any of them to a liability which Agent reasonably determines will have a Material Adverse Effect on Borrower or the REIT or the plan administrator of any Benefit Plan applies for approval under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and Agent reasonably determines that the business hardship upon which the Section 412(d) waiver was based will or would reasonably be anticipated to subject Borrower or the REIT to a liability which Agent determines will have a Material Adverse Effect on Borrower or the REIT.

          (m) ENVIRONMENTAL LIABILITIES. Borrower or the REIT becomes subject to any Liabilities and Costs which Agent reasonably deems to have a Material Adverse Effect on such Person arising out of or related to (i) the Release or threatened Release at any Property of any Contaminant into the environment, or any Remedial Action in response thereto, or (ii) otherwise any violation of any Environmental Laws.

          (n)  SOLVENCY.  Borrower or the REIT shall cease to be Solvent.

          (o) BREACH OF GUARANTY. The REIT shall fail to duly and punctually perform or observe any agreement, covenant or obligation under its Guaranty.

          (p) The REIT shall cease to be the sole general partner of Borrower or cease to own 51% or more of the Partnership Units of Borrower.


          An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with SECTION 12.4.

     10.2 RIGHTS AND REMEDIES.

          (a) ACCELERATION, ETC. Upon the occurrence of any Event of Default described in the foregoing SECTION 10.1(g) or 10.1(h) with respect to the REIT or Borrower, the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Advances shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate or notice of acceleration), all of which are hereby expressly waived by Borrower, and the obligations of Lenders to make any Advances hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Agent shall, at the request, or may, with the consent of Requisite Lenders, by written notice to Borrower,
(i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of Lenders to make any Advance hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of, any and all accrued and unpaid interest on the Advances and all of the other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by Borrower. Without limiting Agent's authority hereunder, on or after the Maturity Date, Agent shall, at the request, or may, with the consent, of Requisite Lenders exercise any or all rights and remedies under the Loan Documents or applicable law, including, without limitation, foreclosure upon all or any part of the Collateral.

          (b) ACCESS TO INFORMATION. If an Event of Default then exists, Agent shall have, in addition to and not by way of a limitation of any other rights and remedies contained in this Agreement or in the other Loan Documents, the right within forty-eight (48) hours after notice to Borrower to obtain access to Borrower's and the REIT's records (including computerized information, files and supporting software) relating to the Borrowing Base Properties and the other Collateral, and its accounting information relating to the Borrowing Base Properties and the other Collateral, and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate which is related to the preservation or disposition of the Borrowing Base Properties and the other Collateral or to the collection of the Obligations. Borrower hereby authorizes any accountant or management agent employed by Borrower to deliver such items and information to Agent. Notwithstanding anything to the contrary contained in the Loan Documents, upon the occurrence of and during the continuance of an Event of Default, Agent shall be entitled to request and receive, by or through Borrower or appropriate legal process, any and all information concerning the REIT, Borrower, or any property of any of them, which is reasonably available to or obtainable by Borrower. Agent shall deliver to each Lender copies of any information which it obtains pursuant to this SECTION 10.2(b).

          (c) USE OF INTANGIBLES. To the extent Borrower has the power, without violating the terms of any agreement existing as of the Closing Date, to grant such a license, Agent (on behalf of all Lenders) is hereby granted a license or other right to use, without charge, Borrower's copyrights, rights of use of any name, trade secrets, trade names, trade styles, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral.

          (d) WAIVER OF DEMAND. Demand, presentment, protest and notice of nonpayment are hereby waived by Borrower. Borrower also waives, to the extent permitted by law, the benefit of all valuation, appraisal and exemption laws.

          (e) WAIVERS, AMENDMENTS AND REMEDIES. No delay or omission of Agent or Lenders to exercise any right under any Loan Document shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in a writing signed by Agent after obtaining written approval thereof or the signature thereon of those Lenders required to approve such waiver, amendment or other variation, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Agent and Lenders until the Obligations have been paid in full, the Commitments have expired or terminated and this Agreement has been terminated.

     10.3 RESCISSION. If, at any time after acceleration of the maturity of the Advances, Borrower shall pay all arrears of interest and all payments on account of principal of the Advances which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Unmatured Events of Default (other than nonpayment of principal of and accrued interest on the Advances due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to SECTION 12.4, then by written notice to Borrower, Requisite Lenders may elect, in their sole discretion, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Unmatured Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders; they are not intended to benefit Borrower and do not give Borrower the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


                                   ARTICLE 11

                                AGENCY PROVISIONS

     11.1 APPOINTMENT.

          (a) Each Lender hereby (i) designates and appoints Wells Fargo as Agent of such Lender under this Agreement and the other Loan Documents,
(ii) authorizes and directs Agent to
enter into the Loan Documents other than this Agreement for the benefit of Lenders, and (iii) authorizes Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto, subject to the limitations referred to in SECTIONS 11.10(a) and 11.10(b) and the other provisions of this Agreement requiring consent or approval of all Lenders or Requisite Lenders. Agent agrees to act as such on the express conditions contained in this ARTICLE 11.

          (b) The provisions of this ARTICLE 11 are solely for the benefit of Agent and Lenders, and Borrower shall not have any right to rely on or enforce any of the provisions hereof (provided that Borrower may rely on the provisions of SECTION 11.4(b) and SECTION 11.9); PROVIDED, HOWEVER, the foregoing shall in no way limit Borrower's obligations under this ARTICLE 11. In performing its functions and duties under this Agreement, Agent shall act solely as Agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Person.

     11.2 NATURE OF DUTIES. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of Agent shall be administrative in nature. Subject to the provisions of SECTIONS 11.5 and 11.7, Agent shall administer the Advances in the same manner as it administers its own loans. Promptly following the effectiveness of this Agreement, Agent shall send to each Lender its originally executed Note and the executed original, to the extent the same are available in sufficient numbers, of each other Loan Document other than the Notes in favor of other Lenders and filed or recorded security documents or instruments, with the latter to be held and retained by Agent for the benefit of all Lenders. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended or shall be construed to impose upon Agent any obligation in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the REIT, Borrower and each Borrowing Base Property in connection with the making and the continuance of the Advances hereunder and shall make its own appraisal of the creditworthiness of the REIT, Borrower and each Borrowing Base Property, and, except as specifically provided herein, Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

     11.3 DISBURSEMENTS OF ADVANCES.

          (a)  Promptly, but in any event not later than 5:00 p.m.
(San Francisco time) on the same Business Day on which Agent receives a Notice of Borrowing, Agent shall send a copy thereof by facsimile to each other Lender and shall otherwise notify each Lender of the proposed Advance and the Funding Date. Each Lender shall make available to Agent (or the funding bank or entity designated by Agent), the amount of such Leader's Pro Rata Share of such Advance in immediately available funds not later than the times designated in
SECTION 11.3(b). Unless Agent shall have been notified by any Lender not later than the close of business (San Francisco time) on the Business Day immediately preceding the Funding Date in respect of any Advance that such Lender does not intend to make available to Agent such Lender's Pro Rata Share of such Advance, Agent may assume that such Lender shall make such amount available to Agent. If any Lender does not notify Agent of its intention not to make available its Pro Rata Share of such Advance as described above, but does not for any reason make available to Agent such Lender's Pro Rata Share of such Advance, such Lender shall pay to Agent forthwith on demand such amount, together with interest thereon at the Federal Funds Rate. In any case where a Lender does not for any reason make available to Agent such Lender's Pro Rata Share of such Advance, Agent, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender's Pro Rata Share of such Advance. If Agent funds to Borrower such Lender's Pro Rata Share of such Advance and if such Lender subsequently pays to Agent such corresponding amount, such amount so paid shall constitute such Lender's Pro Rata Share of such Advance. Nothing in this
SECTION 11.3(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Advance.

          (b) Requests by Agent for funding by Lenders of Advances will be made by telecopy. Each Lender shall make the amount of its Advance available to Agent in Dollars and in immediately available funds, to such bank and account, in El Segundo, California as Agent may designate, not later than 9:00 A.M.
(San Francisco time) on the Funding Date designated in the Notice of Borrowing with respect to such Advance, but in no event earlier than two (2) Business Days following such Lender's receipt of the applicable Notice of Borrowing.

          (c) Nothing in this SECTION 11.3 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of any Advance on the applicable Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to make any Advance hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make an Advance.

     11.4 DISTRIBUTION AND APPORTIONMENT OF PAYMENTS.

          (a) Subject to SECTION 11.4(b), payments actually received by Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Agent, but in any event within one (1) Business Day, PROVIDED that Agent shall pay to Lenders interest thereon, at the Federal Funds Rate from the Business Day following receipt of such funds by Agent until such funds are paid in immediately available funds to Lenders. Subject to SECTION 11.4(b), all payments of principal and interest in respect of outstanding Advances, all payments of the fees described in this Agreement, and all payments in respect of any other Obligations shall be allocated among such other Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Agent shall promptly distribute, but in any event within one (1) Business Day, to each Lender at its primary address set forth on the appropriate signature page hereof or on the

Assignment and Assumption, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive; PROVIDED that Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with SECTION 12.4, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Agent for the account of Lenders (including, without limitation, principal and interest payments, the proceeds of any and all insurance maintained with respect to any of the Collateral, and any and all condemnation proceeds with respect to any of the Collateral) shall not constitute property or assets of the Agent and shall be held by Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents.

          (b) Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of any Advance which was previously a Non-Pro Rata Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Non-Pro Rata Advance, all of the Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non-Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as "Senior Loans"). All amounts paid by Borrower and otherwise due to be applied to the Obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Agent to the other Lenders in accordance with their respective Pro Rata Shares (recalculated for purposes hereof to exclude the Defaulting Lender's Commitment), until all Senior Loans have been paid in full. This provision governs only the relationship among Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrower to repay all Advances in accordance with the terms of this Agreement, nor create an Event of Default if payments are not made to a Defaulting Lender. The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. No Unused Facility Fee shall accrue in favor of, or be payable to, such Defaulting Lender from the date of any failure to fund Advances or reimburse Agent for any Liabilities and Costs as herein provided until such failure has been cured, and Agent shall be entitled to (A) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and
(B) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Agent and each of the other Lenders harmless from and against any and all Liabilities and Costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.


     11.5 RIGHTS, EXCULPATION, ETC. Neither Agent, any Affiliate of Agent, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them under this Agreement or under any of the other Loan Documents, or in connection herewith or therewith, except that Agent shall be liable for its gross negligence or willful misconduct. In the absence of gross negligence or willful misconduct, Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to SECTION 11.4, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, any of the Security Documents or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of the REIT, Borrower or any of their Affiliates. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents or the financial condition of the REIT, Borrower or any of their Affiliates, or the existence or possible existence of any Unmatured Event of Default or Event of Default.

     11.6 RELIANCE. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrower), independent public accountant and other experts selected by it.

     11.7 INDEMNIFICATION. To the extent that Agent is not reimbursed and indemnified by Borrower, Lenders will reimburse, within ten (10) Business Days after notice from Agent, and indemnify and defend Agent for and against any and all Liabilities and Costs which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Agreement, the Security Documents or any of the other Loan Documents or any action taken or omitted by Agent or under this Agreement, the Security Documents or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share; PROVIDED that no Lender shall be liable for any portion of such Liabilities and Costs resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this

SECTION 11.7 shall survive the payment in full of all Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by Agent to Lenders, any Lender or third party, including Borrower, any creditor of Borrower or a trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in proportion to their respective Pro Rata Shares, shall reimburse Agent for all such amounts. Notwithstanding the foregoing, Agent shall not be obligated to advance Liabilities and Costs and may require the deposit by each Lender of its Pro Rata Share of any material Liabilities and Costs anticipated by Agent before they are incurred, made or payable.

     11.8 AGENT INDIVIDUALLY. With respect to its Pro Rata Share of the Commitments hereunder and the Advances made by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders" or any similar terms may include Agent in its individual capacity as a Lender or one of the Requisite Lenders, but Requisite Lenders shall not include Agent solely in its capacity as Agent and need not necessarily include Agent in its capacity as a Lender. Agent and any Lender and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the REIT, Borrower or any of their respective Affiliates as if it were not acting as Agent or Lender pursuant hereto.

     11.9 SUCCESSOR AGENT; RESIGNATION OF AGENT; REMOVAL OF AGENT.

          (a) Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Lenders and Borrower, and shall automatically cease to be Agent hereunder in the event a petition in bankruptcy shall be filed by or against Agent or the Federal Deposit Insurance Corporation or any other Governmental Authority shall assume control of Agent or Agent's interests under this Agreement and the other Loan Documents. Further, Lenders (other than Agent) may unanimously remove Agent at any time for good cause by giving at least thirty (30) Business Days' prior written notice to Agent, Borrower and all other Lenders. Such resignation or removal shall take effect upon the acceptance by a successor Agent of appointment pursuant to CLAUSE (b) or (c).

          (b) Upon any such notice of resignation by or removal of Agent, Requisite Lenders shall appoint a successor Agent which appointment shall be subject to Borrower's consent (other than upon the occurrence and during the continuance of any Event of Default), which shall not be unreasonably withheld or delayed. Any successor Agent must be a Lender (i) the senior debt obligations of which (or such Lender's parent's senior unsecured debt obligations) are rated not less than Baa-2 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to Requisite Lenders and
(ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000). Such successor Agent shall separately confirm in writing with Borrower the fee to be paid to such Agent pursuant to SECTION 2.5(d).

          (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring or removed Agent, with the consent of Borrower (other than upon the occurrence and during the continuance of any Event of Default)(which may not be unreasonably withheld or delayed), shall then appoint a successor Agent who shall meet the requirements described in SUBSECTION (b) above and who shall serve as Agent until such time, if any, as Requisite Lenders, with the consent of Borrower (other than upon the occurrence and during the continuance of any Event of Default), appoint a successor Agent as provided above.

     11.10 CONSENT AND APPROVALS.

          (a) Each consent, approval, amendment, modification or waiver specifically enumerated in this SECTION 11.10(a) shall require the consent of Requisite Lenders:

               (i) Approval of any material amendment of organizational documents (SECTION 8.2);

             (ii)  Approval of certain changes in the senior management
     SECTION 8.4);

            (iii) Acceleration following an Event of Default (SECTION 10.2(a)) or rescission of such acceleration (SECTION 10.3);

             (iv) Approval of the exercise of rights and remedies under the Loan Documents following an Event of Default (SECTION 10.2(a));

              (v)  Approval of certain Protective Advances (SECTION 11.11(a));

             (vi) Approval of a Post-Foreclosure Plan and related matters (SECTION 11.11(e));

            (vii) Approval of a change in the method of calculation of any financial covenants, standards or terms as a result of a change in GAAP (SECTION 12.3);

           (viii)  Approval to waive any of the conditions set forth in
     SECTION 3.1; and

             (ix) Except as referred to in SUBSECTION (b) below, approval of any amendment, modification or termination of this Agreement, or waiver of any provision herein.

          (b) Each consent, approval, amendment, modification or waiver specifically enumerated in SECTION 12.4 shall require the consent of all Lenders.

          (c) In addition to the required consents or approvals referred to in SUBSECTION (a) above, Agent may at any time request instructions from Requisite Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, Agent is permitted or required to take or to grant without instructions from any Lenders and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement, the Security Documents or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or, where applicable, all Lenders. Agent shall promptly notify each Lender at any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

          (d) Each Lender agrees that any action taken by Agent at the direction or with the consent of Requisite Lenders in accordance with the provisions of this Agreement or any Loan Document, and the exercise by Agent at the direction or with the consent of Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. All communications from Agent to Lenders requesting Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender,
(ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent by Borrower in respect of the matter or issue to be resolved, and
(iv) shall include Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days (the "Lender Reply Period"). Unless a Lender shall give written notice to Agent that it objects to the recommendation or determination of Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination and Borrower and each other Lender may rely on such approval as if given. With respect to decisions requiring the approval of Requisite Lenders or all Lenders, Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to Lenders by Agent or such other course of action recommended by Requisite Lenders, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

     11.11 AGENCY PROVISIONS RELATING TO COLLATERAL.

          (a) Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Document which may be necessary to perfect and maintain perfected Agent's Liens upon the Collateral granted pursuant to the Loan Documents. Agent may make, and shall be reimbursed by Lenders (in accordance with their Pro Rata Shares), to the extent not reimbursed by Borrower, for, Protective Advance(s) during any one calendar year with respect to each Borrowing Base Property up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Borrowing Base Property,
(ii) rental payments under ground leases, utility charges, common area maintenance fees and expenses, and security costs and expenses, (iii) amounts expended to pay insurance premiums for policies of insurance related to such Borrowing Base Property, and (iv) One Hundred Thousand Dollars ($100,000). Protective Advances in excess of said sum during any calendar year for any Borrowing Base Property shall require the consent of Requisite Lenders. In addition, Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from, any Lender, to waive the imposition of the late fees provided for in SECTION 2.4(e) and SECTION 2.5(e) up to a maximum of three (3) times per calendar year, including any extensions.

          (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Commitments and repayment and satisfaction of all Advances, and all other obligations and the termination of this Agreement, or (ii) constituting property being released in compliance with SECTION 3.2 or as otherwise permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by Agent at the direction of all Lenders. Without in any manner limiting Agent's authority to act without any specific or further' authorization or consent, upon request by Agent at any time, Requisite Lenders will confirm in writing Agent's authority to release the Security Documents with respect to any Borrowing Base Property pursuant to SECTION 3.2 or as otherwise permitted hereunder or under any other Loan Document. Agent shall not be required to execute any document to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon any Collateral if, in Agent's opinion, such document would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower in respect of) any Property which shall continue to constitute part of the Collateral.

          (c) Except as provided in this Agreement, Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.


          (d) Should Agent (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any Collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or Lien on any of the Collateral, or
(ii) commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, irrespective of whether as a result thereof Agent shall acquire title to any Collateral, either through foreclosure, deed in lieu of foreclosure or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such advice or other representation, enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower; PROVIDED that Agent shall not be entitled to reimbursement of its attorneys' fees and expenses incurred in connection with the resolution of disputes between Agent and other Lenders unless Agent shall be the prevailing party in any such dispute. Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Shares. It is understood and agreed that in the event Agent determines it is necessary to engage counsel for Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by Agent.

          (e) In the event that all or any portion of the Collateral is acquired by Agent as the result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of Borrower's obligations, title to any such Collateral or any portion thereof shall be held in the name of Agent or a nominee or subsidiary of Agent, as agent, for the ratable benefit of Agent and Lenders. Agent shall prepare a recommended course of action for such Collateral (the "Post-Foreclosure Plan"), which shall be subject to the approval of the Requisite Lenders. In the event that Requisite Lenders do not approve such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Agent, and Agent shall submit any and all such additional Post-Foreclosure Plans to the Lenders for evaluation and the approval of Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral; actions taken by Agent with respect to the Collateral, which are not provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the consent of Requisite Lenders by way of supplement to such Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Agent pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Agent shall render or cause to be rendered by the management agent, to each of the Lenders, monthly, an income and expense statement for such Collateral, and each of the Lenders shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Agent shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Agent shall, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. Lenders acknowledge that if title to any Collateral is obtained by Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Agent, as agent for Lenders, as the beneficiary or
mortgagee.   In such case, Agent and Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this ARTICLE 11 insofar as the same is appropriate or applicable.

          (f) In connection with the foreclosure or acceptance of a deed or assignment in lieu of foreclosure of any Borrowing Base Property, the Agent shall obtain a phase I environmental assessment, and such other environmental studies or reports as the Agent deems appropriate, of such Borrowing Base Property.

     11.12 LENDER ACTIONS AGAINST COLLATERAL. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower, the REIT or any other obligor hereunder, under the Security Documents or under any other Loan Documents with respect to exercising claims against or rights in any Collateral without the consent of Requisite Lenders.

     11.13 RATABLE SHARING. Subject to SECTIONS 11.3 and 11.4, Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of the Obligations, or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its Pro Rata Share of the payments on account of the Obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; PROVIDED, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 11.13 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. No Lender shall exercise any setoff, banker's lien or other similar right in respect to any Obligations without the prior written approval by Agent.

     11.14 DELIVERY OF DOCUMENTS. Agent shall, as soon as reasonably practicable, distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof, or at such other address as a Lender may request in writing, (i) copies of all documents to which such Lender is a party or of which such Lender is a beneficiary, (ii) all documents of which Agent receives copies from Borrower pursuant to SECTIONS 6.1 and 12.6, (iii) all other documents or information which Agent is required to send to Lenders pursuant to the terms of this Agreement, (iv) all other information or documents received by Agent at the request of any Lender, and (v) all notices received by Agent pursuant to SECTION 6.2. In addition, within fifteen (15) Business Days after receipt of a request in writing from a Lender for written information or documents provided by or prepared by Borrower, the REIT or any Consolidated Entity, Agent shall deliver such written information or documents to such requesting Lender if Agent has possession of such written information or documents in its capacity as Agent or as a Lender.

     11.15 NOTICE OF EVENTS OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default (other than nonpayment of principal of or interest on the Advances) unless Agent has received notice in writing from a Lender or Borrower describing such event or condition and expressly stating that such notice is a notice of an Unmatured Event of Default or Event of Default. Should Agent receive such notice of the occurrence of an Unmatured Event of Default or Event of Default, or should Agent send Borrower a notice of Unmatured Event of Default or Event of Default, Agent shall promptly give notice thereof to each Lender. Any Lender which has or acquires actual knowledge of an Unmatured Event of Default or Event of Default shall promptly give written notice thereof to Agent.

                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 EXPENSES.

          (a) GENERALLY. Borrower agrees to pay, or reimburse Agent for, within seven (7) days after receipt of written demand, all of Agent's external audit, legal, appraisal, valuation and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the fees and charges of outside appraisers and reasonable fees, expenses and disbursements of Agent's internal appraisers, environmental advisors or legal counsel) incurred by Agent at any time (whether prior to, on or after the date of this Agreement) in connection with (i) its own audit and investigation of Borrower, the REIT and the Borrowing Base; (ii) the negotiation, preparation and execution of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE 4), the Security Documents and the other Loan Documents and the making of the Advances; (iii) the review and, if applicable, acceptance of additional Borrowing Base Properties, including appraisal fees, title charges, recording fees and reasonable attorneys' fees and costs incurred in connection therewith; (iv) the creation, perfection or protection of the Agent's Liens on the Collateral (including, without limitation, any fees and expenses for title and lien searches, local counsel in various jurisdictions, filing and recording fees and taxes, duplication costs and corporate search fees); (v) review and investigation of Real Property which is proposed for inclusion within the Unencumbered Pool and Unencumbered Assets within the Unencumbered Pool;
(vi) administration of this Agreement, the other Loan Documents, the Advances and the Collateral, including, without limitation, consultation with attorneys in connection therewith and obtaining periodic Appraisals of the Borrowing Base Properties; (vii) syndication of assignments of and participations in this Agreement and the other Loan Documents; and (viii) the protection, collection or enforcement of any of the Obligations or the Collateral, including Protective

Advances. Notwithstanding the foregoing, Borrower shall be obligated to reimburse Agent for fees and charges of outside and internal appraisers only as to Appraisals performed as follows:

               (i) In connection with initial consideration of a Property for inclusion as a Borrowing Base Property pursuant to Section 3.1;

               (ii) In connection with extension of the Maturity Date pursuant to Section 2.1(e);

               (iii) In connection with any Appraisal performed at the request of Borrower;

               (iv) In connection with any Appraisal performed following the occurrence and during the continuance of an Event of Default or an Unmatured Event of Default;

               (v) In connection with any Appraisal performed after a material adverse change occurs, as determined by Agent in its discretion, with respect to a Borrowing Base Property, including, without limitation, a material deterioration in the Property NOI of a Borrowing Base Property (including the actual loss without replacement of a Major BBP Lease), or a major casualty, condemnation, contamination or violation of any material Requirements of Law; or

               (vi) In connection with any Appraisal the performance of which is necessary in order to comply with Requirements of Law applicable to any Lender.

          (b) AFTER EVENT OF DEFAULT. Borrower further agrees to pay, or reimburse Agent and Lenders, for all reasonable out-of-pocket costs and expenses, including, without limitation, the reasonable attorneys' fees and disbursements of one law firm incurred by Agent or Lenders after the occurrence and during the continuance of an Event of Default (i) in enforcing any Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connec-tion with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower or the REIT and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral; or (vi) in attempting to enforce or enforcing any Lien in any of the Collateral or any other rights under the Security Documents.

     12.2 INDEMNITY. Borrower further agrees to defend, protect, indemnify and hold harmless Agent, each and all of the Lenders, each of their respective Affiliates and each of the respective officers, directors, employees, agents, attorneys and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE 4) of each of the foregoing (collectively called the "Indemnitees") from and against any and all Liabilities and Costs imposed on, incurred by, or asserted against such Indemnitees (whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or in equity, and based upon contract or otherwise, including any liability and costs arising as a result of a "prohibited transaction" under ERISA to the extent arising from or in connection with the past, present or future operations of the REIT or Borrower or their respective predecessors in interest) in any manner relating to or arising out of this Agreement, the Security Documents or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of and participation in the Advances and the management of the Advances, or the use or intended use of the proceeds of the Advances (collectively, the "Indemnified Matters"); PROVIDED, HOWEVER, that Borrower shall have no obligation to an Indemnitee hereunder with respect to (a) matters for which such Indemnitee has been compensated pursuant to or for which an exemption is provided in

SECTION 2.4(g) or any other provision of this Agreement, and (b) Indemnified Matters to the extent caused by or resulting from the willful misconduct or gross negligence of that Indemnitee, as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of, all Indemnified Matters incurred by the Indemnitees.

     12.3 CHANGE IN ACCOUNTING PRINCIPLES AND "FUNDS FROM OPERATIONS" DEFINITION. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Agent pursuant to the terms hereof are hereinafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the REIT or Borrower with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the REIT and the Consolidated Entities shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Requisite Lenders, to so reflect such change in accounting principles. The definition of "Funds from Operations" set forth in
Article 1 is based upon the definition of "Funds From Operations" promulgated by the National Association of Real Estate Investment Trusts and effective as of January 1, 1996 (the "NAREIT Definition"). If the NAREIT Definition is modified after the date of this Agreement, the parties hereto agree to enter into negotiations if any party so requests in order to amend the definition of "Funds from Operations" set forth in this Agreement to make it consistent with the modified NAREIT Definition; PROVIDED, HOWEVER, that no change in such definition of "Funds from Operations" shall be given effect until such definition is amended, in a manner satisfactory to Requisite Lenders, to so reflect such modification in the NAREIT Definition of "Funds From Operations"; and PROVIDED FURTHER, HOWEVER, that if the effect of such change in the definition of "Funds from Operations" is to restrict the amount of distributions permitted under this Agreement to amounts less than what are required to maintain the REIT's status as a real estate investment trust under the Code, then Borrower shall be permitted to make the minimum distribution necessary to maintain the REIT's status as a real estate investment trust under the Code so long as such distribution would have been permitted under the "Funds from Operations" definition in effect as of the Closing Date.

     12.4 AMENDMENTS AND WAIVERS. (a) No amendment or modification of any provision of this Agreement shall be effective without the written agreement of Requisite Lenders (after notice to all Lenders) and Borrower (except for amendments to SECTION 11.4(a) which do not require the consent of Borrower), and
(b) no termination or waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom (except as expressly provided in SECTION 11.11(a) with respect to waivers of late fees), shall in any event be effective without the written concurrence of Requisite Lenders (after notice to all Lenders), which Requisite Lenders shall have the right to grant or withhold at their sole discretion, EXCEPT THAT the following amendments, modifications or waivers shall require the consent of all Lenders:

               (i) increasing the Line A Commitment and/or the Line B Commitment or any Lender's Commitment;

             (ii) changing the principal amount or final maturity of the Advances or otherwise changing the Maturity Date (except as provided in SECTION 2.1(e));

            (iii)  reducing the interest rates applicable to the Advances;

             (iv) reducing the rates on which fees payable pursuant hereto are determined;

               (v) forgiving or delaying any amount payable or receivable under
     ARTICLE 2 (other than late fees in accordance with SECTION 11.11(a));

             (vi) changing the definition of "Requisite Lenders", "Loan Availability", "Pro Rata Shares" or "Borrowing Base Value";

            (vii)  changing any provision contained in this SECTION 12.4;

           (viii) releasing any obligor under any Loan Document or any Collateral, unless such release is otherwise required or permitted by the terms of this Agreement, including SECTION 11.11(b);

             (ix) amending or otherwise modifying the Guaranty and/or any Environmental Indemnity; or

               (x) consenting to assignment by Borrower of all of its duties and Obligations hereunder pursuant to SECTION 12.14.

No amendment, modification, termination or waiver of any provision of ARTICLE 11 or any other provision referring to Agent shall be effective without the written concurrence of Agent, but only if such amendment, modification, termination or waiver alters the obligations or rights of Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 12.4 shall be binding on each assignee, transferee or recipient of Agent's or any Lender's Commitment under this Agreement or the Advances at the time outstanding. Borrower shall be entitled to rely on any amendment or waiver executed by the Agent on behalf of the Lenders provided that Agent certifies to Borrower that Agent obtained the approvals or consents required under this Agreement of Requisite Lender or all Lenders, as the case may be.

     12.5 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists, and if a particular action or condition is expressly permitted under any covenant, unless expressly limited to such covenant, the fact that it would not be permitted under the general provisions of another covenant shall not constitute an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

     12.6 NOTICES AND DELIVERY. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy (or on the next Business Day if such telecopy is received on a non-Business Day or after 5:00 p.m. on a Business Day) or four
(4) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to Agent pursuant to ARTICLE 2 shall not be effective until received by Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this SECTION 12.6) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All deliveries to be made to Agent for distribution to the Lenders shall be made to Agent at the address specified for notice on the signature page hereto and in addition, a sufficient number of copies of each such delivery shall be delivered to Agent for delivery to each Lender at the address specified for deliveries on the signature page hereto or such other address as may be designated by Agent in a written notice.

     12.7 SURVIVAL OF WARRANTIES, INDEMNITIES AND AGREEMENTS. All agreements, representations, warranties and indemnities made or given herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Advances hereunder and such indemnities shall survive termination hereof.

     12.8 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

     12.9 MARSHALING; RECOURSE TO SECURITY; PAYMENTS SET ASIDE. Neither any Lender nor Agent shall be under any obligation to marshall any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. Recourse to security shall not be required at any time. To the extent that Borrower makes a payment or payments to Agent or the Lenders or Agent or the Lenders enforce their Liens or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     12.10 SEVERABILITY. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby, PROVIDED, HOWEVER, that if the rates of interest or any other amount payable hereunder, or the collectibility thereof, are declared to be or become invalid, illegal or unenforceable, Lenders' obligations to make Advances shall not be enforceable.

     12.11 HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     12.12 GOVERNING LAW; WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA. TO THE EXTENT PERMITTED BY LAW, BORROWER EXPRESSLY WAIVES ANY AND ALL BENEFITS OR DEFENSES WHICH MIGHT OTHERWISE BE AVAILABLE TO BORROWER UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726, OR ANY OF SUCH SECTIONS OR ANY SIMILAR OR CORRESPONDING "ONE ACTION" OR "ANTI-DEFICIENCY" LAWS OR STATUTES, NOW OR HEREAFTER IN EFFECT, IN ANY STATE OTHER THAN CALIFORNIA IN WHICH ANY OF THE COLLATERAL MAY BE LOCATED.

     12.13 LIMITATION OF LIABILITY. To the extent permitted by applicable law, no claim may be made by Borrower, any Lender or any other Person against Agent or any Lender, or the affiliates, directors, officers, employees, attorneys or agents of any of them, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Borrower and each Lender hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     12.14 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Agent and Lenders. The terms and provisions of this Agreement shall inure to the benefit of any permitted assignee or transferee of the Advances and the Commitments of Lenders under this Agreement, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Agent and Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrower's rights or any interest therein hereunder, and Borrower's duties and Obligations hereunder, shall not be assigned or otherwise transferred without the consent of all Lenders.

     12.15 CONSENT TO JURISDICTION AND SERVICE OF PROCESS: WAIVER OF JURY TRIAL. EXCEPT WITH RESPECT TO FORECLOSURE PROCEEDINGS AGAINST ANY COLLATERAL WHICH BY REQUIREMENT OF LAW MUST BE BROUGHT IN THE JURISDICTION WHERE SUCH COLLATERAL IS LOCATED, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE AND ALL JUDICIAL PROCEEDINGS BROUGHT BY BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION HAVING SITUS WITHIN THE BOUNDARIES OF THE FEDERAL COURT DISTRICT OF THE SOUTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE SIGNATURE PAGES HEREOF. BORROWER, AGENT AND LENDERS IRREVOCABLY WAIVE (A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (B) ANY OBJECTION (INCLUDING WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING

OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     12.16 COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all of which, taken together, shall constitute but one and the same instrument. This Agreement shall become effective when (i) Borrower, the initial Lenders and Agent have duly executed and delivered signature pages of this Agreement to each other (delivery by Borrower to Lenders and by any Lender to Borrower and any other Lender being deemed to have been made by delivery to Agent) and (ii) Agent has received all fees due under the Agent Letter. Agent shall send written confirmation of the Closing Date to Borrower and each other Lender promptly following the occurrence thereof. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually and directly inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

     12.17 PERFORMANCE OF OBLIGATIONS. Borrower agrees that Agent may, but shall have no obligation to, make any payment or perform any act required of Borrower under any Loan Document which Borrower has failed to make or do or take any other action which Agent in its discretion reasonably deems necessary or desirable to protect or preserve the Collateral, including without limitation, any action to (i) pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral, and (ii) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof.

     12.18 CONSTRUCTION. The parties to this Agreement acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

     12.19 ENTIRE AGREEMENT. This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Agent, embodies the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof.

     12.20  ASSIGNMENTS AND PARTICIPATIONS.

          (a) After first obtaining the approval of Agent and Borrower (other than upon the occurrence and during the continuance of any Event of Default), which approval will not be unreasonably withheld, each Lender may assign to one or more banks or financial institutions, all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment and the Advances owing to it) and other Loan Documents; PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and other Loan Documents, and the assignment shall cover the same percentage of such Lender's Commitment and Advances, (ii) the aggregate amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than Ten Million Dollars ($10,000,000) and shall be an integral multiple of One Million Dollars ($1,000,000), (iii) the parties to each such assignment shall execute and deliver to Agent, for its approval and acceptance, an Assignment and Assumption, and (iv) Agent shall receive from the assignor a processing fee of Three Thousand Dollars ($3,000). Without restricting the right of Borrower or Agent to reasonably object to any bank or financial institution becoming an assignee of an interest of a Lender hereunder, each proposed assignee must be an existing Lender or a bank or financial institution which (A) has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior unsecured debt obligations of not less than Baa-2 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to Agent and (B) has total assets in excess of Ten Billion Dollars ($10,000,000,000). Unless Agent or Borrower gives written notice to the assigning Lender that it objects to the proposed assignment (together with a written explanation of the reasons behind such objection) within ten (10) Business Days following receipt of the assigning Lender's written request for approval of the proposed assignment, Agent or Borrower, as the case may be, shall be deemed to have approved such assignment. Upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment and Assumption, (X) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder, and (Y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement.

          (b) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the REIT or Borrower or the performance or observance by the REIT or Borrower of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial state-ments referred to in ARTICLE 5 or delivered pursuant to ARTICLE 6 to the date of such assignment and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (c) Agent shall maintain, at its address referred to on the counterpart signature pages hereof, a copy of each Assignment and Assumption delivered to and accepted by it and shall record in the Loan Account the names and addresses of each Lender and the Commitment of, and principal amount of the Advances owing to, such Lender from time to time. Borrower, Agent and Lenders may treat each Person whose name is recorded in the Loan Account as a Lender hereunder for all purposes of this Agreement.

          (d) Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee approved by Agent and Borrower as provided in
SECTION 12.20(a), Agent shall, if such Assignment and Assumption has been properly completed and is in substantially the form of EXHIBIT A, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Loan Account, and (iii) give prompt notice thereof to Borrower. Upon request, Borrower will execute and deliver to Agent an appropriate replacement promissory note or replacement promissory notes in favor of each assignee (and assignor, if such assignor is retaining a portion of its Commitment and Advances) reflecting such assignee's (and assignor's) Commitment. Upon execution and delivery of such replacement promissory notes the original promissory note or notes evidencing all or a portion of the Commitments and Advances being assigned shall be canceled and returned to Borrower.

          (e) Each Lender may sell participations to one or more banks or other financial institutions in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it) and the other Loan Documents; PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose,
(iv) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Lender's Commitment as it then exists and shall not restrict or increase in the Line A Commitment and/or the Line B Commitment, or in the granting Lender's Commitment, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents and the holder of any such participation shall not be entitled to voting rights under their participation agreement except for voting rights with respect to (A) increases in the Line A Commitment and/or
Line B Commitment; (B) extensions of the Maturity Date (except as provided in
SECTION 2.1(e)); (C) decreases in the interest rates or fees described in this Agreement; and (D) the release of all or substantially all of the Collateral, except as specifically authorized in SECTIONS 3.2 and 11.11.

          (f) Borrower will use reasonable efforts to cooperate with Agent and Lenders in connection with the assignment of interests under this Agreement or the sale of participations herein.

          (g) Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including SECTION 12.20, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Lender from its obligations thereunder. To facilitate any such pledge or assignment, Agent shall, at the request of such Lender, enter into a letter agreement with the Federal Reserve Bank in substantially the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating Circular No. 12.

          (h) Anything in this Agreement to the contrary notwithstanding, any Lender may assign all or any portion of its rights and obligations under this Agreement to another branch or Affiliate of such Lender without first obtaining the approval of Agent and Borrower, PROVIDED that (i) at the time of such assignment such Lender is not a Defaulting Lender, (ii) such Lender gives Agent and Borrower at least fifteen (15) days' prior written notice of any such assignment, (iii) the parties to each such assignment execute and deliver to Agent an Assignment and Assumption, and (iv) Agent receives from assignor a processing fee of Three Thousand Dollars ($3,000).

          (i) No assignee of any rights and obligations under this Agreement shall be permitted to subassign such rights and obligations.

          (j) No Lender shall be permitted to assign or sell all or any portion of its rights and obligations under this Agreement to Borrower or any Affiliate of Borrower.

          (k) Wells Fargo agrees that, so long as Wells Fargo is the Agent under this Agreement, it will not assign all or any portion of its rights and obligations under this Agreement if, after giving effect to such assignment or sale, Wells Fargo's Commitment would be less than that of any other Lender.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date set forth above.


BORROWER:                          ARDEN REALTY LIMITED
                                   PARTNERSHIP, a Maryland limited partnership

                                   By:  ARDEN REALTY, INC.,
                                        a Maryland corporation,
                                        Its sole general partner


                                        By /s/ Diana M Laing
                                           -------------------------------------
                                           Diana Laing
                                           Its Chief Financial Officer



                                   ADDRESS FOR NOTICE AND DELIVERY:

                                   Arden Realty Limited Partnership
                                   9100 Wilshire Boulevard, Suite 700
                                   Beverly Hills, CA  90212
                                   Attention:  Ms. Diana Laing

                                   Tel: (310) 271-8600
                                   Fax: (310) 274-6218

AGENT:                            WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                  Agent


                                  By /s/ Andrew Downs
                                     ---------------------
                                       Andrew Downs
                                       Its Vice President


                                  ADDRESS FOR NOTICE AND DELIVERY:

                                  Wells Fargo Bank, N.A.
                                  Real Estate Group
                                    MAC 2064-129
                                  333 South Grand Avenue, 12th Floor
                                  Los Angeles, California 90071
                                  Attention:  Mr. Andrew Downs

                                  Tel: (213) 253-7344
                                  Fax: (213) 620-1460

LENDERS:                          WELLS FARGO BANK, NATIONAL ASSOCIATION, as a
                                  Lender


                                  By /s/ Andrew Downs
                                     ----------------------
                                       Andrew Downs
                                       Its Vice President


                                  ADDRESS FOR NOTICE AND DELIVERY:

                                  Wells Fargo Bank, N.A.
                                  Real Estate Group
                                    MAC 2064-129
                                  333 South Grand Avenue, 12th Floor
                                  Los Angeles, California 90071
                                  Attention:  Mr. Andrew Downs

                                  Tel: (213) 253-7344
                                  Fax: (213) 620-1460

                                  Pro Rata Share:  20.0%
                                  Loan Commitment: $30,000,000


                                  LIBOR OFFICE:

                                  Real Estate Group
                                  Disbursement Center
                                  2120 East Park Place, Suite 100
                                  El Segundo, California 90245
                                  Attention:  Ms. Ann Colvin

                                  Tel: (310) 335-9458
                                  Fax: (310) 615-1014

                                  COMMERZBANK AG,
                                  LOS ANGELES BRANCH


                                  By /s/ Wolter Mehring
                                     ----------------------
                                       Its Vice President
                                           ----------------

                                  By /s/ Carl Kemmerer
                                     ----------------------
                                       Its Assistant Treasurer
                                           -------------------


                                  ADDRESS FOR NOTICE AND DELIVERY:

                                  660 South Figueroa Street, Suite 1450
                                  Los Angeles, CA  90017
                                  Attention:  Mr. Walter Mehring/
                                              Carl Kemmerer

                                  Tel: (213) 623-8223
                                  Fax: (213) 623-0039

                                  Pro Rata Share:  11.33333333%
                                  Loan Commitment: $17,000,000


                                  LIBOR OFFICE:

                                  660 South Figueroa Street, Suite 1450
                                  Los Angeles, CA  90017
                                  Attention:  Mr. Walter Mehring/
                                              Carl Kemmerer

                                  Tel: (213) 623-8223
                                  Fax: (213) 623-0039

                                  DRESDNER BANK AG,
                                  New York Branch and
                                  Grand Cayman Branch


                                  By /s/ Thomas J. Nadramia
                                     ----------------------
                                       Its Vice President
                                           ----------------

                                  By /s/ John S. Runnion
                                     ----------------------
                                       Its Vice President
                                           ----------------

                                  ADDRESS FOR NOTICE AND DELIVERY:

                                  Dresdner Bank AG
                                  333 South Grand Avenue, Suite 1700
                                  Los Angeles, CA  90071
                                  Attention:  Mr. Vitol Wiacek

                                  Tel: (213) 473-5422
                                  Fax: (213) 473-5450

                                  Pro Rata Share:  6.66666667%
                                  Loan Commitment: $10,000,000


                                  LIBOR OFFICE:

                                  75 Wall Street
                                  New York, NY  10005
                                  Attention:  Mr. Robert Reddington

                                  Tel:  (212) 429-2269
                                  Fax:  (212) 429-2130

                                  FLEET NATIONAL BANK


                                  By /s/ Eben R. Myrik
                                     ----------------------
                                       Its Vice President
                                           ----------------

                                  ADDRESS FOR NOTICE AND DELIVERY:

                                  Fleet National Bank
                                  111 Westminster Street
                                  Suite 800 - RIM0215
                                  Providence, RI  02903
                                  Attention:  Mr. Randy Myrick

                                  Tel: (401) 278-3745
                                  Fax: (401) 278-5166

                                  Pro Rata Share:  12.66666667%
                                  Loan Commitment: $19,000,000


                                  LIBOR OFFICE:

                                  111 Westminster Street, Suite 800
                                  Providence, RI  02906
                                  Attention:  Ms. Carol Rooney

                                  Tel:  (401) 278-3949
                                  Fax:  (401) 278-5166

                                  KEYBANK NATIONAL ASSOCIATION


                                  By /s/ Laird A. Fairchild
                                     ----------------------
                                       Its Assist. Vice President
                                           ----------------------

                                  ADDRESS FOR NOTICE AND DELIVERY:

                                  KeyBank National Association
                                  127 Public Square, 6th Floor
                                  Cleveland, OH  44112-1306
                                  Attention:  Mr. Michael D. Mitro

                                  Tel: (216) 689-4845
                                  Fax: (216) 689-3566

                                  Pro Rata Share:  11.33333333%
                                  Loan Commitment: $17,000,000


                                  LIBOR OFFICE:

                                  127 Public Square
                                  Cleveland, OH  44112-1306
                                  Attention:  Ms. Joyce Fields

                                  Tel:  (216) 689-4429
                                  Fax:  (216) 689-3566

                                  MANUFACTURERS BANK


                                  By /s/ Cheryl Paller
                                     ----------------------
                                       Its Senior Vice President
                                           ---------------------

                                  ADDRESS FOR NOTICE AND DELIVERY:

                                  Manufacturers Bank
                                  515 South Figueroa Street
                                  Suite 1230
                                  Los Angeles, CA  90071
                                  Attention:  Mr. Dana L. Morken

                                  Tel: (213) 489-8841
                                  Fax: (213) 489-6244

                                  Pro Rata Share:  5.33333333%
                                  Loan Commitment: $8,000,000


                                  LIBOR OFFICE:

                                  515 South Figueroa Street, Suite 1230
                                  Los Angeles, CA  90071
                                  Attention:  Ms. Maureen Chin-Lau

                                  Tel:  (213) 489-8837
                                  Fax:  (213) 489-6244

                                  UNION BANK OF CALIFORNIA, N.A.


                                  By /s/ Annette Billingsley
                                     -----------------------
                                       Its Vice President
                                           ----------------

                                  ADDRESS FOR NOTICE AND DELIVERY:

                                  Union Bank of California NA
                                  Real Estate Industries Group
                                  350 California Street
                                  San Francisco, CA  94120
                                  Attention:  Annette Billingsley

                                  Tel: (415) 705-5075
                                  Fax: (415) 433-7438

                                  Pro Rata Share:  12.66666667%
                                  Loan Commitment: $19,000,000


                                  LIBOR OFFICE:

                                  280 Pringle Avenue, Suite 250
                                  Walnut Creek, CA  94596
                                  Attention:  Ms. Liz Donnelly

                                  Tel:  (510) 947-2469
                                  Fax:  (510) 947-2497

                                  THE FIRST NATIONAL BANK OF CHICAGO


                                  By /s/ Kevin L. Gillen
                                     ----------------------
                                       Its Corporate Banking Officer
                                           -------------------------

                                  ADDRESS FOR NOTICE AND DELIVERY:

                                  The First National Bank of Chicago
                                  One First National Plaza
                                  Suite 0151
                                  Chicago, IL  60670-0151
                                  Attention:  Mr. Kevin L. Gillen

                                  Tel: (312) 732-1486
                                  Fax: (312) 732-1117

                                  Pro Rata Share:  10.0%
                                  Loan Commitment: $15,000,000


                                  LIBOR OFFICE:

                                  One First National Plaza, Suite 0318
                                  Chicago, IL  60670
                                  Attention:  Ms. Maria Torres
                                              Mr. Bob Rodzon

                                  Tel:  (312) 732-7825 or 732-5097
                                  Fax:  (312) 732-1582

                                  PNC BANK, N.A.


                                  By /s/ David C. Martens
                                     ----------------------
                                       Its Assistant Vice President
                                           ------------------------

                                  ADDRESS FOR NOTICE AND DELIVERY:

                                  PNC Bank, N.A.
                                  Real Estate Banking, 19th Floor
                                  One PNC Plaza
                                  249 Fifth Avenue
                                  Pittsburgh, PA  15222-2707
                                  Attention:  Mr. David C. Martens

                                  Tel: (412) 762-8597
                                  Fax: (412) 762-6500

                                  Pro Rata Share:  10.0%
                                  Loan Commitment: $15,000,000


                                  LIBOR OFFICE:

                                  249 Fifth Avenue, PI-POPP-19-2
                                  Pittsburgh, PA  15222
                                  Attention:  Ms. Jan Dotchin

                                  Tel:  (412) 762-3986
                                  Fax:  (412) 762-6500